EQUITY PURCHASE AGREEMENT AMONG STERIS CORPORATION, HUFRIEDY GROUP HOLDING LLC AND SOLELY WITH RESPECT TO SECTION 2.10, HU-FRIEDY MFG. CO., LLC, AND CROSSTEX INTERNATIONAL, INC. _______________________ Dated as of April 10, 2024

2 TABLE OF CONTENTS Page Article I DEFINITIONS ............................................................................................................... 6 Section 1.1 Definitions............................................................................................ 6 Section 1.2 Other Defined Terms ......................................................................... 24 Article II PURCHASE AND SALE; CLOSING ........................................................................ 27 Section 2.1 Purchase and Sale .............................................................................. 27 Section 2.2 Closing Date....................................................................................... 27 Section 2.3 Closing Deliveries. ............................................................................. 27 Section 2.4 Adjustments to Base Purchase Price. ................................................. 29 Section 2.5 Purchase Price Allocation. ................................................................. 32 Section 2.6 Withholding ....................................................................................... 33 Section 2.7 Earnout. .............................................................................................. 34 Section 2.8 Deferred Purchase Price. .................................................................... 35 Section 2.9 Total Purchase Price .......................................................................... 35 Section 2.10 Purchased Entity Limited Guarantee.. ............................................... 35 Article III REPRESENTATIONS AND WARRANTIES OF SELLER ................................... 36 Section 3.1 Organization, Standing and Power. ................................................... 36 Section 3.2 Purchased Entities and Transferred Entities ...................................... 36 Section 3.3 Authority; Execution and Delivery; Enforceability ........................... 37 Section 3.4 No Conflicts; Consents; Governmental Authorization ...................... 37 Section 3.5 Financial Statements. ......................................................................... 37 Section 3.6 Absence of Undisclosed Liabilities ................................................... 38 Section 3.7 Absence of Changes or Events .......................................................... 39 Section 3.8 Title to and Sufficiency of Assets ...................................................... 39 Section 3.9 Intellectual Property Rights ............................................................... 39 Section 3.10 Information Technology; Data Protection. ........................................ 41 Section 3.11 Real Property. .................................................................................... 43 Section 3.12 Material Contracts. ............................................................................. 43 Section 3.13 Compliance with Applicable Laws; Permits...................................... 46 Section 3.14 Government Contracts ....................................................................... 47 Section 3.15 Environmental Matters....................................................................... 47

3 Section 3.16 Proceedings ........................................................................................ 48 Section 3.17 Taxes. ................................................................................................. 48 Section 3.18 Labor Relations; Employees and Benefit Plans. ................................ 50 Section 3.19 Intercompany Agreements ................................................................. 54 Section 3.20 Insurance ............................................................................................ 54 Section 3.21 Product Liability; Warranties ............................................................. 55 Section 3.22 FDA and Health Care Matters. .......................................................... 55 Section 3.23 Brokers ............................................................................................... 57 Section 3.24 Affiliate Transactions......................................................................... 57 Section 3.25 Material Customers and Suppliers. .................................................... 58 Section 3.26 Exclusivity of Representations and Warranties ................................. 58 Article IV REPRESENTATIONS AND WARRANTIES OF PURCHASER ........................... 58 Section 4.1 Organization, Standing and Power .................................................... 58 Section 4.2 Authority; Execution and Delivery; Enforceability ........................... 58 Section 4.3 No Conflicts; Consents; Governmental Authorization ...................... 59 Section 4.4 Financial Ability to Perform. ............................................................. 59 Section 4.5 Guarantee ........................................................................................... 61 Section 4.6 Proceedings ........................................................................................ 61 Section 4.7 Brokers ............................................................................................... 61 Section 4.8 Investigation ....................................................................................... 61 Section 4.9 Securities Act ..................................................................................... 61 Section 4.10 Solvency ............................................................................................. 62 Section 4.11 No Competitive Assets ...................................................................... 62 Section 4.12 Exclusivity of Representations and Warranties ................................. 62 Section 4.13 Acknowledgment of No Other Representations or Warranties. ........ 63 Article V COVENANTS ............................................................................................................. 64 Section 5.1 Efforts. ............................................................................................... 64 Section 5.2 Covenants Relating to Conduct of Business. ..................................... 66 Section 5.3 Confidentiality ................................................................................... 70 Section 5.4 Access to Information. ....................................................................... 70 Section 5.5 Publicity ............................................................................................. 72 Section 5.6 Employee Matters. ............................................................................. 72 Section 5.7 Reserved. ............................................................................................ 79

4 Section 5.8 Names Following Closing.................................................................. 79 Section 5.9 Payments from Third Parties. ............................................................ 79 Section 5.10 R&W Insurance Policy ...................................................................... 80 Section 5.11 Termination of Intercompany Balances and Intercompany Agreements. ....................................................................................... 80 Section 5.12 Directors' and Officers' Indemnification ............................................ 81 Section 5.13 Financing............................................................................................ 81 Section 5.14 Financing Cooperation. ...................................................................... 83 Section 5.15 Misallocated Assets. .......................................................................... 86 Section 5.16 Acknowledgment of Pre-Closing Services ........................................ 86 Section 5.17 Further Assurances............................................................................. 87 Section 5.18 Post-Closing License to the Transferred Entities. .............................. 87 Section 5.19 Pre-Closing Actions ........................................................................... 88 Section 5.20 Restrictive Covenants. ....................................................................... 88 Section 5.21 Insurance ............................................................................................ 91 Article VI CERTAIN TAX MATTERS ..................................................................................... 92 Section 6.1 Cooperation and Exchange of Information. ....................................... 92 Section 6.2 Transfer Taxes ................................................................................... 94 Section 6.3 Tax Sharing Agreements.................................................................... 94 Section 6.4 Tax Treatment of Payments ............................................................... 94 Section 6.5 Elections and Post-Closing Actions. .................................................. 94 Section 6.6 Tax Returns. ....................................................................................... 96 Article VII CONDITIONS PRECEDENT ................................................................................. 98 Section 7.1 Conditions to Each Party's Obligations to Close ............................... 98 Section 7.2 Conditions to Obligations of Purchaser to Close ............................... 99 Section 7.3 Conditions to Obligations of Seller to Close ..................................... 99 Article VIII TERMINATION; EFFECT OF TERMINATION ............................................... 100 Section 8.1 Termination ...................................................................................... 100 Section 8.2 Effect of Termination. ...................................................................... 101 Article IX GENERAL PROVISIONS ...................................................................................... 102 Section 9.1 Entire Agreement ............................................................................. 102 Section 9.2 Survival ............................................................................................ 103 Section 9.3 Assignment ...................................................................................... 103

Section 9.4	Amendments and Waivers	103
Section 9.5	No Third-Party Beneficiaries	103
Section 9.6	Notices	103
Section 9.7	Non-Recourse	104
Section 9.8	Releases	105
Section 9.9	Specific Performance.	105
Section 9.10	Governing Law and Jurisdiction	106
Section 9.11	Waiver of Jury Trial	107
Section 9.12	Severability	107
Section 9.13	Counterparts	108
Section 9.14	Expenses	108
Section 9.15	Interpretation; Absence of Presumption	108
Section 9.16	Waiver of Conflicts Regarding Representation; Nonassertion of Attorney-Client Privilege.	109
Section 9.17	Certain Financing Provisions.	110
Section 9.18	Disclosure Schedules	111
Section 9.19	Currency Adjustments	111
Section 9.20	Specified Coverage..	111

EXHIBITS

Exhibit A	Form of Italy Equity Purchase Agreement
Exhibit B	Form of Purchaser Supply Agreement
Exhibit C	Form of Seller Supply Agreement
Exhibit D	Form of Transition Services Agreement
Exhibit E	Allocation Schedule

5

6 EQUITY PURCHASE AGREEMENT This EQUITY PURCHASE AGREEMENT, dated April 10, 2024 (this "Agreement"), is being entered into among STERIS Corporation, an Ohio corporation ("Seller"), HuFriedy Group Holding LLC, a Delaware limited liability company ("Purchaser "), and solely with respect to Section 2.10, Hu-Friedy Mfg. Co., LLC, a Delaware limited liability company ("Hu-Friedy"), and Crosstex International, Inc., a New York corporation ("Crosstex"). Seller and Purchaser are sometimes referred to in this Agreement individually as a "Party" and collectively as the "Parties." WHEREAS, Seller, through certain of its Subsidiaries, is engaged in, among other things, the Business (as defined herein); and WHEREAS, Seller desires to sell, or cause to be sold, to Purchaser, and Purchaser desires to purchase, from Seller or one of its Affiliates, all of the Purchased Entity Equity (as defined herein) upon the terms and subject to the conditions contained in this Agreement (the "Transaction"). NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, on the terms and subject to the conditions of this Agreement, Seller and Purchaser, intending to be legally bound, hereby agree as follows: ARTICLE I DEFINITIONS Section 1.1 Definitions. As used herein, the following terms have the meanings set forth below when capitalized: "Accrued Income Tax Liability" means an amount (which shall not be less than zero in respect of any jurisdiction, and shall be calculated in accordance with the Transaction Accounting Principles) equal to the sum of the aggregate liability for accrued but unpaid Income Taxes of the Transferred Entities for Pre-Closing Tax Periods; provided that, for purposes of calculating such amount (a) Taxes shall be determined in accordance with the past practices and accounting methods of the Transferred Entities, to the extent permitted by applicable Law, (b) any liabilities for accruals or reserves established or required to be established under GAAP methodologies for contingent Taxes or with respect to uncertain Tax positions shall not be treated as unpaid Taxes, (c) any items of income, expense, gain or loss solely attributable to any action taken by any Transferred Entity on the Closing Date after the Closing within control of Purchaser that is outside the ordinary course of business of the Transferred Entities and not otherwise contemplated by the Transaction Documents shall be disregarded, (d) unless otherwise included in the calculation of Working Capital, all overpayments of Income Tax, payments of estimated Income Tax and all current accrued Income Tax refunds or Tax credits, in each case, allocable to Pre-Closing Tax Periods that are, or will be, properly used under the governing Tax Law for each separate jurisdiction in question to offset Income Taxes of the Transferred Entities for Pre-Closing Tax Periods shall be taken into account as a reduction to such amount, (e) all Transaction Tax Deductions of the Transferred Entities shall be included as deductions in the calculation of

7 Accrued Income Tax Liability to the extent "more likely than not" deductible (or deductible at a higher confidence level) in the relevant Pre-Closing Tax Period, (f) in the case of the Straddle Period, the portion of that period ending on the Closing Date shall be treated as if it were a separate taxable period ending on the Closing Date, and Income Taxes allocable to such portion shall be determined consistent with the principles set forth in Section 6.6(d), (g) any Income Taxes of the Transferred Entity which is included in a consolidated, combined, unitary, or similar group Tax Return together with Seller or any of its Affiliates should not be treated as "Accrued Income Tax Liability," and (h) for the avoidance of doubt, no deferred Tax assets or deferred Tax liabilities shall be taken into account. "Affiliate" means, with respect to any Person, as of the time at which determination of affiliation is being made, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise. For the avoidance of doubt, Seller and its respective Affiliates shall not be deemed to be Affiliates of Purchaser or, from and after the Closing, of the Business or the Transferred Entities. "Anti-Corruption Laws" means all applicable Laws, relating to the prevention of corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 and all comparable and applicable state and foreign Laws related to the foregoing. "Approval" means any approval, authorization or consent of, filing with, notification to, or granting or issuance of any approval, consent, license, order, permit or waiver by any Person. "Base Purchase Price" means $782,000,000. "Baseline Measurement" means $408,120,716. "Benefit Plan" means each (a) "employee benefit plan," as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (b) bonus, commission, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, equity or equity- based, other forms of incentive compensation, retention, severance or change-in-control plans, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, post-employment retirement or health or welfare benefits, welfare benefit plans, and (c) each and every other written, formal or informal plan, agreement, program, policy or other arrangement providing employee benefits or other fringe benefits or any other benefits or compensation (i) that is entered into, sponsored, maintained or contributed to (or required to be contributed to) by any of the Transferred Entities, (ii) that is entered into, sponsored, maintained or contributed to (or required to be contributed to) by Seller or its Affiliates for the benefit of any Business Employee or directors, individual independent contractors or other individual service providers of the Transferred Entities or (iii) under or with respect to which any Transferred Entity has any Liability, in each case, excluding any plans, policies, or arrangements maintained by or to which contributions by an employer are mandated by a Governmental Entity.

8 "Business" means the business and operations of the "Dental" business segment as described and reported in the most recent annual report on Form 10-K filed by STERIS plc with the SEC and, without limiting the foregoing, includes the development, manufacturing, marketing, sale and distribution of instrumentation, infection prevention consumables and instrument management systems (including hand and electric-powered dental instruments, infection control products, conscious sedation, personal protective equipment and water quality products), in each case, for dental practitioners, dental schools, medical facilities, government institutions, education institutions and veterinary clinics. "Business Day" means any day, other than a Saturday, Sunday or day on which commercial banks are required or authorized to be closed in Cleveland, Ohio or Austin, Texas. "Business Employee" means each individual who (a) as of immediately prior to the Closing, is employed or engaged by any Transferred Entity or (b) is employed or engaged by Seller or one of its Affiliates (other than the Transferred Entities) and whose job responsibilities in the last 12 months (or such shorter period of their employment with Seller or its Affiliates (other than the Transferred Entities)) were primarily or exclusively dedicated to the Business, including all individuals set forth in Section 3.18(m) of the Disclosure Schedules and including, in each case of clauses (a) and (b), any individual who is on short-term or long-term disability or other approved leave of absence as of such time, but excluding the Excluded Employees. "Business IT Assets" means (i) Business Products and Business Product Data, and (ii) the computer systems (including the computer software, firmware and hardware), telecommunications, networks, peripherals, platforms, information, electronic data processing, servers, interfaces and other similar or related items of automated, computerized or software systems that are primarily related to the Business (the "Business Systems"). "Business Material Adverse Effect" means any occurrence, fact, condition, event, change, effect or development that, individually or in the aggregate, has had, or would be reasonably expected to (i) have a material adverse effect on the business, assets, properties, liabilities, condition (financial or otherwise) or results of operations of the Business, taken as a whole or (ii) prevent or materially impair the ability of Seller to consummate the Transaction pursuant to the terms of this Agreement; provided that solely for the purposes of Section 3.7(a), Section 7.2(a) and Section 7.2(c) no such occurrence, fact, condition, event, change, effect or development resulting or arising from or in connection with any of the following matters shall be deemed, either alone or in combination, to constitute or contribute to a Business Material Adverse Effect or otherwise be taken into account in determining whether a Business Material Adverse Effect has occurred: (a) the general conditions in the industries in which the Business operates, including competition in any of the geographic areas in which the Business operates; (b) political, economic, business, monetary, financial, securities, supply chain or capital or credit market conditions or trends (including inflation, deflation, or any changes in the rate of increase or decrease of inflation or deflation, interest or exchange rates or the price of commodities or raw materials), including with respect to government spending, budgets and related matters or the development, continuation or worsening of supply chain disruptions; (c) geopolitical conditions, trade wars, tariffs or sanctions, any act of civil unrest, war, sabotage or terrorism (including by cyberattack or otherwise), including any geopolitical dispute and conflict between the Russian Federation and Ukraine or Israel and Hamas, and any evolution or worsening thereof, and any outbreak or

9 escalation of hostilities involving the United States or any other country or the declaration by the United States or any other country or jurisdiction of a national emergency or war; (d) any natural disasters or weather developments, including earthquakes, hurricanes, tsunamis, typhoons, lightning, hail storms, blizzards, tornadoes, droughts, floods, cyclones, arctic frosts, mudslides and wildfires, acts of God, or any virus, pandemic (including COVID-19), epidemic or disease or similar force majeure events, including any material worsening of such conditions; (e) the failure of the financial or operating performance of the Business to meet internal, Purchaser or analyst projections, forecasts, milestones, estimates, guidance or budgets or financial or operating predictions of revenue, earnings, cash flow or cash position for any period (provided that this clause (e) shall not be construed as implying that Seller or any of its Affiliates is making any representation or warranty herein with respect to any internal, Purchaser or analyst projections, forecasts, milestones, estimates, guidance or budgets or financial or operating predictions of revenue, earnings, cash flow or cash position for any period, and provided further that any cause underlying such failure may be taken into account in determining whether a Business Material Adverse Effect has occurred unless excluded by another clause in this definition); (f) any failure to take actions due to Purchaser unreasonably withholding, delaying or conditioning its consent thereto in violation of Section 5.2(a) or Section 5.2(b) following the written request of Seller to take such action; (g) the announcement to the extent permitted by Section 5.5 of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby; (h) the failure of the U.S. federal government to adopt a budget for a fiscal year, the extension of any effective continuing resolution under which the U.S. federal government is operating, the shutdown of the U.S. federal government upon expiration of any continuing resolution or any delays or failure by the U.S. federal government to raise the U.S. debt ceiling; (i) changes in any Law (including any governmental or quasi-governmental action, including COVID-19 Measures, taken in connection with any virus, pandemic (including COVID-19), epidemic or disease or similar force majeure events, including any worsening of such conditions and the expiration or termination of any actions taken in response thereto, including the termination of any COVID-19 Measures), or changes in GAAP or other applicable accounting principles or standard or any generally-accepted interpretations thereof, in each case, occurring after the date hereof; or (j) the availability or cost of any financing of any kind to Purchaser or its Affiliates; provided, further, that any adverse occurrences, facts, conditions, events, changes, effects or developments resulting from the matters described in the foregoing clauses (a), (b), (c), (d), (h) or (i) may be taken into account in determining whether there has been a Business Material Adverse Effect to the extent, and only to the extent that they have a disproportionate effect on the Business in the aggregate relative to similarly situated businesses in the industries, markets or geographies in which the Business operates (in which case only such incremental disproportionate impact may be taken into account in determining whether there has been a Business Material Adverse Effect). "Business Product Data" means all data and information (including Personal Data), whether in electronic or any other form or medium, that is Processed by any of the Business Products. "Business Products" means all products and the Software embedded in such products, including any of the foregoing currently in development, in each case, from which any Transferred Entity has derived since June 2, 2021, is currently deriving or is scheduled to derive, revenue directly from the sale, license, maintenance or other provision of such product.

10 "CARES Act" means the Coronavirus Aid, Relief, and Economic Security Act (H.R. 748, Pub. Law 116-136). "Cash Amounts" means an amount equal to, without duplication, all unrestricted cash and cash equivalents (to the extent convertible to cash within 5 days), including cash in bank accounts, any digital or electronic "wallet" with PayPal or Shopify (to the extent irrevocably transferrable into a bank account of a Transferred Entity within 30 days), deposits in transit and certificates of deposit; provided, that Cash Amounts shall (a) include uncleared checks, wire transfers, ACH transfers and other electronic payments and deposits in transit to the Transferred Entities, in each case, except to the extent the receivables associated therewith are included in Working Capital, and (b) be reduced for (i) issued but uncleared checks, wire transfers, ACH transfers and other electronic payments from the Transferred Entities, in each case, except to the extent the payables associated therewith are included in Working Capital, and (ii) the amount equal to 25% of all cash or cash equivalents as of the Measurement Time in excess of 110% of the aggregate Minimum Cash Amount; provided, further, that the calculation of Cash Amounts (x) will exclude the aggregate amount of any cash used between the Measurement Time and the Closing (and, for the purposes of Accrued Income Tax Liability, until 11:59 p.m. Eastern Time on the Closing Date) for the payment of Indebtedness or Transaction Expenses (such excluded amount, the "Cash Pay Off"), and (y) will not reflect any item to the extent already included within the calculations of Working Capital, Indebtedness or Transaction Expenses, in each case, in accordance with the definitions herein. "Cash Repatriation Actions" has the meaning set forth on Section 1.1(a) of the Disclosure Schedules. "Closing Cash Amounts" means an amount equal to the sum of the Cash Amounts of the Transferred Entities as of the Measurement Time. "Closing Indebtedness" means an amount equal to the sum of the Indebtedness as of immediately prior to the Closing, excluding, for the avoidance of doubt, any such amounts subject to any Cash Pay Off. "Closing Purchase Price" means (a) the Base Purchase Price, plus (b) the Estimated Closing Cash Amounts, plus (c) the Estimated Working Capital Adjustment Amount (which may be a positive or negative number), minus (d) the Estimated Closing Indebtedness, and minus (e) the Estimated Closing Transaction Expenses. "Closing Transaction Expenses" means an amount equal to the sum of the Transaction Expenses of the Transferred Entities that have not been paid as of immediately prior to the Closing, excluding, for the avoidance of doubt, any such amounts subject to any Cash Pay Off. "Closing Working Capital" means the Working Capital as of the Measurement Time. "Code" means the U.S. Internal Revenue Code of 1986. "Commingled Contract" means a Contract with a third-party that both Seller or any of its Affiliates (other than the Transferred Entities), on the one hand, and any of the Transferred Entities,

11 on the other hand, are party to that relates to both the Business and the Retained Business, other than any Transaction Document. "Competition/Foreign Investment Law" means (a) the HSR Act, (b) any federal, state or foreign antitrust, competition or trade regulation Law that prohibits, restricts or regulates actions having the purpose or effect of monopolization, restraint of trade or lessening competition through merger or acquisition, or (c) any Laws with respect to foreign investment. "Confidential Information" means "Information" as defined in the Confidentiality Agreement. "Connecticut Transfer Act" means the Connecticut Property Transfer Act (Connecticut General Statutes Section 22a-134 et seq.). "Contract" means any agreement between two or more parties creating obligations that are enforceable under applicable law, including any contract, commitment, credit agreement, indenture, license, sublicense, lease or sublease or loan, to which any Transferred Entity is a party or any of its assets are bound. "COTS Software" means a "shrink-wrap," "click-through" or "off-the-shelf" Software non-exclusive license, or any other non-exclusive license of Software that is commercially available to the public generally, with one-time or annual license, maintenance, support and other fees of $1,000,000 or less. "COVID-19" means SARS-CoV-2 or COVID-19, and any evolutions, variants or mutations thereof or related or associated epidemics, pandemics or disease outbreaks. "COVID-19 Measures" means any quarantine, "shelter in place," "stay at home," social or physical distancing, shutdown, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any industry group, nationally or internationally recognized organization or any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act, Families First Act and American Rescue Plan Act of 2021. "Data Protection Requirements" means, collectively, all of the following to the extent relating to the Processing of Protected Data or otherwise relating to privacy, security, or security breach notification requirements and applicable to the Transferred Entities or the conduct of the Business:  (a) the Transferred Entities', or Seller's and its Subsidiaries' as it relates to the Business, own rules, policies, and procedures (including all website privacy policies and internal information security procedures); (b) all applicable Laws, rules and regulations relating to the protection or processing of Personal Data, data privacy or cybersecurity in any relevant jurisdiction (including, as applicable, HIPAA, the California Consumer Privacy Act of 2018, the California Privacy Rights Act of 2020, the General Data Protection Regulation (Regulation (EU) 2016/679) ("EU GDPR"), the EU GDPR as it forms part of the laws of England and Wales, Scotland and Northern Ireland by virtue of section 3 of the European Union (Withdrawal) Act 2018 and the UK Data Protection Act 2018, the Controlling the Assault of Non-Solicited Pornography And Marketing Act of 2003 (CAN-SPAM), the Telephone Consumer Protection Act (TCPA), the Illinois Biometric Information Privacy Act (BIPA), and the NY SHIELD Act) and all guidance issued by any

12 applicable Governmental Entity having the force of law, and including any predecessor, successor or implementing legislation of the foregoing, and any amendments or re-enactments of the foregoing; (c) industry standards applicable to the industry in which the Business operates (including, if applicable, the PCI DSS); and (d) Contracts into which the Transferred Entities, or Seller or any of its Subsidiaries (other than the Transferred Entities) as it relates primarily to the Business, has entered or by which it is otherwise bound. "Dayton Incentive Agreements" means those agreements set forth on Section 1.1(b) of the Disclosure Schedules. "Debt Financing Sources" means the Persons that have committed to provide or otherwise entered into agreements in connection with the Debt Financing in connection with the Transactions, including the parties named in the Debt Commitment Letter and any joinder agreements or credit agreements (including any other definitive agreements) entered into pursuant thereto or relating thereto together with their Affiliates, officers, directors, employees and representatives involved in the Debt Financing and their successors and assigns; provided that neither Purchaser nor any Affiliate of Purchaser shall be a Debt Financing Source. "Deferred Purchase Price" means an amount equal to $5,500,000, payable in accordance with Section 2.8. "Derivatives" means all modifications, corrections, translations, enhancements, upgrades updates, adaptations and other derivative works and improvements of any Licensed Seller Intellectual Property. "Disclosure Schedules" means those certain Disclosure Schedules, dated as of the date hereof, provided by Seller to Purchaser. "Earnout Period" means the 12-month period ending March 31, 2025. "Employee Hire Date" has the meaning given to such term in the Transition Services Agreement. "Employee Transfer Legislation" means (a) in relation to any European Union member states, the Transfers of Undertakings/Acquired Rights Directive (2001/23/EC), together with any national legislation implementing the Transfers of Undertakings/Acquired Rights Directive (2001/23/EC), and (b) in relation to any non- European Union member state, any national, provincial or local legislation that is broadly similar in effect to the provisions of the Transfers of Undertakings/Acquired Rights Directive (2001/23/EC). "Environment" means soil, surface water, groundwater, stream sediment, land surface or subsurface strata, drinking water supply, natural resources and ambient (indoor or outdoor) air. "Environmental Claim" means any written notice, claim, demand, action, suit, complaint, Judgment or Proceeding by any Person alleging any actual or potential Liability under or violation of any Environmental Law.

13 "Environmental Law" means any Law concerning pollution, public or worker health or safety (with respect to exposure to hazardous or toxic substances), or protection of the Environment. "ERISA" means the Employee Retirement Income Security Act of 1974. "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. "Escrow Agent" means Citibank, N.A. "Escrow Agreement" means the Escrow Agreement in the form mutually agreed upon by the Parties prior to the Closing Date. "Escrow Amount" means $7,500,000. "Excluded Employees" means the individuals set forth on Section 1.1(c) of the Disclosure Schedules. "FDA" means the U.S. Food and Drug Administration. "FDA Laws" means all applicable Laws administered by FDA or comparable state or foreign Governmental Entities related to the design, development, testing, clinical investigation, clearance, approval, authorization, registration, and listing, manufacture, packaging, labeling, storage, advertising and promotion, import and export, reporting and recordkeeping, and sale and distribution of medical devices and their component parts including the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301, et seq.), including, as applicable, requirements relating to good manufacturing practices (21 C.F.R. Part 820), and all comparable and applicable state and foreign Laws related to the foregoing, including Directive 93/42/EEC concerning medical devices and its local transposing laws, and Regulation (EU) 2017/745 on medical devices. "Fraud" means actual common law fraud under Delaware law with respect to the making of the representations and warranties expressly set forth in, as applicable, Article III (as modified by the Disclosure Schedules) or Article IV and requires (a) such representation and warranty is false or incorrect, (b) actual knowledge that such representation and warranty is false or incorrect, (c) intention to induce such Party to whom such representation and warranty is made to act or refrain from acting, (d) such Party to whom such representation and warranty is made to have acted or refrained from acting in justifiable reliance upon such false or incorrect representation and warranty, and (e) such Party to whom such representation or warranty is made suffered a Loss by reason of such reliance; provided, that in no event will "Fraud" include any claim for constructive fraud, equitable fraud or reckless or negligent fraud. "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

14 "Government Contract" means any Contract between a Transferred Entity, on the one hand, and (a) a Governmental Entity, or (b) any prime contractor of a Governmental Entity that, to the Knowledge of Seller, is acting in its capacity as a prime contractor; provided that a task, purchase, work or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates. "Governmental Entity" means any local, state, national or supranational government or any arbitrator or arbitral body (public or private), court or tribunal of competent jurisdiction, administrative agency or commission or other local, state, national or supranational governmental authority or instrumentality. "Governmental Health Care Program" means the Medicare and Medicaid Programs, the CHAMPUS Program, the TRICARE Program, and any other federal or state reimbursement program involving payment of governmental funds (including "Federal Health Care Programs" as defined in 42 U.S.C. § 1320a 7b(f)). "Hazardous Material" means any material, substance or waste that is listed or defined as a "hazardous substance," "hazardous waste," "toxic substance" or any other term of similar import under, or which is regulated by or may give rise to Liability or standards of conduct pursuant to, any Environmental Law, including petroleum or petroleum byproducts, asbestos, toxic mold, per- and polyfluoroalkyl substances, ethylene oxide and polychlorinated biphenyls. "Health Care Laws" means applicable Laws relating to the operation of the Business, including the licensure, or certification of manufacturers of dental instruments, dental infection prevention and control products, and conscious sedation equipment, including: (a) the federal Anti- Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the civil False Claims Act (31 U.S.C. § 3729 et seq.), and the Exclusion Laws (42 U.S.C. § 1320a-7); (b) HIPAA; (c) the HITECH Act; (d) quality and safety Laws relating to the regulation, provision or administration of, or payment for, dental instruments, dental infection prevention and control products and conscious sedation equipment; (e) Laws relating to Health Care Permits; (f) Laws relating to the regulation, provision or administration of, or payment for, dental instruments, dental infection prevention and control products, and conscious sedation equipment; (g) the Stark Law (42 U.S.C. §§ 1395nn and 1396b); (h) Section 6002 of the Affordable Care Act; (i) the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h); (j) all comparable and applicable foreign laws related to the foregoing, and (k) all applicable Laws related to the reporting of manufacturers' payments or transfers of value and commercial benefits to healthcare professionals, healthcare associations, hospitals, clinics, patient associations and patients. "Health Care Permits" means all Permits required to legally operate the Business with respect to any Health Care Laws or any FDA Laws. "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191 as amended by the American Recovery and Reimbursement Act of 2009.

15 "HITECH Act" means the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009 (as amended and codified at 45 C.F.R. Parts 160, 162 and 164). "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976. "Improvements" means all appurtenances, buildings, fixed equipment, fixed machinery, fixtures, parking lots, roadways, sidings and structures situated on, in, under, over or forming part of, any real property. "Income Taxes" means all Taxes that are in whole or in part based upon, measured by, imposed on, or calculated with respect to gross or net income, receipts or profits or other similar Tax (including any capital gains, or minimum Tax and any franchise Tax, margin Tax, gross receipts Tax or business profits Tax imposed in lieu of such income Tax, but not including any sales, use, value added, employment, real or personal property, transfer or similar Taxes). "Indebtedness" means, without duplication, the aggregate amount of all liabilities and obligations of the Transferred Entities with respect to: (a) the outstanding principal amount of any indebtedness for borrowed money (other than trade payables arising in the ordinary course of business and included in Working Capital in accordance with the Transaction Accounting Principles), including (with respect to this clause (a) and clause (b) of this definition) all accrued or unpaid interest thereon and any prepayment or early termination penalties, premiums, breakage fees or other fees, costs, expenses or other amounts payable with respect thereto upon the repayment thereof at the Closing; (b) the outstanding principal amount of all other obligations evidenced by bonds, debentures, notes or similar instruments of indebtedness; (c) all obligations under letters of credit, acceptances or similar obligations (including surety or performance bonds) and any reimbursement agreements with respect thereto, in each case, solely to the extent drawn, if applicable; (d) leases classified as a capital or finance lease in the Business Financial Statements; (e) (w) unpaid severance in respect of former employees of the Transferred Entities whose employment terminated prior to the Closing, (x) the Specified 2024 Bonus Amount (without duplication of any amounts of the Specified 2024 Bonus Amount payable under the Dayton Incentive Agreements, it being understood that such amounts will be paid, as applicable, pursuant to the applicable Dayton Incentive Agreements and in accordance with Section 5.6(g)(ii)); provided that such amount will be no less than the amount set forth on Section 1.1(d) of the Disclosure Schedules, but only to the extent such amounts are not paid by Seller or its Affiliates prior to or as of the Closing; (y) the Specified Dayton Incentive Agreement Amount; provided that such amount will be no less than the amount set forth on Section 1.1(e) of the Disclosure Schedules, but only to the extent such amount is paid by Purchaser and not reimbursed by Seller or its Affiliates pursuant to Section 5.6(g)(ii); and (z) the employer portion of any payroll, employment or similar Taxes related to any of the foregoing clauses (w), (x), and (y); (f) unfunded or underfunded defined contribution or defined benefit pension, deferred compensation, gratuity, retiree or post-termination health or welfare plans or arrangements; (g) Accrued Income Tax Liability; (h) deferred rent for any Business Leased Real Property; (i) guarantees or other assurances by any Transferred Entity to pay another Person's debt for borrowed money or to perform another Person's obligation in the case of default (determined at the face value thereof); (j) the deferred purchase price for any asset, business (including any earn-out), property, security or services, in each case, calculated as the maximum amount payable under or pursuant to such

16 liability; (k) amounts payable or owed by a Transferred Entity to any Related Party (including Seller or any of its Affiliates (other than the Transferred Entities)), excluding any amounts payable or owed by a Transferred Entity (x) as trade payables to Seller or its Affiliates in connection with any Transferred Entity's purchase of products with respect to the Business, which products are more particularly identified in the Supply Agreements and (y) arising from Excluded Affiliate Transactions; (l) $2,000,000 which is the agreed amount with respect to unfunded or deferred capital expenditures; (m) the cost to service deferred revenue of the Business, which shall be determined by multiplying 23.6% by the aggregate amount of such deferred revenue existing as of the Measurement Time; (n) declared and unpaid dividends or distributions; (o) the net settlement amount of any forward, swap or other similar contract or hedge, assuming settlement as of immediately prior to Closing, including any breakage or other costs associated with terminating such contract or hedge (whether in whole or in part as it relates to the Transferred Entities) and (p) $349,000, which is the agreed amount with respect to the Parkside Lane, Arizona and Julius Wirth duplicate lease arrangements; provided that in no event shall Indebtedness include any (i) Liabilities to be repaid or extinguished pursuant to this Agreement prior to the Closing (so long as such Liabilities are actually repaid or extinguished prior to the Closing), (ii) Liability to the extent already included within the definition of Transaction Expenses, (iii) intercompany amounts owed from one Transferred Entity to any other Transferred Entity, (iv) obligations of any Transferred Entity under any operating lease (to the extent reflected in Working Capital in accordance with the definition thereof), or (v) Liability in respect of amounts payable in respect of the Earnout Payment or the Deferred Purchase Price. "Intellectual Property Rights" means any and all common law or statutory rights anywhere in the world, including rights provided by international treaties and conventions, arising under or associated with: (a) patents, patent applications, statutory invention registrations, registered designs, and similar or equivalent rights in inventions and designs ("Patents"); (b) trademarks, service marks, trade dress, trade names, logos and other designations of origin ("Trademarks"); (c) Internet domain names, uniform resource locators, internet protocol addresses, social media handles and other names, identifiers and locators associated with Internet addresses, sites and services; (d) copyrights and any other equivalent rights in works of authorship (including rights in software as a work of authorship) and any other related rights of authors ("Copyrights"); (e) trade secrets and industrial secret rights, and rights in know-how, data and confidential or proprietary business or technical information that derives independent economic value, whether actual or potential, from not being known to other persons ("Trade Secrets"); and (f) other similar or equivalent intellectual property rights anywhere in the world, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof. "Intercompany Agreements" means all Contracts that are solely between or among Seller or its Affiliates (other than the Transferred Entities) on the one hand, and any of the Transferred Entities, on the other hand, other than the Organizational Documents of the Transferred Entities. "International Trade Laws" means: (a) the Arms Export Control Act (22 U.S.C. §§ 2778 et seq.); (b) the Export Administration Act (50 U.S.C. App. §§ 2401 et seq.), as continued in force by presidential order; (c) the Export Control Reform Act of 2018 (Pub. L. 115-232), and the Export Administration Regulations; (d) any applicable trade, economic and financial sanctions programs, including those administered, enacted or enforced by the U.S. (including the Department of the Treasury and U.S. Department of State, including those promulgated under the International

17 Emergency Economic Powers Act (50 U.S.C. §§ 1701-1706), the National Emergencies Act (50 U.S.C. §§ 1601-1651), and the Trading with the Enemy Act (50 U.S.C. App. §§ 5, 16)), the European Union and enforced by its member states, the United Nations or His Majesty's Treasury; and (e) applicable Laws relating to export, re-export, transfer or import control, including customs and import Laws administered by U.S. Customs and Border Protection and 22 C.F.R. Part 447, as administered by the Department of Justice, Bureau of Alcohol, Tobacco, Firearms and Explosives. "IRS" means the U.S. Internal Revenue Service. "Italy Equity Purchase Agreement" means that certain Deed of Sale and Purchase of Equity Interests (Atto Di Compravendita Di Partecipazioni Sociali) in the form of Exhibit A to transfer to Purchaser (or its designee) all right, title and interest in and to the equity interests of Omnia S.r.l. owned by Cantel Medical (Italy) S.r.l. "Judgment" means any permanent or preliminary injunction or other decree, determination, order, judgment, writ, stipulation, award or temporary restraining order of any Governmental Entity. "Knowledge" means the actual knowledge, after reasonable due inquiry, of any Person listed in Section 1.1(f) of the Disclosure Schedules. "Law" means any common law, code, Judgment, law, ordinance, directive, regulation, rule or statute of any Governmental Entity. "Leases" means all Contracts pursuant to which any Transferred Entity holds any Business Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of any Transferred Entity thereunder. "Liabilities" means all assurances, commitments, debts, guarantees, liabilities and obligations of any kind, whether fixed, absolute or contingent, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, disputed or undisputed, whenever or however arising (including whether arising out of any Contract or tort based on negligence or strict liability). "Licensed Seller Intellectual Property" means the Intellectual Property Rights owned by Seller and its Affiliates (other than the Transferred Entities) as of the Closing and that have been used, held for use in, or is necessary for the conduct of the Business in the 12-month period immediately preceding the Closing Date, including any Software or documentation owned or developed by Seller and its Affiliates (other than the Transferred Entities) and used, held for use in, or is necessary for the conduct of the Business in the 12-month period immediately preceding the Closing Date, but, in each case, excluding the Names. "Lien" means any charge, easement, lien, mortgage, pledge, security interest, or similar encumbrance of any kind, other than restrictions on transfer arising under applicable securities Laws.

18 "Loss" means any and all claims, damages, deficiencies, fines, Liabilities, losses, payments (including those arising out of any settlement or Judgment relating to any Proceeding), penalties, reasonable attorneys' and accountants' fees and disbursements, and Taxes. "Measurement Time" means 12:01 a.m. Eastern Time on the Closing Date. "Milestone Measurement" has the meaning given to such term in Section 2.7 of the Disclosure Schedules. "Minimum Cash Amounts" means the amounts corresponding to each applicable jurisdiction as set forth in Section 1.1(g) of the Disclosure Schedules. "Open Source Software" means any Software that is licensed pursuant to: (a) any license that is a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses/alphabetical, (including all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL)); (b) any license to Software that is considered "free" or "open source software" by the Open Source Foundation or the Free Software Foundation, or (c) any Reciprocal License, in each case whether or not source code is available or included in such license. "Organizational Documents" means, with respect to a Person, the certificate of incorporation or formation, bylaws or limited liability company agreement, or equivalent governing documents, as applicable, of such Person. "Permits" means any approvals, authorizations, certificates, clearances, consents, licenses, permits, registrations, accreditations, enrollments, filings and other certifications, concessions, variances, permissions, and exemptions granted or issued by any Governmental Entity. "Permitted Liens" means the following Liens: (a) Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested by appropriate Proceedings, in each case, for which an adequate reserve has been established and reflected in the Business Financial Statements; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, workmen, repairmen and other Liens imposed by Law in the ordinary course of business; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security; (d) with respect to any owned or leased real property of the Business or the Transferred Entities: (i) easements, declarations, covenants, rights-of-way, restrictions and other similar matters of record affecting title to real estate; (ii) zoning ordinances, variances, conditional use permits and similar regulations, permits, approvals and conditions which are not violated by the current use or occupancy of the real estate; and (iii) Liens not created by Seller or any of its Affiliates that affect the underlying fee interest of any leased real property, including master leases or ground leases and any minor encroachments that an accurate up-to-date survey would show; provided that with respect to this clause (d), any such item does not materially interfere with the ordinary conduct of the Business; (e) non-exclusive licenses of Intellectual

19 Property Rights granted to customers in the ordinary course of business; (f) Liens set forth in the Organizational Documents of any Person; (g) Liens set forth on Section 1.1(h) of the Disclosure Schedules, (h) Liens deemed to be created by any of the Transaction Documents, and (i) Liens which will be released at or prior to the Closing. "Person" means any individual, firm, corporation, limited liability company, partnership, trust, joint venture, association, unincorporated organization or Governmental Entity. "Personal Data" means any information about an identifiable natural person that alone or in combination with other information identifies, or could be used to identify, a natural person, and includes information that is defined as "personal data," "personally identifiable information," "individually identifiable health information," "protected health information" or "personal information" under any applicable Law or Data Protection Requirements and that is processed by or in the control of a Transferred Entity. "Post-Closing Tax Period" means a taxable period beginning after the Closing Date including the portion of the Straddle Period beginning on the date after the Closing Date. "Pre-Closing Tax Period" means a taxable period ending on or prior to the Closing Date including the portion of any Straddle Period ending on the Closing Date. "Proceeding" means any judicial, administrative or arbitral action, claim, litigation, charge, audit, investigation, inquiry, proceeding or suit by or before any Governmental Entity. "Process" means the access, creation, collection, use, storage, maintenance, processing, recording, sharing, distribution, transfer, transmission, receipt, import, export, protection, safeguarding, access, disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium). "Protected Data" means Personal Data and all data and information for which any Transferred Entity, or Seller and its Subsidiaries as it relates to the Business, is required by Law, rules, regulation, industry standard agreement, or privacy policy to safeguard and/or keep confidential or private. "Purchased Entities" means the entities listed on Section 1.1(i) of the Disclosure Schedules. "Purchased Entity Equity" means the outstanding equity interests of the Purchased Entities. "Purchaser Supply Agreement" means that certain Purchaser Supply Agreement, to be entered into and dated as of the Closing Date, by and between Seller and Purchaser (or its designee(s)), in the form of Exhibit B. "Reciprocal License" means a license of an item of Software that requires or that conditions any rights granted in such license upon:  (i) the disclosure, distribution or licensing of any other Software (other than such item of Software as provided by a third party in its unmodified form); (ii) a requirement that any disclosure, distribution or licensing of any other Software (other

20 than such item of Software in its unmodified form) be at no charge; (iii) a requirement that any other licensee of the Software be permitted to access the source code of, modify, make derivative works of, or reverse-engineer any such other Software; (iv) a requirement that such other Software be redistributable by other licensees; or (v) the grant of any patent rights (other than patent rights in such item of Software), including non-assertion or patent license obligations (other than patent obligations relating to the use of such item of Software). "Registered Intellectual Property Rights" means all Intellectual Property Rights that are the subject of registration or an application for registration, including domain names. "Regulatory Approvals" means the expiration or termination of any waiting period applicable to the Transaction under the HSR Act and all Approvals from Governmental Entities that are required under applicable Law (including pursuant to any Competition/Foreign Investment Law) to permit the consummation of the Transaction and the other transactions contemplated by this Agreement. "Release" means any deposit, discharge, dispersal, disposal, dumping, emission, emitting, emptying, escaping, injection, leaching, leaking, migration, presence, pouring, pumping, release or spill into or migration through the Environment. "Representatives" of a Person means any officer, director or employee of such Person or any investment banker, attorney, accountant or other advisor or representative of such Person. "Retained Business" means all businesses of Seller and its Affiliates other than the Business, including the "Healthcare", "Applied Sterilization Technologies" and "Life Sciences" segments as reported in the most recent quarterly or annual report on Form 10-Q or Form 10-K, as applicable, filed by STERIS plc with the SEC. "SEC" means the U.S. Securities and Exchange Commission. "Seconded Employee" has the meaning given to such term in the Transition Services Agreement. "Seconded Employee Term" has the meaning given to such term in the Transition Services Agreement. "Section 338(g) Eligible Subsidiaries" means the Transferred Entities that are set forth in Section 1.1(j) of the Disclosure Schedules. "Section 338(h)(10) Transferred Entities" means the Transferred Entities that are set forth in Section 1.1(k) of the Disclosure Schedules. "Securities Act" means the U.S. Securities Act of 1933. "Security Breach" means any actual (a) security breach or unauthorized access or use of any of the Business Systems, (b)  unauthorized access, acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any Protected Data or the Transferred Entities' own confidential or proprietary information, or (c) unauthorized interference with system

21 operations or security safeguards of the Business Systems, including any phishing incident or ransomware attack. "Seller Benefit Plan" means each Benefit Plan that is not a Transferred Entity Benefit Plan. "Seller Fundamental Representations" means the representations and warranties made by Seller in Section 3.1(a) (Organization, Standing and Power), Section 3.2 (Purchased Entities and Transferred Entities), Section 3.3 (Authority; Execution and Delivery; Enforceability), clause (a) of Section 3.4 (No Conflicts; Consents; Governmental Authorization) and Section 3.23 (Brokers). "Seller Supply Agreement" means that certain Seller Supply Agreement, to be entered into and dated as of the Closing Date, by and between Seller and Purchaser (or its designee(s)), in the form of Exhibit C. "Software" means all computer software (in object code or source code format), data and databases, and related documentation and materials. "Straddle Period" means any taxable period beginning on or prior to the Closing Date and ending after the Closing Date. "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, branch or other entity whether incorporated or unincorporated, of which (a) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (b) such first Person is a general partner or managing member. For the avoidance of doubt, from and after the Closing, no Transferred Entity will be deemed to be a Subsidiary of Seller or any of its Affiliates. "Supply Agreements" means that certain Purchaser Supply Agreement and that certain Seller Supply Agreement. "Target Working Capital" means $112,866,000. "Tax" means any U.S. federal, state, local, provincial, or non-U.S. tax imposed by a Taxing Authority, including any net income, gross receipts, sales, use, value-added, goods and services, registration, profits, license, withholding, payroll, employment, employer health, excise, premium, property, capital gains, transfer, stamp, environmental, alternative or add-on minimum, ad valorem, occupation, and franchise tax, and any other duty, assessment or governmental charge of any kind whatsoever in the nature of taxes, together with any interest and penalties imposed with respect to such amounts, and any transferee or successor liability in respect of any or all of the above. "Tax Proceeding" means any audit, examination, contest or other Proceeding with or against any Taxing Authority. "Tax Return" means any return, declaration, report, notice, estimate, claim for refund or information return, statement or other documents (including any related or supporting information)

22 filed or required to be filed with any Taxing Authority relating to Taxes, including any schedule or attachment thereto and any amendment thereof. "Taxing Authority" means any Governmental Entity responsible for the administration or the imposition of any Tax. "Technology" means embodiments of Intellectual Property Rights, including in the form of documentation, data, databases, software and know-how and knowledge of employees relating to, embodying, or describing products, articles, apparatuses, devices, processes, methods, designs, formulae, recipes or other technical information. "Transaction Accounting Principles" has the meaning set forth on Section 2.4(a) of the Disclosure Schedules. "Transaction Documents" means this Agreement, the Transition Services Agreement, the Italy Equity Purchase Agreement, the Escrow Agreement, the Supply Agreements and each other agreement, document, certificate or instrument delivered pursuant to, or in connection with, this Agreement. "Transaction Expenses" means, without duplication, all fees, costs and expenses incurred, payable or reimbursable by, or on behalf of, or to be paid by (or otherwise in respect of services provided prior to the Closing to), the Transferred Entities, that remain unpaid as of immediately prior to the Closing, in each case, in connection with the Transaction, the sale process, any negotiation, preparation or execution of this Agreement or the Transaction Documents or the performance or consummation of the Transaction or other transactions contemplated hereby or thereby, including (a) the aggregate amount of fees, costs, commissions, and expenses of any financial advisor, law firm, accounting or audit firm, brokers, finders, consultants or similar advisors or service providers and (b) any retention, sale, severance, transition, transaction, change in control bonuses or other similar compensatory payments or benefits triggered prior to or on the Closing Date that are payable by the Transferred Entities on or after the Closing Date or similar payments due and payable by the Transferred Entities in connection with the transactions contemplated by this Agreement and committed to or entered into by Seller or any of its Affiliates prior to the Closing, and the employer portion of any related payroll, employment or similar Taxes, including Medicare, social security, and unemployment Taxes, in connection therewith; provided, that, for the avoidance of doubt, in no event shall "Transaction Expenses" include (i) fees, costs and expenses owed, paid or payable to any Person to the extent incurred at the direction of Purchaser or any of its Affiliates or otherwise relating to Purchaser's or any of its Affiliates' financing for the Transaction or other transactions contemplated hereby or any indebtedness arranged by Purchaser or any of its Affiliates, (ii) any Liability to the extent included within the definition of Indebtedness, or (iii) any Liability in respect of any amounts payable in respect of the Earnout Payment or the Deferred Purchase Price, or (iv) any fees, costs or expenses payable by any Transferred Entity under the Supply Agreements or the Transition Services Agreement. "Transaction Tax Deductions" means, without duplication, the aggregate Income Tax deductions permitted to be taken on a Tax Return of Seller or any of its Affiliates (including the Transferred Entities prior to the Closing) at a "more likely than not" (or higher) level of comfort and resulting from or attributable to (a) the deductible portion of all Transaction Expenses

23 (provided, however, that for this purpose Seller or any of its Affiliates (including the Transferred Entities prior to the Closing), as may be applicable, shall be deemed to have elected to treat 70% of the amount of any success-based fee as an amount that does not facilitate the transaction pursuant to the safe harbor in Revenue Procedure 2011-29, 2011-1 C.B. 746), and (b) the payment of fees, expenses, compensatory payments and interest (including amounts treated as interest for Tax purposes) incurred by Seller or any of its Affiliates (including the Transferred Entities prior to the Closing) with respect to the satisfaction of Indebtedness pursuant to this Agreement. "Transfer Taxes" means any U.S. federal, state, local, county, state, provincial, federal, non-U.S. and other sales, use, transfer (including real property transfer), registration, documentary, stamp, stamp duty, land, value added, goods and services, recording, conveyance or similar Taxes and related fees and costs imposed on or payable in connection with the transactions contemplated by any Transaction Documents or the recording of any sale, transfer, conveyance, lease, sublease or assignment of property (or any interest therein) effected pursuant to or contemplated by any Transaction Documents. "Transferred Entity" means each of the Subsidiaries of Seller set forth on Section 1.1(l) of the Disclosure Schedules. "Transferred Entity Benefit Plan" means each Benefit Plan that is identified as a Transferred Entity Benefit Plan on Section 3.18(b)(ii) of the Disclosure Schedules that is (a) sponsored, maintained or contributed to solely by one or more Transferred Entities or (b) entered into between a Transferred Entity and Business Employees for the exclusive benefit of the Business Employees, excluding, in each case, each such Benefit Plan for which Seller or one of its Affiliates is retaining sole Liability in accordance with the terms of this Agreement. "Transition Services Agreement" means the transition services agreement, dated as of the Closing Date, to be entered into by Seller and Purchaser (or its designee(s)), in the form of Exhibit D. "Treasury Regulations" means the final and temporary regulations issued under the Code. "WARN" means the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq or any similar Laws applicable to the Business Employees. "Willful Breach" means an action or failure to act by one of the Parties that constitutes a material breach or material violation of any covenant or agreement set forth in this Agreement, and such action was taken or such failure occurred with such Party's knowledge or intention that such action or failure to act constituted or would cause a material breach or material violation of such covenant or agreement set forth in this Agreement. "Working Capital" means, as of any time, the consolidated net working capital of the Transferred Entities calculated by subtracting (a) the sum of the amounts as of such time for the consolidated current liability line items shown on the Illustrative Working Capital Calculation for the Transferred Entities from (b) the sum of the amounts as of such time for the consolidated current asset line items shown on the Illustrative Working Capital Calculation for the Transferred Entities, in each case calculated in a manner consistent with the Transaction Accounting Principles; provided that in no event shall Working Capital include (i) any amount included within

24 the definitions of Cash Amounts, Indebtedness or Transaction Expenses, (ii) any amounts with respect to current Income Tax assets, deferred Tax assets, current Income Tax liabilities or deferred Tax liabilities or (iii) assets or contra liabilities relating to Indebtedness (such as amortized debt issuance costs). "Working Capital Adjustment Amount" means an amount, which may be positive, negative or zero, equal to (a) the Closing Working Capital minus (b) the Target Working Capital (the "Working Capital Difference"); provided, that if the absolute value of the result of the foregoing calculation is (i) less than $2,000,000 (such absolute value, the "Collar Amount"), then the Working Capital Adjustment Amount shall be zero or (ii) greater than the Collar Amount, then the Working Capital Adjustment Amount shall be (A) if the Working Capital Difference is positive, an amount equal to the Working Capital Difference or (B) if the Working Capital Difference is negative, a negative number equal to the absolute value of the Working Capital Difference. Section 1.2 Other Defined Terms. In addition, the following terms shall have the meanings ascribed to them in the corresponding Section of this Agreement when capitalized: Term Section Acquiror ................................................................................................................................. 5.20(f) Affiliate Agreement ................................................................................................................... 3.24 Agreement .......................................................................................................................... Preamble Allocation ................................................................................................................................. 2.5(b) Allocation Schedule ................................................................................................................. 2.5(a) Alternative Financing............................................................................................................. 5.13(c) Business Employee List ......................................................................................................... 3.18(o) Business Financial Statements ................................................................................................. 3.5(a) Business Financial Statements Date ........................................................................................ 3.5(a) Business Intellectual Property Rights ...................................................................................... 3.9(c) Business Leased Real Property .............................................................................................. 3.11(a) Business Owned Real Property .............................................................................................. 3.11(b) Business Registered Intellectual Property Rights .................................................................... 3.9(a) Cash Incentive Compensation.............................................................................................. 5.6(g)(i) Cash Pay Off .................................................................................. See definition of Cash Amounts Closing ......................................................................................................................................... 2.2 Closing Date................................................................................................................................. 2.2 Closing Statement .................................................................................................................... 2.4(b) Collar Amount ........................................... See definition of Working Capital Adjustment Amount Collective Bargaining Agreement.......................................................................................... 3.18(a) Commitment Letters ................................................................................................................ 4.4(b) Competitive Operations .................................................................................................... 5.20(g)(ii) Confidentiality Agreement........................................................................................................... 5.3 Continuation Period ................................................................................................................. 5.6(b) Continuing Asset Employees ............................................................................................... 5.6(a)(i) Copyrights ................................................................. See definition of Intellectual Property Rights Crosstex.............................................................................................................................. Preamble

25 Current Representation .......................................................................................................... 9.16(a) D&O Indemnified Party ............................................................................................................. 5.12 Debt Commitment Letter ......................................................................................................... 4.4(a) Debt Financing ......................................................................................................................... 4.4(a) Definitive Agreements ...................................................................................................... 5.13(a)(ii) Designated Person .................................................................................................................. 9.16(a) Dispute Notice ......................................................................................................................... 2.4(d) Dispute Resolution Period ....................................................................................................... 2.4(d) Disputed Item ........................................................................................................................... 2.4(d) Earnout Measurement .............................................................................................................. 2.7(b) Earnout Payment ...................................................................................................................... 2.5(b) Earnout Statement .................................................................................................................... 2.7(b) Equity Commitment Letter ...................................................................................................... 4.4(b) Equity Financing ...................................................................................................................... 4.4(b) Equity Investors ....................................................................................................................... 4.4(b) Estimated Closing Cash Amounts ........................................................................................... 2.4(b) Estimated Closing Indebtedness .............................................................................................. 2.4(b) Estimated Closing Transaction Expenses ................................................................................ 2.4(b) Estimated Working Capital Adjustment Amount .................................................................... 2.4(b) EU GDPR.............................................................. See definition of Data Protection Requirements Excluded Affiliate Transactions ................................................................................................ 3.24 Excluded Benefits .................................................................................................................... 5.6(b) Existing Claims .......................................................................................................................... 5.21 Fair Value............................................................................................................................... 4.10(c) Final Allocation ....................................................................................................................... 2.5(b) Final Purchase Price ................................................................................................................. 2.4(f) Financing.................................................................................................................................. 4.4(b) Financing Amounts .................................................................................................................. 4.4(e) Foreign Benefit Plan .............................................................................................................. 3.18(k) General Enforceability Exceptions .............................................................................................. 3.3 Guarantee ..................................................................................................................................... 4.5 Guaranteed Obligations ............................................................................................................. 2.10 Hu-Friedy ........................................................................................................................... Preamble Illustrative Working Capital Calculation ................................................................................. 2.4(a) Independent Accounting Firm ................................................................................................. 2.4(d) Latest Financial Statements ..................................................................................................... 3.5(a) Lenders ..................................................................................................................................... 4.4(a) LTD Employee.......................................................................................................................... 5.6(j) Material Contracts .................................................................................................................. 3.12(a) Material Customer ................................................................................................................. 3.25(a) Material Supplier ................................................................................................................... 3.25(a) Misallocated Asset ................................................................................................................. 5.15(c) Names ...................................................................................................................................... 5.8(a) Non-Party Affiliate ...................................................................................................................... 9.7 Outside Date............................................................................................................................. 8.1(d) Owned Intellectual Property .................................................................................................... 3.9(c)

26 Parties ................................................................................................................................. Preamble Party ................................................................................................................................... Preamble Patents ....................................................................... See definition of Intellectual Property Rights Personnel IP Assignments........................................................................................................ 3.9(e) Policies ....................................................................................................................................... 3.20 Post Closing Statement ............................................................................................................ 2.4(c) Post-Closing Insurance Matters ................................................................................................. 5.21 Post-Closing Representation .................................................................................................. 9.16(a) Pre-Closing Actions ................................................................................................................... 5.19 Pre-Closing Insurance Matters ................................................................................................... 5.21 Privileged Communications ................................................................................................... 9.16(b) Prohibited Modifications ....................................................................................................... 5.13(b) Purchaser ............................................................................................................................ Preamble Purchaser 401(k) Plan .............................................................................................................. 5.6(b) Purchaser Benefit Plans ........................................................................................................... 5.6(d) Purchaser Guarantor................................................................................................................... 2.10 R&W Insurance Policy .............................................................................................................. 5.10 Related Party .............................................................................................................................. 3.24 Released Parties ................................................................................................................... 8.2(c)(i) Releasing Parties .................................................................................................................. 8.2(c)(i) Releasor.................................................................................................................................... 9.8(a) Required Permits .................................................................................................................... 3.13(b) Restricted Period .................................................................................................................... 5.20(a) Restrictive Covenants ............................................................................................................. 5.20(i) Reverse Termination Fee ......................................................................................................... 8.2(b) Sale Trigger .......................................................................................................................... 2.7(d)(i) Sanctioned Person .................................................................................................................. 3.13(d) Section 245A Elections ............................................................................................................ 6.5(d) Section 245A Subsidiaries ....................................................................................................... 6.5(d) Section 338 Forms ................................................................................................................... 6.5(c) Section 338(g) Elections .......................................................................................................... 6.5(c) Section 338(g) Forms ............................................................................................................... 6.5(c) Section 338(h)(10) Elections ................................................................................................... 6.5(b) Section 338(h)(10) Forms ........................................................................................................ 6.5(b) Seller .................................................................................................................................. Preamble Seller Persons ............................................................................................................................. 5.10 Seller’s Allocation Notice ........................................................................................................ 2.5(b) Shortfall Amount ..................................................................................................................... 2.4(g) Specified 2024 Bonus Amount ............................................................................................ 5.6(g)(i) Specified Dayton Incentive Agreement Amount ................................................................ 5.6(g)(ii) Subrogation Waiver ................................................................................................................... 5.10 Tax Elections ........................................................................................................................... 6.5(d) Tax Refund............................................................................................................................... 6.1(e) Total Purchase Price .................................................................................................................... 2.9 Trade Secrets ............................................................. See definition of Intellectual Property Rights Trademarks ............................................................... See definition of Intellectual Property Rights

27 Transaction ......................................................................................................................... Preamble Transferred Business Employee ........................................................................................ 5.6(a)(iv) Working Capital Difference ....................... See definition of Working Capital Adjustment Amount ARTICLE II PURCHASE AND SALE; CLOSING Section 2.1 Purchase and Sale. On the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, transfer and deliver to Purchaser, or shall cause to be sold, transferred and delivered to Purchaser, and Purchaser shall purchase from Seller or its Affiliates, free and clear of all Liens, all of the Purchased Entity Equity. Section 2.2 Closing Date. The closing of the Transaction (the "Closing") shall take place by means of a virtual closing through electronic exchange of documents and signatures (including by email) on (a) the later of (x) the third Business Day following the date on which the last of the conditions set forth in Article VII (other than those conditions that are to be satisfied by action taken at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) have been satisfied (or, to the extent permitted, waived by the Party or Parties entitled to the benefits thereof) and (y) the date that is 45 days following the date hereof or (b) at such other place, time and date as may be agreed by the Parties. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date." Section 2.3 Closing Deliveries. (a) At the Closing, Purchaser shall deliver, or cause to be delivered, to Seller the following: (i) payments by wire transfer in immediately available funds and otherwise in accordance with the directions provided in the Closing Statement, as follows: (A) an amount equal to the Closing Purchase Price minus the Escrow Amount, to Seller; (B) the Escrow Amount, to the Escrow Agent; and (C) the Estimated Closing Transaction Expenses payable at Closing to the applicable payees; provided, that any Estimated Closing Transaction Expenses of a compensatory nature shall be paid to the applicable Transferred Entity for further payment through such Transferred Entity's payroll to the intended recipients thereof; (ii) the certificate to be delivered pursuant to Section 7.3(c); (iii) a counterpart to the Escrow Agreement, duly executed by Purchaser (or its designee); (iv) a counterpart of the Italy Equity Purchase Agreement, duly executed by Purchaser (or its designee);

28 (v) a counterpart of the Purchaser Supply Agreement, duly executed by Purchaser (or its designee); (vi) a counterpart of the Seller Supply Agreement, duly executed by Purchaser (or its designee); (vii) a counterpart of the Transition Services Agreement, duly executed by Purchaser (or its designee); and (viii) properly completed and duly executed Section 338(h)(10) Elections, Section 338(g) Elections and Section 338 Forms as contemplated by Section 6.5(b) and Section 6.5(c). (b) At the Closing, Seller shall deliver, or cause to be delivered by one of its Affiliates, to Purchaser the following: (i) the certificate to be delivered pursuant to Section 7.2(d); (ii) a counterpart of the Escrow Agreement, duly executed by Seller; (iii) a counterpart of the Italy Equity Purchase Agreement, duly executed by the applicable Affiliate of Seller; (iv) a counterpart of the Purchaser Supply Agreement, duly executed by Seller; (v) a counterpart of the Seller Supply Agreement, duly executed by Seller; (vi) a counterpart of the Transition Services Agreement, duly executed by Seller or one or more of its Affiliates; (vii) customary stock powers, or physical stock or other equity interest certificates, if applicable, representing all of the outstanding shares or capital stock or other equity interests of the Purchased Entities, duly endorsed in blank or duly executed in proper form for transfer, or other customary evidence of assignment in form and substance reasonably acceptable to Purchaser, in each case, in compliance with applicable Law and the applicable Organizational Documents; (viii) written resignations of each of the directors and officers of the Transferred Entities as reasonably requested at least five Business Days prior to the Closing Date by Purchaser from such offices and positions with the respective Transferred Entities, duly executed by each such resigning individual; (ix) a duly executed IRS Form W-9 for Seller and a duly executed IRS Form W- 8 for Cantel Medical (Italy) S.r.l; (x) a certificate from Omnia LLC dated as of the Closing Date certifying that Omnia LLC is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code and a notice of such certification to be provided to the

29 IRS in accordance with the requirements of Treasury Regulations Section 1.897-2(h)(2); and (xi) properly completed and duly executed counterpart signatures to the Section 338(h)(10) Elections, Section 338(g) Elections, and Section 338 Forms as contemplated by Section 6.5(b) and Section 6.5(c). Section 2.4 Adjustments to Base Purchase Price. (a) Section 2.4(a) of the Disclosure Schedules sets forth an illustrative calculation of the Working Capital (the "Illustrative Working Capital Calculation"), as of January 31, 2024 which is included in this Agreement for illustration purposes only. (b) At least three Business Days prior to the Closing Date, Seller shall cause to be prepared and delivered to Purchaser a closing statement (the "Closing Statement") setting forth Seller's good-faith estimates of (i) the Closing Working Capital and the Working Capital Adjustment Amount (such estimate, the "Estimated Working Capital Adjustment Amount"), (ii) the Closing Cash Amounts (such estimate, the "Estimated Closing Cash Amounts"), (iii) the Closing Indebtedness (such estimate, the "Estimated Closing Indebtedness"), (iv) the Closing Transaction Expenses (such estimate, the "Estimated Closing Transaction Expenses") and (v) the resulting calculation of the Closing Purchase Price to be paid by Purchaser to Seller at the Closing, in each case, together with reasonable supporting documentation. The Closing Statement shall set forth the calculations of such amounts in a manner consistent with applicable definitions herein and be prepared, where applicable, in accordance with the Transaction Accounting Principles. Seller shall consider in good faith Purchaser's comments to the Closing Statement for the purposes of ensuring the accuracy of the amounts set forth thereon and the payments to be made at the Closing; provided that, for the avoidance of doubt, Seller shall be under no obligation to accept any of Purchaser's comments to the Closing Statement that Seller determines in good faith are not appropriate and Purchaser hereby acknowledges that the acceptance of any such proposed comments shall not constitute a condition to Purchaser's obligations to consummate the transactions contemplated by this Agreement. Notwithstanding any input Purchaser may have with respect to the amounts reflected in the Closing Statement, no position or agreement taken or made by any of the Parties with respect to the amounts reflected therein or any accompanying calculations shall preclude any such Party from taking any other position with respect to the Post- Closing Statement and accompanying calculations, except that all positions taken must be in accordance with the terms of this Agreement, including the applicable definitions herein and the Transaction Accounting Principles, where applicable. (c) Within 120 days after the Closing Date, Purchaser shall cause to be prepared and delivered to Seller a written statement (the "Post-Closing Statement"), setting forth Purchaser's calculation of the Closing Working Capital, Working Capital Adjustment Amount, the Closing Cash Amounts, the Closing Indebtedness, the Closing Transaction Expenses and the resulting calculation of the Closing Purchase Price. The Post-Closing Statement shall be prepared in accordance with the applicable definitions herein including, where applicable, the Transaction Accounting Principles. Seller and Purchaser agree that the purpose of preparing the Post-Closing Statement and determining the Closing Working Capital, the Working Capital Adjustment Amount, the Closing Cash Amounts, the Closing Indebtedness and the Closing Transaction

30 Expenses is to measure variations in the components taken into consideration in determining the estimates delivered pursuant to Section 2.4(b) compared to the actual values, and, without limiting the generality of the foregoing, such process is not intended to permit the introduction of accounting principles different from those described in the Transaction Accounting Principles. (d) Within 60 days following receipt by Seller of the Post-Closing Statement, Seller shall deliver written notice to Purchaser of any dispute Seller has with respect to the preparation or content of the Post-Closing Statement (the "Dispute Notice"); provided that if Seller does not deliver any Dispute Notice to Purchaser within such 60-day period, the Post-Closing Statement will be final, conclusive and binding on the Parties and if Seller delivers a Dispute Notice within such deadline, all items that are not disputed in such Dispute Notice shall be deemed final, conclusive and binding on the Parties. The Dispute Notice shall set forth in reasonable detail the basis for any disputed item included therein (each, a "Disputed Item"), the amounts involved and Seller's determination of the Closing Working Capital, the Working Capital Adjustment Amount, the Closing Cash Amounts, the Closing Indebtedness and the Closing Transaction Expenses; provided that any Disputed Item shall be limited to the determination of the Closing Working Capital, the Working Capital Adjustment Amount, the Closing Cash Amounts, the Closing Indebtedness and the Closing Transaction Expenses. Upon receipt by Purchaser of a Dispute Notice, Purchaser and Seller shall negotiate in good faith to resolve any Disputed Items and amounts set forth therein, and each of Purchaser and Seller agrees that other than the Disputed Items, the Post-Closing Statement will be final, conclusive and binding on the Parties. If Purchaser and Seller, such good faith effort notwithstanding, fail to resolve any Disputed Items within 30 days following receipt by Purchaser of the Dispute Notice (the "Dispute Resolution Period"), then Purchaser and Seller jointly shall engage, within 10 Business Days following the expiration of the Dispute Resolution Period, an independent and internationally recognized accounting firm selected jointly by Seller and Purchaser (the "Independent Accounting Firm") to resolve any such Disputed Items (and only such unresolved Disputed Items). The Independent Accounting Firm shall act as an expert, not as an arbitrator, in resolving the Disputed Items. Purchaser and Seller may not conduct any ex parte communications with the Independent Accounting Firm. The scope of the disputes to be resolved by the Independent Accounting Firm shall be limited to the Disputed Items submitted to Independent Accounting Firm. As promptly as practicable, and in any event not more than 15 days following the engagement of the Independent Accounting Firm, Purchaser and Seller shall each prepare and submit a written presentation detailing each Party's complete statement of proposed resolution of each Disputed Item to the Independent Accounting Firm. Purchaser and Seller shall cause the Independent Accounting Firm to, as soon as practicable after the submission of the presentations described in the immediately preceding sentence and in any event not more than 30 days following submission by the Parties of such presentations to the Independent Accounting Firm, make a final determination, binding on the Parties, of the appropriate amount of each Disputed Item. With respect to each Disputed Item, such determination, if not in accordance with the position of either Seller or Purchaser, shall not be in excess of the higher, nor less than the lower, of the amounts advocated by Purchaser or Seller, as applicable, in the Post-Closing Statement or Dispute Notice, as applicable. The scope of the disputes to be resolved by the Independent Accounting Firm shall be limited to whether any determination of the Closing Working Capital, the Working Capital Adjustment Amount, the Closing Cash Amounts, the Closing Indebtedness and the Closing Transaction Expenses was properly calculated in accordance with the terms of this Agreement (including the Transaction Accounting Principles, as applicable) and not on the basis of an independent determination not

31 consistent with such terms. The fees, expenses and costs of the Independent Accounting Firm will be borne by Seller, on the one hand, and Purchaser, on the other hand, in inverse proportion to their relative success in the dispute as determined by the Independent Accounting Firm; provided that any initial engagement fees owed to the Independent Accounting Firm will be initially paid 50% by Seller and 50% by Purchaser. For example, should the aggregate items in dispute total $1,000 and the Independent Accounting Firm award $600 in favor of Seller's position, Purchaser would pay 60% of the costs of the Independent Accounting Firm's review and Seller would pay 40% of the costs of the Independent Accounting Firm's review. All determinations made by the Independent Accounting Firm, and the Post-Closing Statement, as modified by the Independent Accounting Firm, will be final, conclusive and binding on the Parties in the absence of fraud or manifest error. The Parties acknowledge and agree that the adjustment procedures set forth in this Section 2.4 are not intended to permit the introduction of judgments, accounting methods, policies, practices, procedures, classifications, valuation practices or estimation methodologies for the purpose of determining the Final Purchase Price that are different from or inconsistent with the terms of this Agreement, including the applicable definitions herein and the Transaction Accounting Principles, where applicable. This Section 2.4 is not intended as a remedy for any misrepresentation or breach of any representation and warranty made by Seller in Article III. (e) Subject to Section 6.1(b), for purposes of complying with the terms set forth in this Section 2.4, from and after the Closing until the time at which any Disputed Items are submitted to the Independent Accounting Firm for resolution, Seller and Purchaser shall reasonably cooperate with and make available to each other and each of their respective Representatives all information and documents reasonably requested, in each case to the extent related to the Closing Working Capital, the Working Capital Adjustment Amount, the Closing Cash Amounts, the Closing Indebtedness or the Closing Transaction Expenses, and shall permit access to their relevant respective personnel, as may be reasonably required during normal business hours in connection with the preparation, analysis and review of the Post-Closing Statement and the resolution of any Disputed Item. From and after the time at which any Disputed Items are submitted to the Independent Accounting Firm for resolution, Seller and Purchaser shall reasonably coordinate with and make available to the Independent Accounting Firm all information and documents reasonably requested, in each case to the extent related to a Disputed Item. (f) The "Final Purchase Price" means the Base Purchase Price, plus (i) the Closing Cash Amounts, plus (ii) the Working Capital Adjustment Amount (which may be a positive or negative number or zero), minus (iii) the Closing Indebtedness, and (iv) minus the Closing Transaction Expenses, in the case of each of clauses (i), (ii), (iii) and (iv), as finally determined pursuant to Section 2.4. (g) If the Final Purchase Price is less than the Closing Purchase Price (such shortfall amount, if any, the "Shortfall Amount"), then Purchaser and Seller shall promptly instruct the Escrow Agent to release to Purchaser from the Escrow Amount an aggregate amount equal to the lesser of (i) the Shortfall Amount and (ii) the Escrow Amount, and to release to Seller the remainder of the Escrow Amount, if any. If the Shortfall Amount exceeds the Escrow Amount, then Seller shall promptly pay to Purchaser such excess amount. If the Final Purchase Price exceeds the Closing Purchase Price (such excess amount, if any, the "Excess Amount"), then Purchaser shall promptly pay or cause to be paid an amount in cash equal to such Excess Amount

32 to Seller by wire transfer of immediately available funds to an account designated in writing by Seller to Purchaser and Purchaser and Seller shall promptly instruct the Escrow Agent to release to Seller the entirety of the Escrow Amount. If the Closing Purchase Price is equal to the Final Purchase Price, then Purchaser and Seller shall promptly instruct the Escrow Agent to release to Seller the entirety of the Escrow Amount but otherwise neither Seller nor Purchaser will be required to pay any additional amount in cash to the other Party in respect thereof. Any such payment pursuant to this Section 2.4(g) is to be made within five Business Days of the date on which the Final Purchase Price is finally determined pursuant to this Section 2.4. (h) The process set forth in this Section 2.4 shall be the sole and exclusive remedy of the Parties and their respective Affiliates for any disputes related to the calculation of the Closing Working Capital, the Working Capital Adjustment Amount, the Closing Cash Amounts, the Closing Indebtedness, the Closing Transaction Expenses and any related adjustments to the Closing Purchase Price or the Final Purchase Price and the calculations and amounts on which they are based or set forth in the related statements and notices delivered in connection therewith. (i) Any payments made pursuant to this Section 2.4 shall be treated as an adjustment to the Total Purchase Price by the Parties for Tax purposes, unless otherwise required by Law. Section 2.5 Purchase Price Allocation. (a) Seller and Purchaser agree to allocate and, as applicable, to cause their relevant Affiliates to allocate, the Final Purchase Price and any other items that are treated as additional consideration for Tax purposes among any assets that, for U.S. income Tax purposes, are treated as assets purchased by Purchaser (or its relevant Affiliates) pursuant to this Agreement and any other Transaction Document in accordance with Exhibit E attached hereto (the "Allocation Schedule"). As a result of the Section 338(g) Elections and the Section 338(h)(10) Elections, Purchaser and Seller agree that the "aggregate deemed sales price" (as defined in Treasury Regulations Section 1.338-4) and the "adjusted gross-up basis" (as defined in Treasury Regulations Section 1.338-5) shall be allocated among the assets of each applicable Section 338(h)(10) Transferred Entities and Section 338(g) Eligible Entities in accordance with the Allocation Schedule and Treasury Regulations Sections 1.338-6 and 1.338-7. (b) No later than 120 days after the date on which the Total Purchase Price is finally determined, Purchaser shall deliver to Seller a proposed allocation of the Total Purchase Price and any other items that are treated as additional consideration for U.S. income Tax purposes among Seller and its relevant Affiliates pursuant to this Agreement and any other Transaction Document and among the assets of each applicable Transferred Entity that is classified as an entity disregarded as separate from Seller (or its relevant Affiliate) or with respect to which the Section 338(h)(10) Election or Section 338(g) Election is made, in each case, determined in a manner consistent with Section 1060 of the Code and the Treasury Regulations promulgated thereunder (including Section 338 of the Code and the Treasury Regulations promulgated thereunder), any other relevant provisions of applicable Law, and the Allocation Schedule ("Allocation"). If Seller disagrees with the Allocation, Seller may, within 30 days after receipt of the Allocation, deliver a notice ("Seller's Allocation Notice") to Purchaser to such effect, specifying those items as to which Seller disagrees and setting forth Seller's proposed allocation. If the Seller's Allocation Notice is duly delivered, Seller and Purchaser shall, during the 30 days

33 immediately following such delivery, use commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine the allocation of the Total Purchase Price and any other items that are treated as additional consideration for U.S. income Tax purposes. Notwithstanding any other provision in this Agreement to the contrary, if Seller and Purchaser are unable to resolve any such dispute within the 30-day period following the delivery of the Seller's Allocation Notice, then all matters in dispute relating to such allocation shall be submitted to and resolved by the Independent Accounting Firm based upon the Allocation Schedule and in accordance with the procedures set forth in Section 2.4(d) applied mutatis mutandis (including the provisions set forth therein for the sharing of costs), and any determination by the Independent Accounting Firm shall be final. The Independent Accounting Firm shall be directed to resolve any items in dispute within 20 days of having such items referred to it pursuant to such procedures as it may require. Seller, Purchaser and the applicable Purchased Entities agree to be bound by the Allocation, as finally determined (the "Final Allocation"). (c) Neither Seller nor Purchaser shall (and they shall cause their respective Affiliates not to) take any position for income Tax purposes inconsistent with the Final Allocation on any Tax Return (including any IRS Form 8594 and Section 338 Election Form, if applicable) or in any Tax Proceeding or otherwise, in each case, except to the extent otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code (or any analogous provision of state, local or non-U.S. Law). Seller and Purchaser agree to modify the Final Allocation to reflect any adjustments made to the Final Purchase Price pursuant to this Agreement (including as a result of the Earnout Payment or the Deferred Purchase Price) as mutually agreed upon by Purchaser and Seller in good faith (and, if applicable, consistent with the prior allocation of similar items in the Final Allocation). Seller and Purchaser shall file (or shall cause their respective Affiliates to file) an amendment to Form 8594 or Section 338 Election Form, as may be applicable, to reflect any adjustments made to the Final Allocation pursuant to this Section 2.5(c). If the Final Allocation Schedule (including any amendments thereto pursuant to this Section 2.5(c)) is disputed by any Taxing Authority, the Party receiving notice of such dispute shall promptly notify the other Party, and the Parties agree (and shall cause their respective Affiliates) to use their commercially reasonable efforts to defend such Final Allocation in any audit or similar proceeding. Section 2.6 Withholding. Purchaser, the Purchased Entities or their designees, and any other applicable withholding agent shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to any Person any Taxes or other amounts required under the Code or any other applicable Law to be deducted and withheld, and to request any reasonably necessary Tax forms or any similar information for purposes of determining whether such withholding is required; provided that so long as Seller delivers the documents described in Section 2.3(b)(ix), the Parties agree that no withholding shall be required with respect to any payment made to Seller pursuant to this Agreement. The Parties acknowledge that withholding may be required with respect to payments in the nature of compensation, including payments made by the Transferred Entities to their employees or former employees. To the extent that any such amounts are so deducted or withheld and paid over to the appropriate Governmental Entity, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction or withholding was made.

34 Section 2.7 Earnout. (a) As additional purchase price consideration, after Closing, Purchaser shall pay or cause to be paid an amount, if any (an "Earnout Payment"), equal to the amount payable upon the Business achieving the applicable Milestone Measurement in the Earnout Period, subject to the terms and conditions of and in accordance with the procedures set forth in this Section 2.7 and on Section 2.7 of the Disclosure Schedules. (b) Not later than 90 days following the end of the Earnout Period, Purchaser shall prepare and deliver to Seller a statement setting forth, in reasonable detail and accompanied by applicable supporting information, Purchaser's good faith determination of the Milestone Measurement in respect of the Earnout Period (the "Earnout Measurement") and any resulting Earnout Payment due, prepared in accordance with Section 2.7 of the Disclosure Schedules (the "Earnout Statement"). (c) If Seller does not deliver a written objection to Purchaser within 60 days following receipt of the Earnout Statement, then the Earnout Measurement (and resulting Earnout Payment) will be final, conclusive and binding on the Parties. To the extent that the Seller disputes any portion of the Earnout Statement, Section 2.4(d) and Section 2.4(e) shall apply mutatis mutandis to this Section 2.7 and the Earnout Statement (and the calculations of the Earnout Measurement and resulting Earnout Payment), shall be finally determined and any dispute regarding any matter set forth in the Earnout Statement shall be resolved in accordance therewith. After the final resolution of any dispute in respect of the Earnout Statement (and the calculations of the Earnout Measurement and Earnout Payment), the Earnout Payment, if any, will be paid promptly (and in any event within five Business Days thereof) by Purchaser by wire transfer of immediately available funds to an account designated in writing by Seller to Purchaser. (d) From Closing until the end of the Earnout Period, (i) Purchaser and its applicable Affiliates, including the Transferred Entities following the Closing, shall not take or fail to take any action with the purpose (and not merely the effect) of preventing the achievement of the full Earnout Payment hereunder. For the avoidance of doubt, notwithstanding anything to the contrary contained herein, (A) Purchaser and its Affiliates shall otherwise be entitled to run and operate the Business and conduct its operations in their sole discretion, (B) Purchaser and its Affiliates shall not have any duty or obligation, expressed or implied, to own, use, or otherwise operate the assets of the Business in order to maximize or expedite the payments described in this Section 2.7, (C) Purchaser and its Affiliates shall owe no duty, as a fiduciary or otherwise, to Seller or its Affiliates in connection with its operation of the Business following the Closing, and (D) there is no assurance that Seller will receive any payment described in this Section 2.7; and (ii) in the event of any direct or indirect sale of more than 50% of the equity interests or substantially all of the assets of Purchaser or the Business (whether by merger, sale of stock, sale of assets or otherwise) to any unaffiliated third party (each, a "Sale Trigger"), Purchaser shall use its commercially reasonable efforts to cause such third party to expressly assume any then remaining obligations set forth in this Section 2.7; provided,

35 however, that, Purchaser shall provide written notice to Seller of any Sale Trigger as soon as Purchaser is able to do so without violating applicable Law. (e) Any payment made pursuant to this Section 2.7 shall be treated as an adjustment to the Total Purchase Price by the Parties for Tax purposes, unless otherwise required by Law. Section 2.8 Deferred Purchase Price. (a) In addition to the payments under Section 2.3, Section 2.4 and Section 2.7 (if applicable), as additional purchase price consideration, Purchaser shall pay or cause to be paid to Seller, the Deferred Purchase Price on the date that is the first anniversary of the Closing Date by wire transfer of immediately available funds to an account designated in writing by Seller to Purchaser. Purchaser shall have the right, but not the obligation, to prepay to Seller all of the Deferred Purchase Price at any time prior to the first anniversary of the Closing Date. (b) Notwithstanding anything to the contrary herein, the Deferred Purchase Price shall become immediately due and payable if Purchaser, the Transferred Entities or the Business: (a) is dissolved or liquidated or takes any action for such purpose; (b) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due; (c) files or has filed against it a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law; (d) makes or seeks to make a general assignment for the benefit of creditors; (e) applies for or has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business, or (f) suspends or ceases, or threatens to suspend or cease, carrying on all or a substantial part of its business. (c) The payment made pursuant to this Section 2.8 shall be treated as an adjustment to the Total Purchase Price by the Parties for Tax purposes, unless otherwise required by Law. Section 2.9 Total Purchase Price. The "Total Purchase Price" means the Final Purchase Price, plus (i) the Earnout Payment, if any, plus (ii) the Deferred Purchase Price. Section 2.10 Purchased Entity Limited Guarantee. Hu-Friedy and Crosstex (each, a "Purchaser Guarantor") hereby jointly and severally absolutely, irrevocably and unconditionally guarantee to Seller, as primary obligor and not as surety merely, the due and punctual payment in full of the Earnout Payment, if any, and the Deferred Purchase Price (collectively, the "Guaranteed Obligations"), as and when due and payable pursuant to the provisions of this Agreement. Each Purchaser Guarantor hereby agrees that the obligations of such Purchaser Guarantor hereunder shall not be released or discharged, in whole or in part, in each case, or otherwise affected by: (a) the failure or delay on the part of Seller to assert any claim or demand or to enforce any right or remedy against Purchaser or Purchaser Guarantors; (b) any change in the time, place or manner of payment of any of the Guaranteed Obligations, or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of this Agreement or any other agreement entered into in connection with the Guaranteed Obligations, or (c) any insolvency, bankruptcy, reorganization or other similar proceeding instituted by or against Purchaser or any other Person now or hereafter liable with respect to the Guaranteed Obligations. Each Purchaser Guarantor hereby waives promptness, diligence, presentment, demand for

36 payment, notice of non-performance, default, dishonor and protest, notice of any Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any stay, moratorium or other similar Law now or hereafter in effect or any right to require the marshaling of assets of Purchaser or any other Person now or hereafter liable with respect to the Guaranteed Obligations. ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER Except as set forth in, or qualified by any matter set forth in, the Disclosure Schedules, Seller hereby represents and warrants to Purchaser the following statements are true and correct: Section 3.1 Organization, Standing and Power. (a) Seller is duly organized, validly existing and in good standing under the Laws of Ohio and each Transferred Entity is duly formed, organized or incorporated, validly existing and, to the extent such concept is applicable in the relevant jurisdiction, in good standing or duly registered (or any similar concept) under the Laws of its jurisdiction of formation, organization or incorporation, as applicable, and each other jurisdiction in which the ownership or operation of its assets or businesses requires it to be in good standing or registered (or any similar concept), except as would not have a material effect on the Business, and each Transferred Entity has all necessary organizational power and authority to carry on the Business as presently conducted, except as would not have a material effect on the Business. (b) True, correct and complete copies of the Organizational Documents of each Transferred Entity have been made available to Purchaser. Section 3.2 Purchased Entities and Transferred Entities. All of the Purchased Entity Equity and all of the equity securities of the Transferred Entities have been duly authorized and validly issued and are fully paid and non-assessable and are held of record and beneficially by Affiliates of Seller as set forth on Section 3.2 of the Disclosure Schedules. The Purchased Entity Equity collectively constitutes all of the issued and outstanding equity interests of the Purchased Entities. There are no outstanding options, warrants, call rights, purchase rights, subscription rights, exchange rights, preemptive rights, put rights, pledges, convertible securities, rights of first refusal, equity appreciation rights, phantom equity, profit participation rights, profits interests or other similar rights, convertible securities, agreements or commitments of any kind pursuant to which any of the Transferred Entities is or may become obligated to (a) issue, transfer, grant, sell or otherwise dispose of any of its equity interests, or (b) redeem, purchase or otherwise acquire any outstanding Purchased Entity Equity or any equity securities of the Transferred Entities, as applicable, in each case, other than as may be set forth in the Organizational Documents of such Purchased Entity or Transferred Entity. There are no written or, to the Knowledge of Seller, other claims by any current or former holder of Purchased Entity Equity or equity securities of any Transferred Entity against or involving Seller or any of its Affiliates in respect of any Purchased Entity Equity or any equity securities of any Transferred Entity currently or formerly held by such Person. There are no bonds, debentures, notes or other indebtedness of any Transferred Entity outstanding having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which any equityholders of such Transferred Entity may vote. No

37 Transferred Entity is bound by any Contract or otherwise has any obligation to acquire any equity securities of, or make any investment in or loan or capital contribution to, any other Person, excluding any other Transferred Entity. Section 3.3 Authority; Execution and Delivery; Enforceability. Seller has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which it is or will be a party and to consummate the Transaction and the other transactions contemplated hereby and thereby. The execution and delivery by Seller and its Affiliates of this Agreement and each other Transaction Document to which they are, or will be, a party and the consummation by Seller and its Affiliates of the Transaction and the other transactions contemplated hereby and thereby have been, or will be, as applicable, duly and validly authorized by all requisite action of Seller and its Affiliates pursuant to the Organizational Documents of Seller and its Affiliates, as applicable, and applicable law. Seller has duly executed and delivered this Agreement, and assuming due authorization, execution and delivery by Purchaser, this Agreement will constitute Seller's valid and binding obligation, enforceable against Seller in accordance with its terms, subject to the effect of any Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting the enforcement of creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law) (collectively, the "General Enforceability Exceptions"). Section 3.4 No Conflicts; Consents; Governmental Authorization. The execution and delivery by Seller of this Agreement does not, and the execution by Seller of the other Transaction Documents to which it is, or will be, a party will not, and the consummation of the Transaction and the other transactions contemplated hereby and thereby and compliance by Seller with the terms hereof and thereof will not, conflict with, or result in any violation of, breach or default (with or without notice or lapse of time, or both) under, or result in (or give rise to a right to) any termination, cancellation, modification, amendment, suspension, revocation, or acceleration of any right, benefit or obligation under, or result in the creation of any Lien (other than Permitted Liens) upon any assets of a Transferred Entity, any Purchased Entity Equity or any equity securities of any Transferred Entity, in each case, under, any provision of (a) the Organizational Documents of Seller or any Transferred Entity, (b) any Judgment or Law applicable to the Business, or (c) any Material Contract or Permit, except, in the case of clause (c), as would not reasonably be expected, individually or in the aggregate, to adversely affect in any material respect the business of, or result in any material liability to, a Transferred Entity. No Approval of any Governmental Entity is required to be obtained or made by or with respect to Seller or any of its Affiliates in connection with the execution, delivery and performance of this Agreement, the other Transaction Documents or the consummation of the Transaction and the other transactions contemplated hereby or thereby, other than in connection, or in compliance with, the notification and waiting period requirements of the HSR Act. Section 3.5 Financial Statements. (a) Attached to Section 3.5 of the Disclosure Schedules are true, correct and complete copies of (w) the audited financial statements with respect to the "Dental" business segment as reported in the annual report on Form 10-K filed by STERIS plc with the SEC for the fiscal year ended March 31, 2023, (x) the unaudited financial statements with respect to the "Dental" business

38 segment as reported in the quarterly report on Form 10-Q filed by STERIS plc with the SEC for the quarterly period ended December 31, 2023, (y) the unaudited consolidated financial statements with respect to the Business, including the consolidated balance sheet as of April 30, 2022 and March 31, 2023 and consolidated income statements for the periods then ended and (z) the unaudited consolidated balance sheet and income statement of the Business as of January 31, 2024 and for the ten-month period then ended (the "Latest Financial Statements" and such date, the "Business Financial Statements Date") (such financial statements in (w), (x), (y) and (z), together with the notes and schedules thereto, if any, the "Business Financial Statements"). The Business Financial Statements (a) fairly present, in all material respects, the financial position and operating results of the Business as of their respective dates and for the periods set forth therein, and (b) have been prepared from the books and records of the Business and in accordance with GAAP (which books and records are in turn true, correct and complete in all material respects), except (i) as noted therein and (ii) in the case of the Latest Financial Statements and the quarterly report on Form 10- Q filed by STERIS plc with the SEC for the quarterly period ended December 31, 2023, as subject to normal year-end adjustments (none of which are material, individually or in the aggregate) and the absence of footnote disclosures required by GAAP (which, if included, would be consistent with the Business Financial Statements for the period ending on March 31, 2023); provided, however, that the Business Financial Statements and the foregoing representations and warranties are qualified by the fact that (A) the Business has not operated on a separate stand-alone basis and has historically been reported within Seller's or its Affiliates' combined financial statements, (B) the Business Financial Statements may not necessarily be indicative of the results that the Business would have achieved had it operated on a separate stand-alone basis, and (C) the Business Financial Statements may assume certain allocated charges and credits which do not necessarily reflect amounts that would have resulted from arm's-length transactions or that the Business would have incurred on a stand-alone basis. (b) The Transferred Entities have, and Seller has, in respect of the Business, established and adhered to a system of internal accounting controls which is sufficient to provide reasonable assurances regarding the reliability of financial reporting. In the past three years there has been no (i) significant deficiency or material weakness in any system of internal accounting controls used by the Transferred Entities, (ii) fraud or other wrongdoing that involves any of the management or other employees who have a role in the preparation of financial statements or the internal accounting controls used by the Transferred Entities or (iii) any written (or to the Knowledge of Seller other), claim or allegation regarding any of the foregoing. Section 3.6 Absence of Undisclosed Liabilities. No Transferred Entity has any material Liabilities, except for (a) Liabilities that are accrued, reserved against or reflected in the Business Financial Statements, (b) Liabilities of the same type reflected on the Latest Financial Statements which have arisen since the Business Financial Statements Date and were incurred in the ordinary course of business (none of which is a liability resulting from, arising out of, or relating to any breach of contract, breach of warranty, tort, infringement, environmental, health or safety matter, claim, lawsuit or violation of Law), (c) Liabilities included in Closing Working Capital, Closing Indebtedness or Closing Transaction Expenses, (d) executory Liabilities disclosed in or arising pursuant to the terms of any Contract to which a Transferred Entity is a party or is otherwise bound, but excluding such Liabilities to the extent that they are caused by a Transferred Entity's breach of such contract, or (e) Liabilities contemplated by or incurred under this Agreement or the other Transaction Documents.

39 Section 3.7 Absence of Changes or Events. (a) Since December 31, 2022, there has not been any Business Material Adverse Effect. (b) Since the Business Financial Statements Date, (i) each Transferred Entity has operated in the ordinary course of business, except in connection with, or in preparation for, the Transaction and the other transactions contemplated by this Agreement or the other Transaction Documents and (ii) there has not occurred any action or event (other than any actions or events that are disclosed as a qualification to any other representation and warranty in this Article III) that, had it been taken or had it occurred after the date of this Agreement and prior to the Closing, would have required the consent of Purchaser under Section 5.2(b). Section 3.8 Title to and Sufficiency of Assets. As of the Closing, taking into account any products and services provided pursuant to this Agreement and the other Transaction Documents, (a) the Transferred Entities have good and marketable title to or, in the case of leased or licensed properties or assets, valid leasehold or license interests in, all of the assets and properties of the Business necessary to conduct the Business in the same manner in all material respects as currently conducted by them, free and clear of all Liens other than Permitted Liens, and (b) the Transferred Entities will own or have the right to use pursuant to licenses or other Contracts all of the assets, properties and rights necessary to conduct the Business in the same manner in all material respects as currently conducted by them. All assets and properties of the Business are free from material defects (patent and latent), have been maintained in all material respects accordance with Law and normal industry practice, and are, in all material respects, in good operating condition and repair (subject to normal wear and tear). Section 3.9 Intellectual Property Rights. (a) Section 3.9(a) of the Disclosure Schedules lists all Registered Intellectual Property Rights included in the Business Intellectual Property Rights that are owned or exclusively licensed to the Transferred Entities, as of the date hereof (the "Business Registered Intellectual Property Rights"). Each item of the Business Registered Intellectual Property Rights is subsisting and, to the Knowledge of Seller, valid and, enforceable, and shall be owned or available for use by the Transferred Entities immediately after the Closing on terms and conditions identical to those under which the Transferred Entities owned or used such Business Intellectual Property Rights immediately prior to the Closing. (b) None of the Transferred Entities has: (i) received a written, or to the Knowledge of Seller, any other charge, complaint, claim, demand or notice in the last three years (and there are no Proceedings, charge, complaint, claim, demand or notice pending against any Transferred Entities) (A) that the Business Intellectual Property Rights are subject to any Judgment adversely affecting the use thereof or rights thereto by the Transferred Entities, or of any opposition or cancellation Proceeding pending against the Transferred Entities concerning the ownership, validity, or enforceability of any Business Registered Intellectual Property Rights, or (B) alleging that the possession or use of any of the Business Intellectual Property Rights infringes, misappropriates or otherwise violates the Intellectual Property Rights of any other Person; and (ii) in the last three years, made any written allegation against a third party of any infringement, misappropriation or other violation of any Business Intellectual Property Rights.

40 (c) All Intellectual Property Rights necessary to the operation of the Business as currently conducted are either (i) exclusively owned or purported to be owned by one of the Transferred Entities (the "Owned Intellectual Property"), free and clear of all Liens, except Permitted Liens, or (ii) are used by one of the Transferred Entities pursuant to a valid and enforceable license or other right to use (including, at the Closing, through the Transition Services Agreement) ((i) and (ii) together, "Business Intellectual Property Rights"). The Business Intellectual Property Rights and the Intellectual Property Rights of the Transferred Entities include all of the Intellectual Property Rights necessary to conduct the Business in all material respects in the manner conducted as of the date hereof (and in substantially the same manner as it has been conducted in the twelve (12) months period immediately prior to the date hereof). (d) Neither the conduct of the Transferred Entities, and the conduct of Seller and its Subsidiaries as it primarily relates to the Business, nor the conduct of the Business as currently conducted, including the provision of services and the sale or licensing of products, infringes any copyright or misappropriates any trade secret of any third party or infringes, misappropriates or otherwise violates, any other Intellectual Property Rights of any third party, nor in the last three years has infringed any copyright or misappropriated any trade secret of any third party or in the last three years infringed any trademark of any third party, or in the last six years, infringed, misappropriated or otherwise violated any Intellectual Property Rights of any third party, except in each case as would not have a material effect on the Business. To the Knowledge of Seller, as of the date hereof, no third party is infringing, misappropriating, or otherwise violating any Business Intellectual Property Rights. (e) The Transferred Entities exclusively own the material Intellectual Property Rights developed on behalf of the Business by all current and former officers and employees of, and consultants and independent contractors to, the Transferred Entities. The Transferred Entities have entered into valid and enforceable written agreements with each of its current or former employees, contractors and consultants who have participated in the development of material Intellectual Property Rights for the Transferred Entities providing for (i) the present assignment to the Transferred Entities of all right, title and interest in and to all such developed Intellectual Property Rights and (ii) the non-disclosure by such Persons of all confidential information (collectively, the "Personnel IP Assignments"). No current or former officer or employee of, or consultant or independent contractor to, the Transferred Entities is asserting or, to the Knowledge of Seller, has grounds to assert any rights to any of the Business Intellectual Property Rights. (f) The Transferred Entities have taken commercially reasonable measures designed to protect and maintain the confidentiality of Trade Secrets, and, to the Knowledge of Seller, there have been no material unauthorized uses or disclosures of any such Trade Secrets. The Transferred Entities possess all source code and other documentation and materials proprietary to the Business and necessary or useful to compile and operate the Business Products and neither Seller and its Subsidiaries as it primarily relates to the Business nor the Transferred Entities have disclosed, delivered, licensed or otherwise made available, and Seller and its Subsidiaries primarily as it relates to the Business and the Transferred Entities do not have a duty or obligation (whether present, contingent or otherwise) to disclose, deliver, license or otherwise make available, any source code or other documentation that is proprietary to the Business and that is used for any Business Products to any Person other than Persons who have a legitimate interest to gain access

41 to such source code and other documentation and who have signed appropriate confidentiality agreements. (g) Except as set forth in a Material Contract, neither the Transferred Entities nor Seller and its Subsidiaries as it primarily relates to the Business are under any obligation, whether written or otherwise, to develop any Intellectual Property Rights (including any elements of any Business Products) or customize or configure any Business IT Assets for any third party, including any customer or end user. (h) Neither Seller and its Subsidiaries as it primarily relates to the Business nor any Transferred Entity use or have used any Open Source Software or any modification or derivative thereof: (i) in a manner that would grant or purport to grant to any Person any rights to or immunities under any of the Business Intellectual Property Rights, or (ii) under any license requiring any Transferred Entity or Seller and its Subsidiaries as it primarily relates to the Business to disclose, distribute or reverse-engineer the source code that is proprietary to the Business and that is used with any of the Business Products, to license or provide the source code to any of the Business Products for the purpose of making derivative works, or to make available for redistribution to any Person such source code to any of the Business Products at no or minimal charge. The Transferred Entities and Seller and its Subsidiaries as it primarily relates to the Business are in compliance with all obligations under any agreement pursuant to which the Transferred Entities and Seller and its Subsidiaries as it primarily relates to the Business have obtained the right to use any third-party Software, including Open Source Software. Section 3.10 Information Technology; Data Protection. (a) The Transferred Entities own, lease, license, or otherwise have the legal right to use, including by taking into account the services to be provided pursuant to the Transition Services Agreement, all Business IT Assets for the operation of the Business as it is currently conducted (and in substantially the same manner as it has been conducted in the 12 months period immediately prior to the date hereof). The Business IT Assets operate according to specifications and perform as needed by the Transferred Entities to conduct the Business as conducted as of the date hereof (and in substantially the same manner as it has been conducted in the 12 months period immediately prior to the date hereof) without material defects or errors. Each Transferred Entity is in compliance with all material obligations under any Contract pursuant to which such Transferred Entity has obtained the right to use any third-party Business IT Assets. The Seller and its Subsidiaries as it primarily relates to the Business and the Transferred Entities have taken commercially reasonable actions to protect the security and integrity of the Business IT Assets and the data stored or contained therein or transmitted thereby. In the last three years there have not been any vulnerabilities or defects that resulted in any Security Breaches or unauthorized access or other security access incidents materially affecting the Business IT Assets or requiring notification to any Person or Governmental Entity under applicable Data Protection Requirements, except as would not have a material effect on the Business. To the Knowledge of Seller, the Business IT Assets do not contain any virus, spyware, malware, worm, Trojan Horse, or other technology, disabling codes or instructions, or other similar code or software routines or hardware components that are designed or intended to (i) delete, disable, interfere with, perform unauthorized modifications to, or provide unauthorized access to any data of the Business, Personal Data or the Business IT Assets, or (ii) modify, damage or destroy the Business IT Assets.

42 There are no, and in the last three years there have not been, any material defects, technical concerns or problems in any Software or hardware of the Business Products currently offered or under development that would prevent the same from performing substantially in accordance with their user specifications or functionality descriptions. (b) In the last three years, (i) the Business, Seller and its Subsidiaries as it primarily relates to the Business, and the Transferred Entities are, and have been compliant with all applicable Data Protection Requirements, (ii) the Transferred Entities and Seller and its Subsidiaries as it primarily relates to the Business have implemented commercially reasonable and all legally required measures, programs, policies and procedures, relating to privacy, cybersecurity, data protection and the collection, retention, protection, transfer, use and processing of Personal Data in respect of the Business, and (iii) there has been no (A) unauthorized access, use, modification, or disclosure of any Personal Data, confidential or proprietary data, or any other sensitive information in the Business's possession or control, and no circumstances exist which are likely to result in such incidents, (B) actual or alleged Security Breaches or intrusions into any Business IT Asset, or (C) action or circumstance requiring any Transferred Entity or Seller and its Subsidiaries as it primarily relates to the Business to notify any Person or Governmental Entity of a data Security Breach or violation of any Data Protection Requirements, except in each case as would not have a material effect on the Business. (c) None of the Transferred Entities or the Seller and its Subsidiaries, as it primarily relates to the Business, has, in the last three years, received any written, or to the Knowledge of Seller, any other complaint, claim, demand, threat of investigation or notice from any Person (including applicable Governmental Entities) alleging a violation of any Data Protection Requirements by any Transferred Entity, Seller or any of its Subsidiaries as it primarily relates to the Business, nor has any of the foregoing been threatened in writing to be charged with any such violation by any Governmental Entity. (d) The Transferred Entities and Seller or its Subsidiaries, as it primarily relates to the Business, have (i) taken all appropriate actions (including implementing and maintaining reasonable technical, organizational, physical or administrative safeguards) to protect Personal Data in their possession or under their control against any unauthorized use, modification, access or disclosure and (ii) entered into written agreements with third-party service providers, outsourcers, processors or other third parties who Process, store or otherwise handle Personal Data for or on behalf of the Business or the Transferred Entities that obligate such Persons to comply with applicable Data Protection Requirements and to take steps to protect and secure Personal Data from unauthorized use, access, modification or disclosure, and, to the Knowledge of Seller, all third parties who Process Personal Data on behalf of the Business or the Transferred Entities have done so in material compliance with applicable Laws and Data Protection Requirements. (e) The Transferred Entities exclusively own or possess all the necessary rights in and to the Business Product Data and all Personal Data primarily used by the Business, free and clear of any restrictions of any nature other than Permitted Liens, including the rights, directly or indirectly, to use or exploit the same to operate the Business Products.

43 Section 3.11 Real Property. (a) Section 3.11(a) of the Disclosure Schedules sets forth the addresses all of the real property leased, subleased or licensed by the Transferred Entities (together with all buildings, structures, fixtures and Improvements located thereon, the "Business Leased Real Property"). The Business Leased Real Property represents all Leases covering leased or subleased real property used in the Business. With respect to the Business Leased Real Property, (i) the Transferred Entities have valid title to the leasehold estate (as lessee), free and clear of all Liens, other than Permitted Liens; (ii) each Lease for the Business Leased Real Property is in full force and effect and is enforceable in accordance with its terms, subject to the General Enforceability Exceptions; (iii) the applicable Transferred Entity's possession and quiet enjoyment of the Business Leased Real Property under such Lease has not been disturbed, and to the Knowledge of Seller, there are no disputes with respect to such Lease; (iv) neither the applicable Transferred Entity nor, to the Knowledge of Seller, any other party to the Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease, and (v) no Transferred Entity has subleased, licensed or otherwise granted any Person the right to use or occupy such Business Leased Real Property or any portion thereof. (b) The Transferred Entities have good and marketable indefeasible fee simple title to the real property set forth in Section 3.11(b) of the Disclosure Schedules (the "Business Owned Real Property"), free and clear of all Liens, other than Permitted Liens. No Transferred Entity has leased or otherwise granted to any Person the right to use or occupy such Business Owned Real Property or any portion thereof. There are no outstanding options, rights of first offer or rights of first refusal to purchase such Business Owned Real Property or any portion thereof or interest therein. There are no pending or, to the Knowledge of Seller, threatened in writing condemnation Proceedings. (c) All Improvements are in good condition and repair and sufficient for the operation of the Business immediately after the Closing in substantially the same manner as it was conducted immediately prior to Closing, subject to normal wear and tear. To the Knowledge of Seller, there are no structural deficiencies or latent defects that are material in nature affecting any of the Improvements and, there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the Business. (d) The Business Owned Real Property and Business Leased Real Property are in material compliance with all applicable Laws, and the current use or occupancy of the Business Owned Real Property and the Business Leased Real Property or operation of the Business thereon does not violate in any material respect any Laws. Section 3.12 Material Contracts. (a) Section 3.12 of the Disclosure Schedules sets forth a true, complete and correct list of all of the following Contracts (excluding open purchase or sales orders entered into in the ordinary course of business) to which a Transferred Entity is a party or by which any of them is

44 bound as of the date hereof (each Contract listed or required to be listed on Section 3.12 of the Disclosure Schedules, collectively, the "Material Contracts"): (i) any Contract with a Material Customer; (ii) any Contract with a Material Supplier; (iii) any Contract containing any capital expenditure obligations of the Business in excess of $3,000,000; (iv) any Contract that is a strategic alliance, an equity joint venture, partnership or other similar agreements or other agreements that involve sharing of revenues, profits, losses, costs, royalty in excess of $100,000, damages or liabilities, in each case, between a Transferred Entity and a third party; (v) any Contract pursuant to which (A) any Transferred Entity licenses from a third party Intellectual Property Rights (other than any COTS Software), or (B) a third party licenses from any Transferred Entity any Business Intellectual Property Rights (other than licenses granted in the ordinary course of business, including in connection with the sale or licensing of any products or services), in each case of clauses (A) and (B) that involve annual aggregate payments in excess of $1,000,000; (vi) any Contract relating to Indebtedness, other than any Indebtedness to the extent owing from any of the Transferred Entities to any of the other Transferred Entities or released pursuant to Section 5.11; (vii) any Contract relating to the acquisition or disposition of any business or assets (whether by merger, sale of stock, sale of assets or otherwise) other than (A) acquisitions or dispositions of inventory, or assets of no or de minimis value, in the ordinary course of business, or (B) Personnel IP Assignments; (viii) any Contract that (A) prohibits or purports to prohibit a Transferred Entity from competing in a particular geographic area during any time period or from soliciting or hiring any Person, (B) contains "most favored nation" pricing terms, exclusivity, or grants any right of first offer or right of first refusal, or (C) contains "take or pay" or "requirements" terms; (ix) any Contract, other than a Transaction Document, (i) relating to the sharing or allocation of Intellectual Property Rights by and between the Transferred Entities, on the one hand, and Seller and its Affiliates (other than the Transferred Entities), on the other hand, or (ii) that restricts or limits the use of any Business Intellectual Property Rights that are owned or exclusively licensed to any Transferred Entity (including consent to use and co-existence agreements); (x) any Contract for the development or escrow of any Business Intellectual Property Right that is owned or exclusively licensed to any Transferred Entity or Business Product;

45 (xi) any Contract involving the settlement, conciliation, release, compromise or waiver of any material rights, claims, obligations, duties or liabilities (i) with any Governmental Entity pursuant to which the Transferred Entities have any outstanding liabilities or obligations or (ii) any other Person pursuant to which the Transferred Entities or the Business will have any outstanding payment obligation after the date of this Agreement in excess of $500,000; (xii) any Contract that provides for (A) the employment or engagement of any Business Employee, director or other individual contractor of the Business or the Transferred Entities on a full-time or consulting basis (x) providing annual base compensation in excess of $200,000, except for offer letters for at-will employees that do not provide for severance, change in control or similar payments or benefits or (y) that cannot be terminated upon ninety (90) days' prior notice or less without any material Liability to any Transferred Entity, or (B) accelerated vesting or any transaction, change of control, or retention bonus or payment, or other compensation or benefit that will accelerate or become due as a result of the Transaction or any other transaction contemplated by any Transaction Document; (xiii) any Collective Bargaining Agreement; (xiv) any Contract granting to any Person a first refusal, first offer or similar preferential right to purchase or acquire any equity interest of a Transferred Entity; (xv) any Government Contract with a total estimated annual value of $250,000 or more, including all options and anticipated orders; (xvi) any Contract that is an Affiliate Agreement; (xvii) any Contract that is a Commingled Contract; and (xviii) any Lease for Business Leased Real Property. (b) Other than expirations or non-renewals following the date hereof in accordance with the terms of the applicable Material Contract and in the ordinary course of business consistent with past practice, each Material Contract is in full force and effect and is valid, binding and enforceable with respect to the Transferred Entity party thereto, and to the Knowledge of Seller, each of the other parties thereto in accordance with its terms, in each case, subject to the General Enforceability Exceptions. No Transferred Entity, nor to the Knowledge of Seller, any other party to a Material Contract, is in material breach or violation of, or default under, any Material Contract and no event has occurred that with or without notice or lapse of time or both would constitute a material breach or default (whether by lapse of time or notice or both). There has been no material dispute with respect to any Material Contract by the parties thereto which dispute has not been fully resolved. No Transferred Entity has received any written or, to the Knowledge of Seller, other notice of cancellation, termination or non-renewal in respect of any Material Contract from or on behalf of the other party thereto or of any material dispute with respect to any Material Contract. Prior to the execution of this Agreement, Seller has made available to Purchaser true, complete and correct copies of each Material Contract.

46 Section 3.13 Compliance with Applicable Laws; Permits. (a) Each Transferred Entity is, and has been, in compliance in all material respects with all Laws applicable to the conduct of the Business as conducted by such Transferred Entity, except for such non-compliance prior to June 2, 2021 as would not result in a Business Material Adverse Effect. In the past three years, (i) no Transferred Entity has received written, or to the Knowledge of Seller, other notice alleging or stating that it is under investigation or audit with respect to, or been formally charged by a Governmental Entity with, the violation of any Laws, (ii) no Transferred Entity is or was under any such investigation or audit, and (iii) no Transferred Entity has conducted any internal investigation or audit in respect of any actual or potential material violation of Law. Except as would not have a material effect on the Business, all reports required to be filed by or on behalf of a Transferred Entity in the past three years with any Governmental Entity have been filed and, when filed, were correct and complete in all material respects. (b) Each Transferred Entity possesses all Permits necessary for the conduct of the Business conducted and as proposed to be conducted by it ("Required Permits"). All Required Permits are valid and in full force and effect in all material respects. The Transferred Entities have conducted their respective businesses in accordance in all material respects with the requirements of such Required Permits. To the Knowledge of Seller, no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute, a breach of or default under any such Required Permit and no Required Permit will be subject to modification or termination by its terms as a result of, or in connection with, the transactions contemplated by this Agreement or the Transaction Documents. No proceeding to modify, suspend, revoke, withdraw, terminate, deny the continuance or renewal of or otherwise limit any such Required Permit is pending or threatened in writing or to the Knowledge of Seller, otherwise threatened. (c) None of the Transferred Entities nor any of their respective directors, managers, officers, or employees or, to the Knowledge of Seller, any agent or representative thereof, during the past five years has offered, paid, promised to pay, or authorized the payment of any money or any other thing of value to any Person (i) with the intention of inducing improper conduct on the part of the recipient or (ii) to otherwise secure an undue or improper advantage for the Transferred Entities in violation of any Anti-Corruption Law. (d) None of the Transferred Entities nor any of their respective directors, managers, officers, or employees or, to the Knowledge of Seller, any agent or representative thereof during the past five years (i) has been or is a Person (x) with whom dealings are prohibited by any International Trade Laws; (y) a Governmental Entity of, resident in, or organized under the Laws of a country or territory that is the target of comprehensive sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region and so-called Donetsk People's Republic and Luhansk People's Republic in Ukraine); or (z) 50% or more owned or controlled by any of the foregoing Persons (collectively, a "Sanctioned Person"); or (ii) has (acting for or on behalf of the Transferred Entities) transacted business with or for the benefit of a Sanctioned Person or otherwise violated applicable International Trade Laws. (e) None of the Transferred Entities has been, during the past five years, the subject of any written (or, to the Knowledge of Seller, other) allegation, voluntary disclosure, investigation,

47 prosecution or enforcement action related to any Anti-Corruption Laws or International Trade Laws. (f) Each of the Transferred Entities is in compliance with all applicable tariff Laws, including the maintenance of contemporaneous documentation substantiating the tariff practices and methodology of the applicable Transferred Entity, in all material respects. Section 3.14 Government Contracts. (a) Each Government Contract to which a Transferred Entity is a party was legally awarded; (b) no such Government Contract is the subject of bid or award protest proceedings; (c) the Transferred Entities are in material compliance with the terms and conditions of each such Government Contract; (d) in the past three years, no Transferred Entity has made any mandatory or voluntary disclosure to any Governmental Entity with respect to any alleged irregularity, misstatement, omission, fraud or price mischarging, or other violation of applicable Law, arising under or relating to a Government Contract; (e) no Transferred Entity is being or has been audited or investigated by any Governmental Entity with respect to any Government Contract; (f) no Transferred Entity has received from any Governmental Entity or any other Person any written notice of breach, cure, show cause, default, or violation of Law, or of any actual or threatened legal or administrative action, with respect to any Government Contract; (g) no Transferred Entity has had any Government Contract terminated by any Governmental Entity or any other Person for default or failure to perform; (h) no Transferred Entity has received any small business set-aside contract, any other set aside contract or other order or contract requiring small business or other preferred bidder status; (i) no Transferred Entity has entered any Government Contracts payable on a cost-reimbursement basis or on the basis of a discount or disclosure of commercial pricing practices; and (j) no Transferred Entity, nor any principal thereof, has been debarred or suspended from participation in, or the award of, Government Contracts or is the subject of any debarment or suspension inquiry. There have been no material claims or disputes in connection with any Government Contract. Section 3.15 Environmental Matters. Except as would not have a material effect on the Business: (a) each Transferred Entity is, and for the past three years been, in compliance with all Environmental Laws applicable to it or the conduct of the Business; (b) each Transferred Entity possesses and has possessed for the past three years or has submitted a timely application for all Permits required for its operation of the Business or occupancy of its facilities under applicable Environmental Laws, and is, and for the past three years has been, in compliance with such Permits; (c) no Transferred Entity is subject to any pending or has received any unresolved Environmental Claim or has received written notice of any currently threatened Environmental Claim; (d) no Transferred Entity has by Contract or operation of Law assumed or provided an indemnity with respect to any Liability of any other Person under or relating to Environmental Laws; and (e) there has been no Release of or contamination by any Hazardous Material at, from, on or under the Business Leased Real Property, the Business Owned Real Property or any real property formerly owned, leased or otherwise operated by any Transferred Entity, and no Transferred Entity has Released, treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, sold or exposed any person to any Hazardous Material, in each case that currently requires investigation, assessment, cleanup or remediation by or has given or would give rise to any Liabilities for any Transferred Entity pursuant to any Environmental Law. Except as would not reasonably be expected to have a Business Material Adverse Effect, neither the Transaction nor the other transactions contemplated by this Agreement

48 is subject to the requirements of the Connecticut Transfer Act. The Transferred Entities have made available to Purchaser all material environmental, health or safety audits, assessments and reports and other material non-privileged documents bearing on any unresolved environmental, health or safety Liabilities that would have a material effect on the Business relating to their operations or past or current properties or facilities in their or Seller's possession or under their reasonable control. Section 3.16 Proceedings. There are no Proceedings pending or, to the Knowledge of Seller, threatened, against any Transferred Entity (or against Seller or any of its other Affiliates in respect of the Business), or any of the directors or officers of the Transferred Entities (in such capacity) or affecting any properties or assets of the Transferred Entities, nor have there been any such Proceedings in the last three years that involved any Transferred Entity (or Seller or any of its other Affiliates in respect of the Business) paying any amount in settlement thereof in excess of $500,000 or agreeing to any material limitation on or modification of the conduct of the Business. No Transferred Entity has any material Proceeding pending or planned to be brought against any Person. Section 3.17 Taxes. (a) All Tax Returns required to be filed by the Transferred Entities have been timely filed (taking into account automatic extensions) and all such Tax returns are true, correct and complete in all material respects. (b) All Taxes of the Transferred Entities (whether or not shown or required to be shown as due on any Tax Return) have been duly and timely paid by the due date thereof. (c) Each of the Transferred Entities has complied with applicable Laws relating to the collection and withholding of Taxes, and has paid over to the appropriate Governmental Entity all Taxes required by Law to be withheld or collected from amounts paid or owing to any employee, equity holder, creditor, holder of securities or other third party, and has complied with all information reporting (including IRS Form 1099) and backup withholding requirements, including maintenance of required records with respect thereto. (d) Since June 2, 2021, none of the Transferred Entities has been a "distributing corporation" or a "controlled corporation" in a distribution intended to be governed (in whole or in part) by Section 355(a) or Section 361 of the Code. (e) None of the Transferred Entities have participated in any "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4 (or any similar or corresponding provision of state, local, or non-U.S. Law). (f) None of the Transferred Entities has waived any statute of limitations in respect of Taxes or has consented to extend the time, or is the beneficiary of any extension of time, in which any Tax may be assessed or collected by any Governmental Entity, other than any such extensions that are no longer in effect. No request for any such waiver or extension from any Taxing Authority is currently outstanding except for automatic extensions of time (which do not involve any discretion on the part of Taxing Authorities) to file Tax Returns for any Transferred Entity.

49 (g) None of the Transferred Entities is a party to or bound by any Tax allocation, Tax indemnification or Tax sharing agreement (other than any Contract entered into in the ordinary course of business, the primary purpose of which is not Taxes). (h) None of the Transferred Entities is or has been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of U.S. state, local, or non-U.S. Law) filing a consolidated, combined, unitary or similar Tax Return (other than a group the common parent of which is or was the applicable Transferred Entity, Seller or any of the Affiliates of Seller), nor does any Transferred Entity have any liability for the Taxes of any Person (other than any Person who is a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group under similar provision of U.S. state, local or non-U.S. Law) filing a consolidated, combined, unitary or similar Tax Return, the common parent of which is or was the applicable Transferred Entity, Seller or any of the Affiliates of Seller) under Section 1.1502-6 of the Treasury Regulations or any analogous or similar provision of U.S. state or local, or non-U.S. Law, or by Contract (other than any Contract entered into in the ordinary course of business, the primary purpose of which is not Taxes), as a transferee or successor, or otherwise. (i) None of the Transferred Entities or Purchaser by virtue of its ownership in the Purchased Entities will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) "closing agreement" as described in Section 7121 of the Code and the Treasury Regulations promulgated thereunder (or any corresponding or similar provision of U.S. state or local or non-U.S. law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) arising prior to the Closing; (v) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (vi) prepaid amount received or deferred revenue accrued including pursuant to Revenue Procedure 2004-34 or Section 451(c) of the Code and the Treasury Regulations promulgated thereunder on or prior to the Closing Date; or (vii) income under Section 951 or 951A of the Code (or any corresponding or similar provision of Law) of any Transferred Entity attributable to a taxable period (or portion thereof) ending on or prior to the Closing Date. No Transferred Entity will be required to pay any Tax after the Closing Date as a result of an election made pursuant to Section 965(h) of the Code. (j) There are no Liens for Taxes (other than Liens for Taxes not yet due and payable) upon any of the assets of any Transferred Entity. (k) No claim has ever been made by a Taxing Authority in a jurisdiction where none of the Transferred Entities files Tax Returns that any Transferred Entity is or may be subject to Tax by that jurisdiction. None of the Transferred Entities is or has ever had a taxable presence in any jurisdiction other than jurisdictions for which Tax Returns have been duly filed and Taxes have been duly and timely paid.

50 (l) None of the Transferred Entities has received from any Taxing Authority (including jurisdictions where no Transferred Entity has filed Tax Return) any (i) notice indicating an intent to open a Tax Proceeding or other review with respect to material Taxes, (ii) request for information related to material Tax matters, or (iii) notice of deficiency or proposed adjustment for any material amount of Tax proposed, asserted, or assessed by any Taxing Authority against any Transferred Entity, in each case, that has not been resolved. There is no outstanding or pending audit or examination, closing agreement, ruling, ruling request, request to consent to change a method of accounting, or request for information with or by any Taxing Authority with respect to any material Tax of any Transferred Entity. (m) Each of the Transferred Entities is in compliance with all applicable transfer pricing Laws (including Section 482 of the Code and its corresponding Treasury Regulations), including the maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the applicable Transferred Entity, in all material respects. (n) None of the Transferred Entities has used in the last three taxable years preceding the year of Closing the cash receipts and disbursements method of accounting for U.S. federal (or applicable state and local) income Tax purposes. (o) The entity classification for U.S. federal income Tax purposes pursuant to Treasury Regulation Section 301.7701-3 of each Transferred Entity is set forth on Section 3.17(o) of the Disclosure Schedule, and, unless otherwise noted on Section 3.17(o) of the Disclosure Schedules, each entity has had such classification at all times since its incorporation or formation, as applicable. (p) None of the Transferred Entities is subject to any Tax holiday or Tax incentive or grant in any jurisdiction that will terminate or adversely change as a result of the transactions contemplated by this Agreement. (q) None of the Transferred Entities organized outside of the United States (i) is a "controlled foreign corporation" within the meaning of Section 957 of the Code, (ii) is a "passive foreign investment company" within the meaning of Section 1297 of the Code, or (iii) has ever incurred a material amount of Subpart F income within the meaning of Section 952(a) of the Code, or has any investment in "United States property" within the meaning of Section 956(c) of the Code and the Treasury Regulations thereunder, in each case, for the past three years. (r) To the Knowledge of Seller, none of the Transferred Entities holds any interest in escheatable, unclaimed or abandoned property under applicable escheatment or unclaimed property Laws. (s) None of the Transferred Entities has any unpaid payroll Taxes that were deferred under the CARES Act. Section 3.18 Labor Relations; Employees and Benefit Plans. (a) Each Collective Bargaining Agreement to which a Transferred Entity is a party to or bound by is listed on Section 3.18(a) of the Disclosure Schedules. For purposes of this Agreement, "Collective Bargaining Agreement" means any collective bargaining agreement or

51 other Contract with a labor union, works council, or other labor organization or employee representative. There are no Collective Bargaining Agreements or any other collective labor- related agreements or arrangements that pertain to any Business Employees, and none are currently being negotiated; and no Business Employees are represented by any labor union, labor organization, works council, employee representative or group of employees with respect to their employment with the Transferred Entities or Seller (solely with respect to the Business). (b) Each material Benefit Plan is listed on Section 3.18(b)(i) of the Disclosure Schedules, and each Benefit Plan that is a Transferred Entity Benefit Plan is separately identified in Section 3.18(b)(ii) of the Disclosure Schedules. With respect to each Transferred Entity Benefit Plan, Seller has made available to Purchaser true, accurate and correct copies of such Transferred Entity Benefit Plans (provided that agreements with individual Business Employees may be provided on an anonymized basis and templates may be provided in lieu of copies of individual agreements that conform to such templates) and (if applicable) (i) the most recent plan document (or, if unwritten, a written summary of the material terms of such plan) and any related trust or other funding agreement or arrangement, (ii) the most recent summary plan description and summaries of material modifications thereto, (iii) the annual report on IRS Form 5500 and all attachments thereto filed with the IRS with respect to such Transferred Entity Benefit Plan for the most recent year, (iv) the current determination or opinion letter, issued by the IRS and (v) any non-routine correspondence with any Governmental Entity in the last three years. With respect to each Seller Benefit Plan, Seller has provided Purchaser a written summary or description of such Benefit Plan. (c) All Transferred Entity Benefit Plans, and except as would not result in any Liability to a Transferred Entity, each Seller Benefit Plan, has been established, maintained, funded and administered in form and operation, in all material respects in compliance with their terms and applicable requirements of Law. (d) Each Benefit Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has obtained a currently effective favorable determination notification, advisory and/or opinion letter, as applicable, as to its qualified status (or the qualified status of the master or prototype form on which it is established) from the IRS covering the amendments to the Code effected by the Tax Reform Act of 1986, and no amendment to such Benefit Plan has been adopted since the date of such letter covering such Benefit Plan and nothing has occurred that would adversely affect such favorable determination or the qualification of such Benefit Plan. (e) No Benefit Plan maintained, sponsored, contributed to or required to be contributed to by a Transferred Entity, Seller or any of their respective ERISA Affiliates, is, and no Transferred Entity otherwise has any Liability under or with respect to, (i) a multiemployer plan as defined in Section 3(37) of ERISA, (ii) a plan subject to Title IV of ERISA, (iii) a plan subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, or (iv) a multiple employer welfare arrangement as defined in Section 3(40) of ERISA. No Transferred Entity has any Liability as a consequence of at any time being considered a single employer under Section 414 of the Code with any other Person.

52 (f) All contributions, reserves or premium payments required to have been made or accrued, or that are due, to or with respect to any Transferred Entity Benefit Plans or arrangements maintained and to which contributions by an employer are mandated by a Governmental Entity or, except as would not result in Liability to any Transferred Entity, any Seller Benefit Plans, have been timely made or accrued in all material respects. There have been no non-exempt "prohibited transactions" within the meaning of Section 4975 or Section 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Benefit Plan, in each case that would result in material Liability to any Transferred Entity. (g) There are no pending or, to the Knowledge of Seller, threatened claims or Proceedings with respect to any Transferred Entity Benefit Plans (other than routine claims for benefits by participants and beneficiaries incurred in the ordinary course) or the assets or any fiduciary thereof (in that Person's capacity as a fiduciary of such Transferred Entity Benefit Plan) or, except as would not result in any material Liability to any Transferred Entity, any Seller Benefit Plan. There are no audits, inquiries or Proceedings pending or, to the Knowledge of Seller, threatened by the IRS, U.S. Department of Labor, or other Governmental Entity with respect to any Transferred Entity Benefit Plan or, except as would not result in any material Liability to any Transferred Entity, any Seller Benefit Plan. (h) No Transferred Entity Benefit Plan provides, or reflects or represents any Liability to provide, and no Transferred Entity has promised to provide, benefits (including, any post- termination, post-ownership, or retiree health or welfare benefits), whether or not insured, with respect to any Business Employee, or any spouse or dependent of any such Business Employee or any other Person, beyond the Person's retirement or other termination of employment or service or ownership with Seller or any of its Affiliates other than coverage mandated by Part 6 of Title I of ERISA or Section 4980B of the Code or similar state Law for which the recipient pays the full cost. No Transferred Entity has incurred (whether or not assessed) or is reasonably expected to incur or to be subject to, any material Tax or penalty or other Liability under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code. (i) The execution of this Agreement and the consummation of the transactions contemplated by this Agreement (alone or together with any other event which, standing alone, would not by itself trigger such entitlement or acceleration) could not (i) entitle any current or former Business Employee or other individual service provider of any Transferred Entity to any payment or benefit (including severance), forgiveness of indebtedness, vesting, distribution, or increase in compensation or benefits under or with respect to any Benefit Plan, (ii) otherwise trigger any acceleration (of vesting, funding or payment of compensation, benefits or otherwise) under or with respect to any Benefit Plan, or (iii) trigger any obligation to fund any Transferred Entity Benefit Plan. (j) There is no contract, plan or arrangement covering any Business Employee or other individual service provider of any Transferred Entity, that, individually or collectively, could give rise to the payment as a result of or in connection with the transactions contemplated by this Agreement of any amount that would not be deductible by a Transferred Entity or Seller by reason of Section 280G of the Code.

53 (k) A list of each Transferred Entity Benefit Plan that is maintained outside the jurisdiction of the United States, or covers any employee residing or working outside the United States has been made available to Purchaser (any such Transferred Entity Benefit Plan, a "Foreign Benefit Plan"). With respect to any Foreign Benefit Plans and without limiting the representations set forth above in this Section 3.18, (i) all Foreign Benefit Plans have been established, maintained and administered in compliance in all material respects with their terms and applicable Law, and (ii) all Foreign Benefit Plans that are required to be funded are fully funded and there are no unfunded or underfunded Liabilities with respect to any Foreign Benefit Plan. (l) Except as would not have a material effect on the Business taken as a whole, during the past three years, there have been no pending, or to the Knowledge of Seller, threatened strikes, industrial or similar actions, work stoppages, slowdowns, picketing, hand billing, lockouts, or other material labor disputes against or affecting the Transferred Entities or the Business. To the Knowledge of Seller, in the past three years, there have been no labor organizing activities with respect to any Business Employees. (m) The Transferred Entities and Seller (solely with respect to the Business) have timely satisfied any legal or contractual requirement to provide notice or information to, bargain with, enter into any consultation procedure with, or obtain consent from, any labor union, works council, labor organization or employee representative, which is representing any Business Employee, or any applicable labor tribunal, in connection with the execution of this Agreement or the transactions contemplated by this Agreement. (n) Each Benefit Plan that is in any part a "nonqualified deferred compensation plan" subject to Section 409A of the Code is and has been operated and documented in compliance with Section 409A of the Code and regulations thereunder, and no amount under any such Benefit Plan is, has been, or is reasonably expected to be, subject to any Tax under Section 409A of the Code. No Transferred Entity has any actual or potential obligation to gross-up, make-whole, reimburse, or indemnify any Person with respect to any Tax imposed under Sections 409A or 4999 of the Code. (o) Section 3.18(o) of the Disclosure Schedules sets forth a true and correct list of each Business Employee as of no earlier than seven (7) days prior to the date hereof, with the following information as applicable: (i) employee identification number, (ii) title or position, (iii) classification as exempt or nonexempt under the federal Fair Labor Standards Act and equivalent state or provincial wage and hour laws (in each case, if applicable), (iv) annual base salary, (v) the identity of the employing entity, (vi) location of employment (including, as applicable, U.S. state), (vii) hire date, (viii) active or inactive status (and as applicable, type of leave); (ix) full-time or part-time status; and (x) union or non-union status (the "Business Employee List"). The Business Employees (which includes the Seconded Employees), and after giving effect to the services to be provided pursuant to the Transition Services Agreement, are sufficient to operate the Business immediately after the Closing in substantially the same manner as it was conducted immediately prior to the Closing. Neither Seller nor any of its Affiliates employ any individuals who exclusively devote their working time to the Business but who are not Business Employees, and the Transferred Entities do not employ any individuals other than the Business Employees.

54 (p) To the Knowledge of Seller, no current or former employee or independent contractor of the Transferred Entities or Seller (solely with respect to the Business) is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement or restrictive covenant obligation: (i) owed to the Transferred Entities or Seller (solely with respect to the Business); or (ii) owed to any third party with respect to such person's right to be employed or engaged by the Transferred Entities or Seller (solely with respect to the Business). (q) To the Knowledge of Seller, the Transferred Entities and Seller (solely with respect to the Business) have taken reasonable good faith efforts to investigate all sexual harassment, or other harassment, discrimination, retaliation or material policy violation allegations during the last three years. To the extent that such allegations were substantiated, each Transferred Entity and Seller (solely with respect to the Business) has taken appropriate corrective action reasonably calculated to prevent further improper action and enforce its policies against harassment, discrimination and retaliation. To the Knowledge of Seller, neither the Transferred Entities nor Seller (solely with respect to the Business) reasonably expects any material Liabilities with respect to any such allegations and there are no allegations of harassment or discrimination, that, if known to the public, would bring the Transferred Entities or Seller (solely with respect to the Business) into material disrepute. (r) Each Transferred Entity and Seller (solely with respect to the Business), is and in the last three years has been, in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), employment discrimination, harassment, retaliation, restrictive covenants, pay transparency, disability rights or benefits, equal opportunity, plant closures and layoffs (including WARN), workers' compensation, labor relations, employee leave issues, employee trainings and notices, COVID-19, affirmative action and unemployment insurance. (s) Except as would not have a material effect on the Business, taken as a whole, during the past three years, there have been no Proceedings against any Transferred Entity pending, or to the Knowledge of Seller, threatened to be brought or filed, by or with any Governmental Entity in connection with the employment or termination of employment of any Business Employee relating to unfair labor practices, employment discrimination, harassment, retaliation, leave, accommodation, minimum wages, overtime compensation, equal pay, or any other hiring, employment, or employment termination related matter arising under applicable Laws. Section 3.19 Intercompany Agreements. Other than (a) any Intercompany Agreements that are neither material in amount in relation to the Business nor necessary for Purchaser to conduct the Business in all material respects as it is conducted as of the date hereof and (b) the Transaction Documents, Section 3.19 of the Disclosure Schedules lists all Intercompany Agreements. Section 3.20 Insurance. All insurance policies covering the assets, employees and operations of the Transferred Entities (collectively, the "Policies") are in full force and effect and,

55 to the Knowledge of Seller, binding against the applicable insurer, all premiums due with respect thereto have been timely paid in full, such Transferred Entity is in material compliance with the terms and provisions thereof and each Policy will continue to be in full force and effect until the Closing (or if any Policy is canceled or lapses prior to the Closing, renewals or replacements thereof will be entered into in the ordinary course of business to the extent available on commercially reasonable terms). No notice of cancellation, termination, adverse amendment, reduction of coverage, nonrenewal or material premium increase that would be material to the Transferred Entities has been received with respect to any Policy. There are no self-insurance or co-insurance arrangements by or affecting the Transferred Entities or the Business, including any reserves established therefor. The Transferred Entities have provided timely notice, to the extent required under the Policies, of any and all claims that may be insured by the Policies, and there is no claim by any Transferred Entity pending under any Policy as to which such Transferred Entity has received notice that coverage has been denied or disputed or in respect of which an insurer has reserved its rights. No Policy provides for any retrospective premium adjustment or other experience-based liability on the part of the Business. Section 3.21 Product Liability; Warranties. There are no pending, threatened in writing or, to the Knowledge of Seller, otherwise threatened, product liability, recall or warranty claims relating to the Business (whether based in contract or tort and whether relating to personal injury, including death, property damage or economic loss) arising from the sale or use of the Business's products or services, except as would not have a material effect on the Business, taken as a whole. Section 3.22 FDA and Health Care Matters. (a) During the past three years, each Transferred Entity has been in material compliance with all Health Care Laws and FDA Laws, and no Transferred Entity has received any written or electronic notice from a Governmental Entity or Governmental Health Care Program of any alleged violation of, or any citation for noncompliance with, any Health Care Laws or FDA Laws, except as would not have a material effect on the Business, taken as a whole. (b) No Transferred Entity, nor, to the Knowledge of Seller, any of the Transferred Entities' respective current officers, directors or employees have been excluded, suspended or debarred from participation in any Federal Health Care Program (as that term is defined in 42 U.S.C. §1320a-7b(f)), nor to the Knowledge of Seller, is any such debarment, disqualification, suspension or exclusion threatened. (c) The Transferred Entities are not, and in the last three years have not been: (i) a party to, or bound by, any Judgment with any Governmental Entity concerning alleged noncompliance with Health Care Laws or FDA Laws; (ii) subject to any sanction or been indicted or convicted of a crime, or pled nolo contendere or to sufficient facts, in connection with any alleged material violation of any Health Care Law or FDA Law; (iii) convicted of any criminal offenses relating to the delivery of an item or service under any Governmental Health Care Program, Health Care Law, other Health Care Laws or FDA Laws; or (iv) subject to any reporting obligations pursuant to any corporate integrity agreement, certification of compliance agreement, deferred prosecution agreement, settlement agreement or similar agreement with any Governmental Entity.

56 (d) Since June 2, 2021, to the Knowledge of Seller, there have been no facts or circumstances reasonably likely to cause (i) the seizure, denial, withdrawal, recall, detention, field notification, field correction, field safety corrective action, import alert, import refusal, safety alert, or suspension of manufacturing relating to any Business Product or the Transferred Entities, or (ii) a termination, seizure or suspension of the marketing or distribution of any Business Product or the Transferred Entities. (e) All manufacturing operations relating to the Business Products and product candidates conducted by or, to the Knowledge of Seller, on behalf of the Transferred Entities for the past three years have been conducted and are being conducted in material compliance with applicable FDA Laws, including the FDA Quality Systems Regulation under 21 C.F.R. Part 820, applicable provisions of ISO 13485:2016, and applicable analogous or comparable legal requirements in other jurisdictions, in particular Directive 93/42/EEC concerning medical devices and Regulation (EU) 2017/745 on medical devices, except as would not have a material effect on the Business, taken as a whole. (f) For the past three years, all Business Products have been labeled, promoted, advertised, designed, developed, tested, investigated, manufactured, packaged, stored, imported, exported, distributed, and marketed by the Transferred Entities by or, to the Knowledge of Seller, on behalf of the Business in material compliance with applicable FDA Laws, and analogous or comparable legal requirements in other jurisdictions, including Directive 93/42/EEC concerning medical devices and Regulation (EU) 2017/745 on medical devices as well as legal requirements under federal and state consumer protection laws and labeling laws, including those of the Federal Trade Commission, except as would not have a material effect on the Business, taken as a whole. (g) For the past three years, all investigations, tests, and preclinical and clinical studies or trials of all Business Products and product candidates, conducted by or, to the Knowledge of Seller, on behalf of the Transferred Entities, have been and are being conducted, in compliance with the applicable FDA Laws, Health Care Laws, and any other applicable Law including any applicable analogous legal requirements in other jurisdictions. To the Knowledge of Seller, there have been no notices or proceedings by any Governmental Entity responsible for oversight or enforcement of any applicable Health Care Law or FDA Law to restrict or suspend preclinical, clinical or nonclinical studies of any Business Product and product candidate or in which the Governmental Entity alleges or asserts a material failure to comply with applicable Laws. (h) Since June 2, 2021, no Transferred Entity or any of its officers has made any untrue statement of material fact or fraudulent statement to the FDA or a comparable foreign Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or a comparable foreign Governmental Entity, or committed an act, made a statement, or failed to make a statement that would reasonably be expected to provide the basis for the FDA or a comparable foreign Governmental Entity to invoke the policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," as set forth in 56 Fed. Reg. 46191 (September 10, 1991) or foreign comparable legal provisions. Since June 2, 2021, no Transferred Entity or any of its officers or/and representatives acting on behalf of a Transferred Entity has made any material untrue statement in violation of applicable Law regarding transfers of value or failed to disclose any transfer of value where required by Law or otherwise failed to comply with all applicable Laws related to the reporting of manufacturers' payments or transfers of value and commercial

57 benefits to healthcare professionals, healthcare associations, hospitals and clinics and patient association. (i) The Transferred Entities have obtained, and are in compliance with, all Health Care Permits or any other Permits necessary under any Health Care Law and/or any FDA Law to permit the Transferred Entities to own and operate the Business in the manner in which it is currently conducted, except as would not have a material effect on the Business, taken as a whole. There are no actions or, to the Knowledge of Seller, investigations by or before any Governmental Entity pending or threatened which would reasonably be expected to result in the revocation, suspension, termination or any other adverse modification of any such Health Care Permit or other Permit, except for any such revocation or termination that would not have a material effect on the Business, taken as a whole. There is no materially false or misleading information or material omission in any submission related to any Health Care Permit submitted to any Governmental Entity administering FDA Laws and Health Care Laws. (j) The Transferred Entities have not, at any time during the past three years, received written notice of any adverse inspectional finding, investigation, penalty, fine, reprimand, sanction, assessment, request for corrective or remedial action, warning letter, untitled letter, "it has come to our attention" letter, or other compliance or enforcement notice, communication, or correspondence from the FDA or any other Governmental Entity related to the Business of the Transferred Entities, except as would not have a material effect on the Business, taken as a whole. (k) In the last three years no Transferred Entity has conducted a product recall, removal, field safety corrective action, or market withdrawal or otherwise initiated an action that requires a report to FDA or a comparable foreign Governmental Entity. To the Knowledge of Seller, none of the Transferred Entities' customers have initiated any recalls related to any products manufactured by the Transferred Entities by or on behalf of the Business. Section 3.23 Brokers. Other than Guggenheim Securities, LLC, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, investment banker's, financial advisor's, success or other similar fee or commission in connection with the Transaction and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller and its Affiliates. Section 3.24 Affiliate Transactions. No Affiliate of any Transferred Entity, no officer, director or manager of any of the foregoing, nor, to the Knowledge of Seller, any parent, spouse, sibling, or child of any of the foregoing (each a "Related Party"), is currently a party to any Contract (such Contract, an "Affiliate Agreement") with a Transferred Entity, other than (a) Contracts with employees entered into in the ordinary course of business or in respect of which liabilities are reflected in the Business Financial Statements or will be included in Closing Working Capital or (b) the Dayton Incentive Agreements (collectively, the "Excluded Affiliate Transactions"). There are no loans, advances or Indebtedness incurred or issued by any Transferred Entity from or to any Related Party, excluding for the avoidance of doubt other Transferred Entities. No Related Party (a) to the Knowledge of Seller, possesses, directly or indirectly, any financial interest in, or is a director, officer or salaried employee of, any Person, which is a supplier, customer, lessor, lessee or competitor of any Transferred Entity or (b) owns

58 any asset or property right, tangible or intangible, which is used by any Transferred Entity in the conduct of its business. Section 3.25 Material Customers and Suppliers. (a) Section 3.25(a) of the Disclosure Schedules sets forth: (i) the top 10 customers (by revenue for the twelve-month period ended March 31, 2023 and for the ten-month period ended January 31, 2024) of the Business (each such customer, a "Material Customer"), together with the aggregate amount of sales to each such customer during such period; and (ii) the top 20 suppliers or vendors (by expenditures for the twelve-month period ended March 31, 2023 and for the ten- month period ended January 31, 2024) of the Business (each such supplier or vendor, a "Material Supplier"), together with the aggregate amount of purchases from each such supplier or vendor during such period. (b) No Material Customer or Material Supplier has provided written or, to the Knowledge of Seller, other notice to the effect that such Material Customer or Material Supplier intends (and to the Knowledge of Seller, no Material Customer or Material Supplier otherwise intends) to cease being a customer, supplier or payor of Seller, or intends to materially decrease the rate of, or adversely change the terms with respect to, buying or supplying, as applicable, products or services from or to the Business or the Transferred Entities (whether as a result of the consummation of the transactions contemplated hereby or otherwise). Section 3.26 Exclusivity of Representations and Warranties. Except for the representations and warranties expressly set forth in this Article III (as qualified by the Disclosure Schedules) and the Transaction Documents, neither Seller nor any of its Affiliates, nor any of their respective Representatives has made, or is making, any representation or warranty, whether express or implied, whatsoever to Purchaser or any of its Affiliates or their respective Representatives in respect of the transactions contemplated by this Agreement and the other Transaction Documents and neither Seller nor any of its Affiliates, nor any of their respective Representatives shall be liable in respect of the accuracy or completeness of any information (including any projections on the future performance of the Business) provided to Purchaser or any of its Affiliates, or any of their respective Representatives. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser hereby represents and warrants to Seller that the following statements are true and correct: Section 4.1 Organization, Standing and Power. Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has all necessary organizational power and authority to carry on its business as presently conducted. Section 4.2 Authority; Execution and Delivery; Enforceability. Purchaser has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which it is, or will be, a party and to consummate the Transaction and the other transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this

59 Agreement and each other Transaction Document to which it is, or will be, a party and the consummation by Purchaser of the Transaction and the other transactions contemplated hereby and thereby have been, or will be, duly and validly authorized by all requisite action of Purchaser. Purchaser has duly executed and delivered this Agreement, and assuming due authorization, execution and delivery by Seller, this Agreement will constitute Purchaser's legal, valid and binding obligation, enforceable against Purchaser in accordance with its terms, subject to the General Enforceability Exceptions. Section 4.3 No Conflicts; Consents; Governmental Authorization. The execution and delivery by Purchaser of this Agreement does not, and the execution by Purchaser or its Affiliates (if applicable) of the other Transaction Documents will not, and the consummation of the Transaction and the other transactions contemplated hereby and thereby and compliance by Purchaser with the terms hereof and thereof will not, conflict with, or result in any violation of, breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Purchaser or any of its Affiliates under, any provision of (a) the Organizational Documents of Purchaser or its Affiliates, (b) any Judgment or Law applicable to Purchaser or its Affiliates, or the properties or assets of Purchaser or its Affiliates, or (c) any material Contract of Purchaser, except, in each case of clauses (b) and (c), for any such items that would not, individually or in the aggregate, prevent or delay the ability of Purchaser or its Affiliates to consummate the Transaction and the other transactions contemplated hereby. No Approval of any Governmental Entity is required to be obtained or made by or with respect to Purchaser in connection with the execution, delivery and performance of this Agreement, the other Transaction Documents or the consummation of the Transaction and the other transactions contemplated hereby or thereby, other than in connection, or in compliance with, the notification and waiting period requirements of the HSR Act. Section 4.4 Financial Ability to Perform. (a) Purchaser is a party to a fully executed commitment letter, dated as of the date hereof (together with any fee letters executed in connection therewith, all exhibits and schedules thereto, as amended, restated, waived, supplemented, replaced, extended or otherwise modified from time to time in accordance with the terms herein, the "Debt Commitment Letter") by and among the financial institutions listed on the signature pages thereof (collectively, the "Lenders") and Purchaser pursuant to which the Lenders have agreed, subject solely to the terms and conditions thereof, to provide debt financing in the amounts set forth therein. The debt financing committed pursuant to the Debt Commitment Letter is collectively referred to in this Agreement as the "Debt Financing". (b) Purchaser is a party to a fully executed equity commitment letter, dated as of the date hereof (the "Equity Commitment Letter" and, together with the Debt Commitment Letter, the "Commitment Letters"), by and among the Persons identified therein (collectively, the "Equity Investors") and Purchaser, pursuant to which the Equity Investors have agreed, on the terms and subject solely to the conditions set forth therein, to invest in Purchaser the amounts set forth therein. The Equity Commitment Letter provides that Seller is an express third-party beneficiary thereof and is entitled to enforce such agreement on the terms thereof. The equity financing committed pursuant to the Equity Commitment Letter is referred to in this Agreement as the

60 "Equity Financing." The Equity Financing and the Debt Financing are collectively referred to as the "Financing." (c) Purchaser has delivered to Seller true, complete and correct copies of the executed Commitment Letters and any fee letters related thereto as in effect on the date hereof, subject, in the case of such fee letters, to redaction solely of fees and other commercially sensitive information (including fees, economic terms, "market flex" and similar terms); in each case that are customarily redacted in connection with transactions of this type and that do not adversely affect the conditionality or the aggregate principal amount of the Financing. (d) As of the date of this Agreement, except as expressly set forth in the Commitment Letters, there are no conditions precedent to the obligations of the Lenders and the Equity Investors to provide the Financing that would permit the Lenders or the Equity Investors to reduce the aggregate principal amount of the Financing Amounts, including any condition relating to the amount or conditionality of the Financing pursuant to any "flex" provision. As of the date of this Agreement, assuming (x) Seller has complied with and performed its covenants and other obligations hereunder and (y) the conditions in Sections 7.1 and 7.2 are satisfied or waived, Purchaser does not have any reason to believe that it will be unable to satisfy on a timely basis all the conditions precedent to be satisfied by it in any of the Commitment Letters on or prior to the Closing Date, nor does Purchaser have Knowledge that any of the Lenders or Equity Investors will not perform their respective funding obligations thereunder or that the Financing will not be available to the Purchaser on the Closing Date. As of the date hereof, there are no written side letters, agreements or contracts of any kind in respect of the Commitment Letters or the Financing that will adversely affect the conditionality, availability or amount of the Financing. (e) Assuming (x) Seller has complied with and performed its covenants and other obligations hereunder and (y) the conditions in Sections 7.1 and 7.2 are satisfied or waived, the aggregate proceeds from the Financing on the Closing Date, if funded in accordance with the Commitment Letters together with cash on hand, other available sources of cash and rollover (and after giving effect to any "flex" provision in or related to the Debt Commitment Letter (including with respect to fees and original issue discount)), shall provide Purchaser with cash proceeds on the Closing Date sufficient for Purchaser to satisfy all of its obligations under this Agreement, to pay the Closing Purchase Price and any fees and expenses of or payable by Purchaser or any Affiliate of Purchaser, as contemplated by this Agreement, any other Transaction Document or the Commitment Letters, in each case which are required to be paid on the Closing Date (such amounts, collectively, the "Financing Amounts"). (f) As of the date of this Agreement, the Commitment Letters are in full force and effect and constitute the valid, binding and enforceable obligations of Purchaser and, to the knowledge of the Purchaser, all the other parties thereto, subject to the General Enforceability Exceptions. As of the date hereof, no event has occurred which constitutes (i) a failure to satisfy a condition precedent to the Financing under the terms and conditions of the Commitment Letters or (ii) a material breach by Purchaser, or to the knowledge of Purchaser, by any Debt Financing Source, of the terms and conditions of the Commitment Letters. As of the date of this Agreement, assuming (x) Seller has complied with and performed its covenants and other obligations hereunder and (y) the conditions in Sections 7.1 and 7.2 are satisfied or waived, Purchaser does not have any reason to believe that any of the conditions to the Financing will not be satisfied (or

61 waived) by Purchaser on a timely basis. Purchaser has fully paid or caused to be paid in full any and all commitment fees and other fees required to be paid pursuant to the terms of the Commitment Letters that are earned, due and payable on or before the date hereof. As of the date hereof, none of the Commitment Letters has been modified, amended or altered and no waiver or consent of any provision of such Debt Commitment Letter is contemplated, and none of the respective commitments under any of the Commitment Letters have been terminated, reduced, withdrawn or rescinded in any respect and no termination, reduction, withdrawal, modification, amendment, alteration or rescission thereof is contemplated, in each case, other than in respect of adding additional agents to the Debt Commitment Letter as contemplated thereby to the extent permitted by Section 5.13(b). (g) Notwithstanding the foregoing or anything herein to the contrary, in no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Financing) by Purchaser or any of its Affiliates or any other financing or other transactions be a condition to any of Purchaser's obligations under this Agreement. Section 4.5 Guarantee. Concurrently with the execution of this Agreement, Purchaser has delivered to Seller the guarantee addressed to Seller from the Equity Investors, guaranteeing certain obligations of Purchaser under this Agreement on the terms set forth therein (the "Guarantee"). The Guarantee is valid and in full force and effect and constitutes the valid and binding obligation of the Equity Investors, enforceable in accordance with its terms. Section 4.6 Proceedings. There are no Proceedings pending or, to the knowledge of Purchaser, threatened in writing, against Purchaser that would reasonably be expected to materially delay or impede the ability of Purchaser to perform its obligations under this Agreement. Section 4.7 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transaction and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser for which Seller or its Affiliates could be liable. Section 4.8 Investigation. Purchaser has such knowledge and experience in financial and business matters, and is capable of evaluating the merits and risks of the Transaction and the other transactions contemplated by this Agreement and the Transaction Documents. Purchaser confirms that Seller has made available to Purchaser and its Affiliates and Representatives the opportunity to ask certain questions of certain officers and management of Seller or its Affiliates and the Business, as well as access to certain documents, information and records of or with respect to the Transferred Entities and the Business in order for Purchaser to conduct its own diligence review, analysis and evaluation of the Transferred Entities and the Business based on such information and access. Section 4.9 Securities Act. Purchaser is acquiring the Purchased Entity Equity solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution, resale or other transfer thereof in violation of the Securities Act. Purchaser acknowledges that the Purchased Entity Equity is not registered under the Securities Act, any applicable state securities Laws or any applicable federal or other securities Laws, and that the

62 Purchased Entity Equity may not be sold or otherwise transferred except pursuant to the registration provisions of the Securities Act and applicable state and federal and other securities Laws or pursuant to applicable exemptions therefrom. Except for the representations and warranties expressly set forth in this Agreement, Purchaser has independently evaluated the merits and risks of its decision to enter into this Agreement, is consummating the transactions contemplated by this Agreement with an understanding, based exclusively on its own diligence review, of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks, and disclaims reliance on any representations and warranties, either expressed or implied, by or on behalf of Seller or any of its Affiliates. Section 4.10 Solvency. No transfer of property is being made by Purchaser, and no obligation is being incurred by Purchaser in connection with the Transaction with the intent to hinder, delay or defraud either present or future creditors of Purchaser and its Affiliates (including the Transferred Entities). Assuming that the conditions in Sections 7.1 and 7.2 are satisfied or waived, immediately after giving effect to the consummation of the Transaction (including any financings being entered into in connection therewith): (a) the Fair Value of the assets of Purchaser and its Affiliates (including the Transferred Entities), taken as a whole, shall be greater than the total amount of the liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed) of Purchaser and its Affiliates (including the Transferred Entities), taken as a whole; (b) Purchaser and its Affiliates (including the Transferred Entities), taken as a whole, shall be able to pay their debts and obligations in the ordinary course of business as they become due; and (c) Purchaser and its Affiliates (including the Transferred Entities), taken as a whole, shall have adequate capital to carry on the Business. For purposes of this Section 4.10, "Fair Value" means the amount at which the assets (both tangible and intangible), in their entirety, of Purchaser and its Affiliates (including the Transferred Entities) would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act. Section 4.11 No Competitive Assets. Neither Purchaser nor any of its "associates" or "affiliates" (each as defined in 16 C.F.R. 801.1(d)) hold 5% or more of the voting securities or non-corporate interests (as "hold," "voting securities" and "non-corporate interest" are defined under 16 C.F.R. 801) of any entity that competes with the Business or the business as conducted by any Transferred Entity that any such holdings would reasonably be expected to prevent or materially delay the expiration or termination of the applicable waiting period under any Competition/Foreign Investment Law in connection with the Transaction. Section 4.12 Exclusivity of Representations and Warranties. Except as expressly set forth in this Article IV and the other Transaction Documents, neither Purchaser nor any of its Affiliates, nor any of their respective Representatives has made, or is making, any representation

63 or warranty, whether express or implied, whatsoever to Seller or any of its Affiliates or their respective Representatives and neither Purchaser nor any of its Affiliates, nor any of their respective Representatives shall be liable in respect of the accuracy or completeness of any information provided to Seller or any of its Affiliates, or any of their respective Representatives. Section 4.13 Acknowledgment of No Other Representations or Warranties. (a) Purchaser acknowledges and agrees that, except for the representations and warranties expressly contained in Article III as modified by the Disclosure Schedules, and the Transaction Documents, neither Seller nor any of its Affiliates, Representatives or any other Person makes any express or implied representation or warranty with respect to the Transferred Entities or the Business or with respect to any other information provided, or made available, to Purchaser or any of its Affiliates or Representatives in connection with the transactions contemplated hereby and by the other Transaction Documents. Except as expressly covered by a representation and warranty contained in Article III as modified by the Disclosure Schedules, without limiting any other terms of this Agreement, Purchaser acknowledges and agrees that neither Seller nor any of its Affiliates, Representatives or any other Person will have, or be subject to, any Liability or other obligation to Purchaser, its Affiliates or Representatives or any other Person resulting from Purchaser's use of, or the use by any of Purchaser's Affiliates or Representatives, of any information, including information, documents, projections, forecasts, business plans or other material (including any Confidential Information) made available to Purchaser, its Affiliates or Representatives in any virtual data room, confidential information memorandum or presentations, management presentations, offering materials, site tours or visits, diligence calls or meetings or any documents prepared by, or on behalf of, Seller or any of its Affiliates or Representatives, or Purchaser or its Affiliates or Representatives, the Debt Financing Sources or any of Purchaser's potential financing sources in connection with Purchaser's financing activities with respect to the transactions contemplated by this Agreement. Purchaser acknowledges and agrees that, in entering into this Agreement and the other Transaction Documents, it is not relying on any representation or warranty of Seller or any of its Affiliates or Representatives or any other Person, other than those representations and warranties expressly set forth in Article III as modified by the Disclosure Schedules and in the other Transaction Documents. Purchaser acknowledges and agrees that each of Seller and its Affiliates disclaims any and all representations and warranties, whether express or implied, except for the representations and warranties expressly contained in Article III as modified by the Disclosure Schedules and in the Transaction Documents. (b) Except for the representations and warranties expressly contained in Article III as modified by the Disclosure Schedules, Purchaser acknowledges that neither Seller nor any of its Affiliates or Representatives has made any representation and warranty, express or implied, as to the prospects of the Business or its profitability for Purchaser, or with respect to any forecasts, projections or business plans or other information (including any Confidential Information) delivered to Purchaser or any of its Affiliates or Representatives in connection with Purchaser's review of the Business and the negotiation and execution of this Agreement, including as to the accuracy or completeness thereof or the reasonableness of any assumptions underlying any such forecasts, projections or business plans or other information.

64 ARTICLE V COVENANTS Section 5.1 Efforts. (a) From and after the date hereof, subject to the terms of this Agreement, Purchaser and Seller shall take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other Party in doing, all things reasonably necessary, proper or advisable under any applicable Law or Approval to consummate and make effective in the most expeditious manner possible the Transaction and the other transactions contemplated by this Agreement, including: (i) the obtaining of all actions or non-actions, including any Approvals that are or may become necessary in connection with the consummation of the Transaction and the other transactions contemplated hereby; (ii) the preparation and filing of all forms, registrations, filings, petitions, statements, notices, submissions of information, applications and other documents (including filings with Governmental Entities) that are required to be filed to consummate the Transaction and the other transactions contemplated by this Agreement; (iii) the taking of all actions reasonably necessary, proper or advisable to obtain (and cooperating with Seller and Purchaser, as applicable, in obtaining) any Approval of, or to avoid a Proceeding by, any third party, including any Governmental Entity (which actions shall include furnishing all information required in connection with any Regulatory Approvals) in connection with the Transaction, and the other transactions contemplated by this Agreement; and (iv) the defending of any lawsuits or other Proceedings, whether judicial or administrative, challenging this Agreement or that would otherwise prevent or delay the consummation of the Transaction, or the transactions contemplated by this Agreement, including seeking to have any stay, temporary restraining order or injunction entered by any court or other Governmental Entity vacated or reversed. Seller and Purchaser shall each use reasonable best efforts to assist the other Party with its efforts under this Section 5.1(a). (b) Each of Purchaser and Seller shall, in consultation and cooperation with the other and as promptly as reasonably practicable, but in no event later than 10 Business Days from the date hereof, make its respective filing under the HSR Act, and Purchaser or Seller shall, as applicable, make any filings under any Competition/Foreign Investment Law set forth on Section 7.1(a) of the Disclosure Schedules, as promptly as practicable, but in no event later than as required by applicable Law. Neither Seller nor Purchaser will withdraw any such filings or applications, nor extend the timing for any review period by any Governmental Entity in connection with obtaining Regulatory Approvals, without the prior written consent of the other Party. Notwithstanding anything to the contrary contained in this Agreement, without the prior written consent of the other Party, neither Seller nor any of its Affiliates, on the one hand, nor Purchaser or any of its Affiliates, on the other hand, will be required to pay prior to the Closing any fee, penalty or other consideration (other than customary filing and notification fees with Governmental Entities) to any third party in connection with seeking or obtaining its consent to the transactions contemplated by this Agreement. For the avoidance of doubt, any references in this Section 5.1 to Approvals or Regulatory Approvals necessary or required to be obtained in connection with the Transaction or the Closing will include the Approvals or Regulatory Approvals required for the satisfaction of the conditions to the Closing set forth in Section 7.1(a). To the extent that transfers of any Permits are required as a result of the execution of this Agreement or the consummation of the Transaction or the other transactions contemplated by this Agreement, the Parties shall use reasonable best efforts to effect such transfers.

65 (c) In connection with and without limiting the efforts referenced in Section 5.1(a), the Parties shall jointly develop, and each of the Parties shall consult and cooperate in all respects with one another, and consider in good faith the views of one another, in connection with the form and content of any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with Proceedings under or relating to any Competition/Foreign Investment Law prior to their submission. In that regard, prior to the Closing, subject to the Confidentiality Agreement and Section 5.3, each Party shall (i) promptly consult with the other Party to provide any necessary information with respect to (and, in the case of correspondence, provide the other Party (or their counsel) advance copies of) any governmental filings, submissions or other documents made by such Party with any Governmental Entity in connection with this Agreement, the Transaction and the other transactions contemplated by this Agreement, (ii) promptly inform the other Party, and if in writing, furnish the other Party with copies of (or, in the case of oral communications, advise the other Party orally of) any communication with or from any Governmental Entity or any official, representative or staff thereof regarding the Transaction and the other transactions contemplated by this Agreement, and permit the other Party to review and discuss in advance, and consider in good faith the views, and secure the participation, of the other party in connection with, any such governmental filing, submission or other document or communication with any such Governmental Entity, and (iii) cooperate in responding as promptly as practicable to any investigation or other inquiry from a Governmental Entity or any official, representative or staff thereof or in connection with any Proceeding initiated by a Governmental Entity or private party, including promptly notifying the other Party of any such investigation, inquiry or Proceeding, and consulting in advance before making any presentations or submissions to a Governmental Entity or any official, representative or staff thereof, or, in connection with any Proceeding initiated by a private party, to any other Person. If either Party or any Representative of such Party receives a request for additional information or documentary material from any Governmental Entity with respect to the Transaction or the other transactions contemplated by this Agreement, then such Party will use reasonable best efforts to make, or cause to be made, promptly and after consultation with the other Party, an appropriate response in compliance with such request. In addition, each of Seller and Purchaser shall promptly inform and consult with the other in advance of any meeting, conference or communication with any Governmental Entity or any official, representative or staff thereof, or, in connection with any Proceeding by a private party, with any other Person, and to the extent not prohibited by applicable Law or by the applicable Governmental Entity, not participate or attend any meeting or conference, or engage in any communication, with any Governmental Entity or any official, representative or staff thereof or such other Person in respect of the Transaction or other transactions contemplated by this Agreement without the other Party unless it reasonably consults with the other Party in advance and gives the other Party a reasonable opportunity to attend and participate therein, and in the event one Party is prohibited from, or unable to participate, attend or engage in any such meeting, conference or communication, keep such Party apprised with respect thereto. Subject to the Confidentiality Agreement and Section 5.3, each Party shall furnish the other Party with copies of all correspondence, filings, submissions and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives, on the one hand, and any Governmental Entity or any official, representative or staff thereof (or any other Person in connection with any Proceeding initiated by a private party) with respect to this Agreement and the Transaction or the other transactions contemplated by this Agreement. Purchaser and Seller may, as each deems advisable and

66 necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.1 as "outside counsel/corporate in-house antitrust counsel only." Such materials and the information contained therein shall be given only to the outside legal counsel and corporate in- house antitrust counsel of the recipient and will not be disclosed by such outside counsel and corporate in-house antitrust counsel to employees (other than corporate in-house antitrust counsel), officers, or directors of the recipient unless express permission is obtained in advance from the source of the materials (Purchaser or Seller, as the case may be) or its legal counsel; provided that materials provided pursuant to this Section 5.1(c) may be redacted (1) to remove personally sensitive information, (2) to remove references concerning the valuation of or future plans for the Business or any other business of Seller or any of its Affiliates or the process in which Seller and its Affiliates have engaged in connection with a sale of the Business, (3) as necessary to comply with contractual obligations, (4) as necessary to comply with applicable Law, and (5) as necessary to address reasonable privilege concerns. Nothing in this Section 5.1(c) shall require either Party to share copies of filings made under the HSR Act. (d) Except as expressly provided in this Agreement, neither Seller nor Purchaser nor any of their respective Affiliates shall under any circumstance be required to pay or commit to pay any amount or incur any obligation in favor of or offer or grant any accommodation (financial or otherwise, regardless of any provision to the contrary in the underlying Contract, including any requirements for the securing or posting of any bonds, letters of credit or similar instruments, or the furnishing of any guarantees) to any Person to obtain any Approval. Purchaser and Seller each acknowledges that no representation, warranty or covenant of Seller or Purchaser, as applicable, contained herein shall be breached or deemed breached solely as a result of (A) the failure to obtain any Approval, (B) any such termination of a Contract, or (C) any Proceeding commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such Approval or any such termination. Section 5.2 Covenants Relating to Conduct of Business. (a) Except (i) as set forth in Section 5.2 of the Disclosure Schedules, (ii) as required by applicable Law, (iii) as otherwise required or contemplated by the terms of this Agreement, or (iv) as part of any COVID-19 Measures or for any reasonable action that is otherwise taken, or omitted to be taken, in response to COVID-19 or any other pandemic, epidemic or disease outbreak, as determined by Seller in its reasonable discretion, to the extent not materially inconsistent with the actions taken or omitted by Seller or its Affiliates, as a whole, from the date hereof to the Closing, and except as Purchaser may otherwise consent to (such consent not to be unreasonably withheld, conditioned or delayed), Seller shall cause the Transferred Entities to use commercially reasonable efforts to (A) conduct the Business in all material respects in the ordinary course, including in respect of managing cash and working capital and (B) preserve intact the Business's organization and goodwill and relationships with customers, suppliers, payors, lenders, Governmental Entities and others having material business dealings with the Transferred Entities. (b) Except (i) as set forth in Section 5.2 of the Disclosure Schedules, (ii) as required by applicable Law, (iii) as otherwise required or permitted by the terms of this Agreement, including Section 5.2, (iv) as part of any COVID-19 Measures or for any reasonable action that is otherwise taken, or omitted to be taken, in response to COVID-19 or any other pandemic, epidemic or disease outbreak, as determined by Seller in its reasonable discretion, to the extent not materially

67 inconsistent with the actions taken or omitted by Seller or its Affiliates, as a whole, from the date hereof to the Closing, and solely with respect to the Business, Seller shall not do any of the following in respect of the Transferred Entities or the Business, and shall cause the Transferred Entities not to do any of the following, in each case, without the prior consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed): (i) authorize or effect any amendment to, or change, the Organizational Documents of any Transferred Entity; (ii) issue, grant, repurchase, redeem, sell, pledge or transfer or propose to issue, grant, repurchase, redeem, sell, pledge or transfer any equity interests of any of the Transferred Entities, or securities convertible into, or exchangeable or exercisable for, or options with respect to, or warrants to purchase, or rights to subscribe for, equity interests, phantom equity, restricted stock units, restricted units, profit participation, unit appreciation rights of any of the Transferred Entities or any equity or equity-based awards in respect of the Business Employees or with respect to which Purchaser or any of its Affiliates (including, after the Closing, any of the Transferred Entities) could reasonably be expected to have any Liability or be subject to any requirement to assume or replace; (iii) except (A) as may be required under any Benefit Plan or Collective Bargaining Agreement in existence as of the date hereof and set forth on Sections 3.18(a), 3.18(b)(i) or 3.18(b)(ii) of the Disclosure Schedules, or (B) for any payment or award for which Seller or its Affiliates shall be solely obligated to pay (including any associated Tax liabilities or obligations) and which shall be deemed Excluded Benefits for purposes hereunder, (1) grant to any current or former Business Employee or other individual service provider of any Transferred Entity any severance, retention, change in control, transaction bonus, equity or equity-based incentive or other compensation or benefit or any increase in compensation or benefits, other than any increase in the base salary of any Business Employee with annual compensation not exceeding $200,000 (both before and after any such increase) pursuant to annual performance reviews in the ordinary course of business consistent with past practice, (2) take any action to accelerate the time of payment, vesting or funding of any compensation or benefit of any current or former Business Employee or other individual service provider of any Transferred Entity, (3) enter into, establish, adopt, amend or terminate any Benefit Plan or any other benefit or compensation plan, policy, program, contract, agreement or arrangement that would be a Benefit Plan if in effect on the date hereof, or (4) hire, promote, engage or terminate (other than for cause) any Business Employee or other individual service provider of any Transferred Entity whose annual compensation exceeds or would exceed $200,000; (iv) solely with respect to the Transferred Entities (A) acquire any equity securities or a substantial portion of the assets of any Person, or otherwise acquire any business, other than acquisitions of (1) inventory and operating assets in the ordinary course of business or (2) to the extent already contracted by any Transferred Entity or their respective Affiliates pursuant to any Material Contract or (B) sell, pledge, dispose of or encumber any assets, other than sales of goods and services in the ordinary course of business or sales of obsolete assets that are of no value or de minimis value;

68 (v) enter into any Contract for the purchase, lease or sublease of real property providing for a purchase price or annual payments in excess of $500,000, in each case, other than amendments, modifications and renewals made to any Contract in effect on the date hereof in the ordinary course of business on substantially the same terms and after reasonable prior written notice to Purchaser of such amendment, modification or renewal; (vi) (A) settle or propose to settle any Proceeding, other than a settlement involving solely money damages in an amount less than $500,000 and which amount is paid prior to 12:01 a.m. (Eastern Time) on the Closing Date, or (B) initiate any lawsuit or similar legal Proceeding; (vii) except in the ordinary course of business or as expressly permitted as an exception to another clause of this Section 5.2(b), enter into any new Contract that would have been a Material Contract (or materially amend any Material Contract, other than a renewal in the ordinary course of business on substantially the same terms) if entered into prior to the date hereof; provided, that unless applicable to Seller and its Affiliates as a whole, no Benefit Plan shall be entered into or amended without Purchaser's prior written consent; (viii) make any change in any method of financial accounting or financial accounting practice or policy applicable to the Business, other than such changes as are required by GAAP or applicable Law or otherwise apply generally to Seller or the Transferred Entities (in which case Seller shall notify Purchaser in advance of such change); (ix) other than in the ordinary course of business, (A) sell, assign, transfer or grant any exclusive license to any Business Intellectual Property Rights or (B) allow any Business Registered Intellectual Property Rights to lapse or go abandoned, other than at the end of its term or otherwise in Seller's reasonable business judgment; (x) (A) issue, create, incur, assume, guarantee, endorse or otherwise become liable or responsible with respect to (whether directly, contingently or otherwise) any Indebtedness, (B) modify in any material respect the terms of any Indebtedness, (C) cancel, forgive or compromise any debt owed to, or claim of, the Transferred Entities, or (D) make any loans, advances or capital contributions to, or investments in, any Person, other than (1) loans or advances to employees in the ordinary course of business for business expenses and loans, (2) loans, advances or capital contributions made solely among the respective Affiliates of Seller that will be settled at or prior to the Closing, and (3) Indebtedness solely among the Transferred Entities; (xi) solely with respect to the Transferred Entities, or Seller solely with respect to the Business Employees, (A) negotiate, modify, extend, terminate or enter into any Collective Bargaining Agreement, (B) recognize or certify any labor union, works council or other labor organization or group of employees as the bargaining representative for any Business Employees, or (C) implement or announce any employee layoffs, plant closings, or other personnel actions that could implicate WARN;

69 (xii) (A) reassign the duties of (1) a Business Employee such that he or she is no longer a Business Employee or (2) any other employee or service provider such that he or she would be a Business Employee, or (B) except as requested in writing by Purchaser, transfer the employment of (1) any Business Employee from the Transferred Entities or (2) any employee of the Seller or its Affiliates (other than the Transferred Entities) that is not a Business Employee from such entity to the Transferred Entities; (xiii) make, revoke or change any income or other material Tax election (except any annual elections made in the ordinary course of business with filing Tax Returns), adopt or change any accounting method, amend any income or other material Tax Return, change any Tax accounting period, surrender any right or claim to a refund of material Taxes, enter into any closing agreement with respect to Taxes or settle, compromise, concede or abandon any material Tax claim relating to any of the Purchased Entities, fail to pay any Tax when due and payable (including any estimated Tax payments), incur any Liability for Taxes outside the ordinary course of business, or consent to any extension or waiver of statute of limitations period relating to Taxes; (xiv) disclose or make accessible any confidential Owned Intellectual Property (including the source code to any Business Products) to any third party other than pursuant to a valid, written, and enforceable confidentiality agreement, entered into in the ordinary course of business, pursuant to which such third party agrees to protect such confidential information; (xv) solely with respect to the Transferred Entities, or Seller solely with respect to the Business, waive or release any noncompetition, nonsolicitation, nondisparagement, nondisclosure or other restrictive covenant obligation of any current or former individual service provider of the Business; (xvi) authorize any of, or commit or agree to take, whether in writing or otherwise, or do any of, the foregoing actions. (c) Anything to the contrary in this Agreement notwithstanding, nothing in this Section 5.2 shall prohibit or otherwise restrict in any way the operation of the business of Seller, the Transferred Entities or their respective Affiliates, except solely with respect to the conduct of the Business by Seller, the Transferred Entities and their respective Affiliates. (d) Nothing contained in this Agreement shall be construed to give to Purchaser, directly or indirectly, rights to control or direct the Business's operations prior to the Closing. Prior to the Closing, Seller and its Affiliates shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of the operations of the Business. Purchaser acknowledges and agrees that Seller and its Affiliates may, subject to the applicable limitations of Section 5.2(a) and Section 5.2(b) (i) repay or cause to be repaid any Indebtedness of the Transferred Entities or (ii) settle or eliminate any intercompany balances and accounts pursuant to Section 5.11. The Transferred Entities may make any distribution of Cash Amounts (provided that, with respect to the jurisdictions in which the Minimum Cash Amounts apply, such distributions may only be made in the ordinary course of business or in respect of amounts in excess of the

70 applicable Minimum Cash Amounts in such jurisdiction) at any time prior to the Closing, in each case, without the consent of, or notice to, Purchaser or any of its Affiliates or Representatives. Section 5.3 Confidentiality. Purchaser acknowledges that the information being provided to it in connection with the Transaction and the other transactions contemplated hereby is subject to the terms of that certain confidentiality agreement between STERIS Corporation and Peak Rock Capital LLC, dated September 27, 2023 (including any clean team agreement entered into in connection therewith, the "Confidentiality Agreement"). Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information of the Transferred Entities or information to the extent relating to the Business; provided that Purchaser acknowledges that its obligations of confidentiality and non-use with respect to any Confidential Information of Seller and its Affiliates delivered thereunder prior to the Closing to the extent relating to the Retained Business shall continue to remain subject to the terms and conditions of the Confidentiality Agreement for the stated duration therein. Section 5.4 Access to Information. (a) Subject to Section 6.1(b), Seller shall afford to Purchaser and its Affiliates and its and their respective Representatives reasonable access, upon reasonable notice during normal business hours, consistent with applicable Law (including, for the avoidance of doubt, applicable Data Protection Requirements) in furtherance of the consummation of the Transaction in accordance with the procedures reasonably established jointly by Seller and Purchaser, during the period prior to the Closing, and solely for purposes of integration planning and transitioning the ownership of the Business and the Transferred Entities to Purchaser, to the applicable Business Employees, properties, books, Contracts and records of the Transferred Entities; provided that Seller shall only be obligated to provide access or make available such files, books, records and other materials (A) in the format they exist in Seller's or its Affiliates' files, and (B) subject to redaction of information that is not related to the Business or as required by Law or contractual confidentiality obligation, and prior to the Closing Date, Purchaser shall not conduct any invasive testing or any sampling of soil, surface or subsurface strata, sediment, surface water, groundwater, stormwater, soil vapor, building material or other environmental media at, on, under or within any property of the Transferred Entities or any of their respective Affiliates without Seller's prior written consent in Seller’s sole discretion; provided that, Phase I environmental site assessments which do not include any sampling or testing of any kind shall be permitted. (b) Purchaser agrees that any investigation undertaken pursuant to the access granted under Section 5.4(a) shall be conducted in such a manner as not to unreasonably interfere with the operation of the Business (or any other business of Seller or any of its Affiliates) and in a manner that complies with applicable Laws (including, for the avoidance of doubt, applicable Data Protection Requirements), and none of Purchaser or any of its Affiliates or Representatives shall communicate with any of the employees, customers or suppliers of the Business without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary in this Agreement, neither Seller nor any of its Affiliates shall be required to provide access to or disclose information if, on the advice of counsel, doing so would result in the loss of the ability to successfully assert attorney-client privilege or violate any applicable Law or contractual obligations, or such information concerns the valuation of the Business or the process in which Seller and its Affiliates have engaged in connection with a

71 sale of the Business. All information obtained by Purchaser and its Representatives pursuant to this Section 5.4(b) shall be kept confidential in accordance with Section 5.3. (c) At and after the Closing (except to the extent relating to Tax matters, access, cooperation and procedures with respect to which are governed exclusively by Article VI), (x) Purchaser shall, and shall cause the Transferred Entities to, provide Seller, its Affiliates and their respective Representatives, reasonable access during normal business hours to copies of books, Contracts and records of the Business and the Transferred Entities to the extent that such books, Contracts and records relate to the conduct of the Business prior to the Closing for any reasonable business purpose (other than any commercial purpose), including to the extent reasonably relevant to financial and accounting matters, to complete any audits, reporting obligations, defenses of third-party claims and compliance with applicable Laws, in each case, affecting Seller and its Affiliates in respect of the conduct of the Business prior to the Closing, and (y) subject to Section 6.1(b), Seller shall, and shall cause its Affiliates to, provide Purchaser, its Affiliates (including the Transferred Entities) and their respective Representatives, reasonable access during normal business hours to copies of books, Contracts and records of the Business and the Transferred Entities to the extent that such copies of such books, Contracts and records relate to the conduct of the Business prior to the Closing and remain in the possession of Seller and such Affiliates for any reasonable business purpose (other than any commercial purpose), including to the extent reasonably relevant to financial and accounting matters, to complete any audits, reporting obligations, defenses of third-party claims and compliance with applicable Laws, in each case, affecting Purchaser or the Transferred Entities in respect of the conduct of the Business prior to the Closing; provided that nothing in this Agreement shall limit any of Seller's or Purchaser's or any of their respective Affiliates' rights of discovery; provided further, that in respect of any Proceeding between Purchaser and any of its Affiliates, on the one hand, and Seller and any of its Affiliates, on the other hand, the applicable rules of discovery (and not this Section 5.4(c)) shall apply. (d) Notwithstanding anything to the contrary in this Section 5.4, no Party shall be deemed to have breached this Section 5.4 if such party cannot provide to the other party access of the other party pursuant to this Section 5.4 as a result of COVID-19 or the COVID-19 Measures or any other pandemic, epidemic or disease outbreak; provided that for so long as any applicable COVID-19 Measures are in effect, the providing party shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to provide access to the receiving party and its Representatives under this Section 5.4 through virtual or other remote means. (e) Except for Tax Returns and other documents governed by Article VI, Purchaser agrees to hold all the books and records related to financial and accounting matters of the Business existing on the Closing Date and not to destroy or dispose of any thereof for a period of six years from the Closing Date or such longer time as may be required by Law, and thereafter, if it desires to destroy or dispose of such books and records, to offer first in writing at least 60 days prior to such destruction or disposition to surrender them to Seller. (f) Seller may, in a manner that is in compliance with applicable Data Protection Requirements and that does not otherwise adversely impact the Business IT Assets or the Business (including the irrevocable erasure of material Business Product Data), (i) erase any and all data and/or software from the Business IT Assets solely to the extent necessary to prevent unauthorized

72 access to the information technology systems and Technology of the Retained Businesses from and after the Closing and (ii) take any other measures with respect to the Business IT Assets reasonably necessary to ensure that the transfer of the Business IT Assets to Purchaser complies with applicable Laws (including applicable Data Protection Requirements). Section 5.5 Publicity. No Party nor any Affiliate or Representative of such Party shall issue or cause the publication of any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by Law or stock exchange rules, in which case the Party required to publish such press release or public announcement shall use reasonable efforts to provide the other Party a reasonable opportunity to comment on such press release or public announcement in advance of such publication; provided that, (a) without prior consent of the other Party, each Party hereto or any of its Affiliates or Representatives may disseminate information substantially consistent with information included in a press release or other document previously approved for external distribution pursuant to this Section 5.5 and (b) without limiting Section 5.3, Purchaser and its Affiliates may disclose such information to its and their respective direct and indirect investors, partners and financing sources and their respective Representatives, in the ordinary course, provided that any such recipient of information is informed of the confidential nature of such information and is bound by an obligation of confidentiality with respect to such information. Section 5.6 Employee Matters. (a) Treatment of Business Employees. (i) Employee Transfer Legislation Obligations. Seller and Purchaser acknowledge and agree that the sale of the Business may result in one or more "transfer(s)" within the meaning of the Employee Transfer Legislation and that, subject to the provisions of this Section 5.6 and applicable Law, Business Employees who transfer automatically by operation of Law and are employed by Seller or its Affiliates (other than a Transferred Entity) on the Closing Date (such Business Employees, the "Continuing Asset Employees") will transfer automatically to Purchaser or its Affiliates at the end of the Seconded Employee Term on the same contractual terms and length of service (save in so far as such contracts or any part of them relate to benefits for old age, invalidity or survivors under any occupational pension scheme, unless such exclusion is prohibited by applicable Law). With effect from the end of the Seconded Employee Term, all obligations and Liabilities of Seller or its Affiliates (other than a Transferred Entity) in relation to the Continuing Asset Employees (other than any Continuing Asset Employee who objects to the transfer of such individual's employment to Purchaser or its Affiliate for the purposes of the Employee Transfer Legislation), will be discharged by Purchaser or its Affiliates. (ii) Bipartite and Tripartite Agreements. Where required by Law in order to effectuate the transfer of employment of a Business Employee from Seller or an Affiliate of Seller to Purchaser or an Affiliate of Purchaser, Seller and Purchaser shall cooperate and work in good faith to enter into necessary and appropriate employment transfer documents with the affected employees, including bipartite and tripartite agreements, in each case recognizing continuity of service and any accrued rights to payments on termination of

73 employment and otherwise on terms and conditions consistent with this Section 5.6, and in compliance with applicable Law. (iii) With respect to each Seconded Employee (other than those Seconded Employees covered by Section 5.6(a)(i)), Purchaser shall, or shall cause its applicable Affiliate to, provide no later than five Business Days prior to the Employee Hire Date a written offer of employment that is effective as of the Employee Hire Date and that provides for employment with Purchaser or its Affiliate (or, where permitted by Law, any employer of record, professional employer organization or similar third party entity designated by Purchaser) commencing as of the Employee Hire Date recognizing continuity of service and any accrued rights to payments on termination of employment on terms and conditions consistent with Section 5.6, and in compliance with applicable Law. Seller shall inform each Seconded Employee covered by this Section 5.6(a)(iii) (which for the avoidance of doubt, does not include LTD Employees) that Seller, or its Affiliates, as applicable, will, effective as of the end of the Seconded Employee Term, terminate the employment of each Seconded Employee who does not accept Purchaser's or its Affiliate's offer of employment described in this Section 5.6(a)(iii). (iv) Each Business Employee who is employed by a Transferred Entity as of immediately prior to the Closing or who commences employment with Purchaser or an Affiliate thereof as of the Closing in accordance with clause (i), (ii) or (iii) of this Section 5.6(a) or as of a later date in accordance with Section 5.6(j), shall be referred to herein as a "Transferred Business Employee." Notwithstanding anything in this Agreement to the contrary, for purposes of this Section 5.6(excluding the first sentence of Section 5.6(a)(iii), clauses (i) and (ii) of Section 5.6(b), all of Section 5.6(a)(i), Section 5.6(a)(ii), and Section 5.6(j)) with regard to Seconded Employees, references to the "Closing" and "Closing Date" shall mean 12:00 a.m. Eastern Time on the Employee Hire Date. (b) Compensation and Benefit Continuation. With respect to each Transferred Business Employee, Purchaser shall cause the applicable Transferred Entity (or other applicable Affiliate of Purchaser) to maintain, for a period of 12 months following the Closing Date (or, if earlier, the date of the Transferred Business Employee's termination of employment), unless otherwise agreed by the Business's chief executive officer or by such Transferred Business Employee (the "Continuation Period"), (i) a base wage rate or cash base salary level, as applicable, that is no less favorable than the base wage rate or cash base salary level, as applicable, in effect for such Transferred Business Employee immediately prior to the Closing in the aggregate and (ii) employee benefit plans, programs, policies, target short-term cash-based incentive compensation opportunity, and fringe benefits (excluding any long-term incentive or equity or equity-based incentive, nonqualified deferred compensation, retention, change in control, transaction bonus, defined benefit pensions, and post-employment welfare benefits (the "Excluded Benefits")) that are substantially comparable, in the aggregate, to those in effect (other than the Excluded Benefits) immediately prior to the Closing, and (iii) solely for Transferred Business Employees located in Canada, a principal place of employment at a location no more than 50 miles from the job location to which such Transferred Business Employee reports immediately prior to the Closing Date or, if less, that adds no more than 30 minutes to such Transferred Business Employee's one-way commute time compared to the Transferred Business Employee's principal work location immediately prior to the Closing (whichever is less). The obligation set forth in this Section 5.6(b)

74 shall in no event limit Purchaser's obligations under applicable Law and Collective Bargaining Agreements, which shall apply in addition to the obligations set forth in this Section 5.6(b). (c) Collective Bargaining Agreements. (i) As of and following the Closing Date, Purchaser shall, or shall cause the applicable Transferred Entity or other applicable Affiliate of Purchaser to, recognize the unions that are signatories to the Collective Bargaining Agreements immediately prior to the Closing Date as the representatives of the Transferred Business Employees in the bargaining units described therein. Notwithstanding anything in this Agreement to the contrary, the terms and conditions of employment for any employees covered by a Collective Bargaining Agreement shall be governed by the applicable Collective Bargaining Agreement until the expiration, modification or termination of such Collective Bargaining Agreement in accordance with its terms or applicable Law. (ii) Following the date hereof and prior to the Closing Date, Seller shall (or shall cause its Affiliates to), and Purchaser shall (or shall cause its Affiliates to), cooperate and use good faith efforts in carrying out requisite notifications to, and consultations, discussions or negotiations with, applicable unions, works councils, labor organizations or other employee representative groups in connection with the transactions contemplated by this Agreement. (d) Service Credit. Purchaser shall, or shall cause a Transferred Entity or other applicable Affiliate of Purchaser to, provide to each Transferred Business Employee full credit for the length of service with Seller and its Affiliates (and their predecessors) for purposes of eligibility to participate, vesting and determining levels of severance, vacation and paid time off benefits under any Transferred Entity Benefit Plan (other than the Excluded Benefits) or other employee benefit plan, policy or arrangement, each seniority-based entitlement and all statutory purposes and common law entitlements, in each case, maintained for the benefit of Transferred Business Employees (other than the Excluded Benefits) as of and after the Closing by Purchaser or one its Affiliates (the "Purchaser Benefit Plans") to the same extent such service was recognized by Seller and its Affiliates immediately prior to the Closing, or as applicable, prior to the end of the applicable services period under the Transition Services Agreement, under the analogous Benefit Plan, provided that such credit shall not be given to the extent that it would result in a duplication of benefits, compensation or coverage for the same period of service. (e) Health Coverages. Purchaser shall or shall cause one of its Affiliates (including following the Closing, any Transferred Entities) to use commercially reasonable efforts to cause each Transferred Business Employee (and such Transferred Business Employee's "eligible dependents," as defined in the Seller Benefit Plans) to be covered immediately upon the Closing or end of the applicable service period under the Transition Services Agreement by a Purchaser Benefit Plan that is a group health plan. With respect to any Purchaser Benefit Plan that is a group health plan, Purchaser shall or shall cause one its Affiliates (including after the Closing Date, the Transferred Entities) to use commercially reasonable efforts to for the plan year in which the Closing occurs or, as applicable, the plan year in which the end of the applicable service period under the Transition Services Agreement occurs, (i) waive any pre-existing condition limitations applicable to such Transferred Business Employee or dependent or waiting period to the extent

75 waived or satisfied under the comparable Benefit Plan prior to the Closing or the end of the applicable service period under Transition Services Agreement, and (ii) provide each Transferred Business Employee credit, for the plan year in which the Closing Date occurs, or as applicable, the plan year in which the end of the applicable service period under the Transition Services Agreement occurs, for any deductible, coinsurance or other eligible out-of-pocket expenses already paid by and credited to the Transferred Business Employee under the applicable group health Seller Benefit Plan for purposes of satisfying the analogous deductible, coinsurance or other out-of-pocket requirements applicable to such Transferred Business Employee under the corresponding Purchaser Benefit Plan that is a group health plan. (f) Severance. With respect to each Transferred Business Employee who experiences a termination of employment within the 12-month period following the Closing Date, Purchaser shall, or shall cause the applicable Transferred Entity or other applicable Affiliate of Purchaser to, provide at least the same severance benefits such Transferred Business Employee would have received from Seller or its Affiliates (including the Transferred Entities) had the Transaction not occurred, pursuant to the applicable Benefit Plans as set forth on Section 5.6(f) of the Disclosure Schedules, and to the extent applicable, the amount of such severance benefits shall be calculated taking into account the Transferred Business Employee's period of employment with Seller and its Affiliates (and their predecessors) prior to the Closing and with Purchaser or its Affiliates on and after the Closing. (g) Cash Compensation Payments. (i) Effective as of the Closing, the Transferred Entities shall, and Purchaser shall cause the Transferred Entities to, assume all Liability for any short-term cash incentive compensation payable under each incentive compensation plan or arrangement (excluding, for the avoidance of doubt, the Dayton Incentive Agreements) in which any Transferred Business Employee participates, solely in respect of the bonus year in which the Closing occurs (or any portion thereof), to such Transferred Business Employees in connection with their services to the Business (the "Cash Incentive Compensation"), and Seller and its Affiliates shall not have any Liability for the Cash Incentive Compensation. Purchaser shall, or shall cause its Affiliates to, provide the opportunity to earn Cash Incentive Compensation to Transferred Business Employees for the entirety of the applicable performance measurement period within the bonus year in which the Closing Date occurs. Such Cash Incentive Compensation shall be governed by plans, programs or arrangements maintained by Purchaser and its Affiliates (including the Transferred Entities), and each such Transferred Business Employee shall be entitled to the target incentive opportunities thereunder that applied to such Transferred Business Employee immediately prior to the Closing Date; provided that the amount of Cash Incentive Compensation actually paid by Purchaser and its Affiliates (including, after the Closing, the Transferred Entities) to Transferred Business Employees (including the employer portion of Taxes related thereto) shall be not less than the accrued amount of Cash Incentive Compensation included in Closing Working Capital or in Closing Indebtedness. To the extent that Seller or its Affiliates (other than the Transferred Entities) become liable for, or are legally required to make any payments in respect of the Cash Incentive Compensation to any Business Employee as a result of the transactions contemplated by this Agreement, Purchaser shall, or shall cause its Affiliates to, reimburse Seller, as soon as practicable but

76 in any event within 30 days of receipt from Seller of an invoice, for any such Cash Incentive Compensation paid by Seller or its Affiliates (other than the Transferred Entities) up to the amount therefor (including the employer portion of Taxes related thereto) accounted for in Closing Working Capital or included in Closing Indebtedness. Prior to the Closing, Seller shall notify Purchaser in writing of the attainment rate of earned or accrued but unpaid performance bonuses in respect of fiscal year 2024 as determined by the board of directors of STERIS plc following the date of this Agreement and the resulting aggregate bonus amount payable to all recipients thereof (the "Specified 2024 Bonus Amount"). (ii) Purchaser shall cooperate with Seller and its Affiliates to facilitate payment of (A) any unpaid annual bonus payments for the bonus year ending prior to the bonus year in which the Closing Date occurs to Transferred Business Employees, and (B) any amount due under the Dayton Incentive Agreements, including, if requested by Seller, by paying such amounts to the applicable Transferred Business Employees subject to applicable Tax withholding and remitting the Tax withholding and payroll Taxes to the appropriate Tax authority, with all such payments (including the employer portion of any payroll, employment or similar Taxes related thereto) subject to reimbursement by Seller within 30 days following the applicable payment; provided, that (x) if Seller does not make such payments as required pursuant to or in settlement of the terms of the Dayton Incentive Agreements, then, without limiting Seller's reimbursement obligation hereunder, Purchaser or its Affiliates (including the Transferred Entities) may make such payments (provided that Purchaser notifies Seller thereof, prior to making such payments), and (y) if any such payments (including the employer portion of any payroll, employment or similar Taxes related thereto) have not been reimbursed by Seller prior to the date on which the Post- Closing Statement is delivered, then such amounts shall be included in Indebtedness for purposes of determining the Final Purchase Price ("Specified Dayton Incentive Agreement Amount"). (h) WARN and Corresponding State Laws. Purchaser shall be solely responsible for and agrees to indemnify, hold harmless and, at the option of Seller, to defend Seller and its Affiliates from and against any Liability under WARN or any similar state Law, to any Business Employee who is found to have suffered an "employment loss" under WARN on or within 90 days after the Closing Date as a result of the actions of Purchaser or any of its Affiliates, and any and all other Liabilities, including attorneys' fees, arising out of or resulting from the actions Purchaser or any of its Affiliates, or their failure to serve sufficient notice pursuant to WARN or any similar state Law. (i) Paid Time Off. Purchaser shall, or shall cause the applicable Transferred Entity or other applicable Affiliate of Purchaser to, recognize and assume or honor, as applicable, all Liabilities with respect to accrued but unused vacation time for all Transferred Business Employees (solely to the extent reflected in Working Capital including any Liabilities to Transferred Business Employees for payments in respect of earned but unused paid time off that arise as a result of the transfer of employment contemplated by this Article V). Purchaser shall, or shall cause the applicable Transferred Entity or other applicable Affiliate of Purchaser to, allow Transferred Business Employees to use the paid time off in accordance with the terms of the Purchaser’s policies.

77 (j) STD/LTD Employees. On the Closing Date, Seller shall transfer the employment of each Business Employee who is on a leave of absence, or is receiving short-term or long-term disability benefits from a Seller Benefit Plan, in each case, as of immediately prior to the Closing (each, an "LTD Employee") to Seller or any of its Affiliates (other than a Transferred Entity) and each LTD Employee shall remain an employee of Seller or its Affiliates, and shall continue to participate in the applicable Seller Benefit Plan providing short-term or long-term disability benefits in accordance with the terms of that plan, as in effect from time to time. Subject to Seller notifying Purchaser of an LTD Employee's return to active employment within 10 Business Days of such return, Purchaser shall, or shall cause one of its Affiliates to, make an offer of employment to such LTD Employee on terms consistent with those applicable to Business Employees generally under this Section 5.6; provided that the LTD Employee returned to active employment with Seller or one of its Affiliates on or prior to the expiration date of such LTD Employee's eligibility for disability benefits or related approved leave period and within six months following the Closing Date (or such longer period required by applicable Law). For purposes of applying the provisions of this Section 5.6 to any LTD Employee who accepts such offer of employment, all references in this Section 5.6 to the Closing Date (other than the Continuation Period) shall instead be deemed to refer to the LTD Employee's first day of employment with Purchaser or one of its Affiliates (or, where permitted by Law, any employer of record, professional employer organization or similar third party entity designated by Purchaser), and such employee shall not be deemed a Transferred Business Employee under this Agreement until such date. (k) 401(k) Plan. Effective as soon as reasonably practicable following the Closing, Purchaser shall cause each Transferred Business Employee who, as of immediately prior to the Closing, was eligible to participate in a Seller Benefit Plan that is intended to be a U.S. tax- qualified defined contribution plan to be eligible to participate in a Purchaser Benefit Plan that is intended to be a U.S. tax-qualified defined contribution plan (the "Purchaser 401(k) Plan"). Purchaser shall (or shall cause one of its Affiliates to) cause the Purchaser 401(k) Plan to accept "eligible rollover distributions" (as such term is defined under Section 402 of the Code) of Transferred Business Employees from the STERIS Corporation 401(k) Plan (in cash, but including notes corresponding to participant loans). Effective at the Closing, Transferred Business Employees shall be eligible to effect a "direct rollover" (as described in Section 401(a)(31) of the Code) of their account balances under the STERIS Corporation 401(k) Plan to the Purchaser 401(k) Plan in the form of cash and promissory notes for associated participant loans, and Purchaser shall cause the Purchaser 401(k) Plan to accept "eligible rollover distributions" (as such term is defined under Section 402 of the Code) of Transferred Business Employees from the STERIS Corporation 401(k) Plan. Seller shall inform Purchaser following the receipt of a closing agreement, compliance statement, or favorable determination letter from the IRS related to the Cantel Medical Retirement Savings Plan and, following receipt of such closing agreement, compliance statement, or favorable determination letter, Purchaser shall cause the Purchaser 401(k) Plan to accept "eligible rollover distributions" of Transferred Business Employees' account balances under the Cantel Medical Retirement Savings Plan in the form of cash and promissory notes for associated participant loans. (l) Benefit Plan Liabilities; COBRA. Except as otherwise set forth in the Transition Services Agreement or this Section 5.6, effective as of the Closing Date, Seller and its Affiliates (other than any Transferred Entity) shall retain the sponsorship of and all Liabilities at any time arising under, pursuant to or in connection with any Seller Benefit Plan or any other benefit or

78 compensation plan, program, policy, agreement or arrangement at any time sponsored, maintained, contributed to (or required to be contributed to) by Seller or any of its Affiliates or otherwise with respect to which Seller or any of its Affiliates has any Liability (other than any Transferred Entity Benefit Plan). Seller and its Affiliates (other than any Transferred Entity) shall be solely responsible for any obligations arising under Section 4980B of the Code with respect to all "M&A qualified beneficiaries" (as defined in Treasury Regulation Section 54.4980B-9). (m) Immigration Compliance. Seller shall, and shall cause its Affiliates to, use reasonable best efforts to ensure that any Business Employee who requires a visa, work permit, green card or similar applications to work for Seller and its Affiliates in his or her current position may continue to work in such position as a Business Employee as of the Closing Date. To the extent reasonably required, following the Closing Date, Purchaser shall, and shall cause its Affiliates to, use best efforts to process and support such visas, work permits, green cards, or similar applications. (n) Restrictive Covenants. Seller agrees that, notwithstanding the terms of any non- competition, non-solicitation or other restrictive covenant obligation between Seller and its Affiliates and any Business Employee, such Business Employee shall be permitted to provide services to Purchaser and its Affiliates (including the Transferred Entities) following the Closing, and Seller will not seek to enforce the terms of any such restrictive covenant following the Closing with respect to such Business Employee's services to Purchaser or its Affiliates, in each case, to the extent exclusively related to the Business. To the extent assignable under applicable Law, Seller hereby assigns all such restrictive covenants, in each case, to the extent exclusively related to the Business, to Purchaser and its applicable Affiliates, and Purchaser and its Affiliates have the right, but not the obligation, to enforce such restrictive covenants. (o) Contingent Workers. During the period prior to the Closing, upon Purchaser's reasonable request, Seller shall use commercially reasonable efforts to (i) make introductions and coordinate discussions between Purchaser and individual natural person independent contractors who provide services exclusively related to the Business and who are engaged by Seller or its Affiliates and (ii) provide to Purchaser contact information for third-party service providers providing contingent personnel exclusively dedicated to the Business and reasonably cooperate in identifying and transferring such contingent work force to the extent related to the Business and requested by Purchaser. (p) No Third-Party Rights. Without limiting Section 9.5, this Section 5.6 will not create any third-party beneficiary rights, express or implied, and will not be enforceable by any Transferred Business Employee or any other current or former employee, any spouse, dependent or beneficiary of any current or former employee, or any other Person who is not a party to this Agreement. This Section 5.6 will not be deemed to be an establishment of or amendment to any Seller Benefit Plan, Transferred Entity Benefit Plan, or any other compensation or benefit plan, program, contract, policy, arrangement or agreement. No term of this Agreement will be deemed to create any Contract with any Transferred Business Employee or any other employee or to give any such Person the right to be retained in the employment of Seller or any of its Affiliates, or, after the Closing, Purchaser or any of its Affiliates, or to any particular term or condition of employment, or to interfere with the rights of Seller or any of its Affiliates or, after the Closing,

79 Purchaser or any of its Affiliates, to terminate the employment of any employee at any time or for any reason. Section 5.7 Reserved. Section 5.8 Names Following Closing. (a) Neither Purchaser nor any of its Affiliates (including the Transferred Entities) shall acquire any rights in, or use, or have the right to use, the "STERIS," "Cantel" and "Cantel Medical" names or any variations or derivatives thereof or any Trademarks of Seller or any of its Affiliates (the "Names"), or any name that, in the reasonable judgment of Seller, is confusingly similar to the Names, except as provided in Section 5.8(b). (b) Purchaser and its Affiliates will have the right to (i) sell existing inventory of the Business and (ii) use existing packaging, labeling, containers, stationery, business forms, supplies, advertising and promotional materials and any similar materials, in each case, bearing the Names for 12 months following Closing; provided that (A) neither Purchaser nor any of its Affiliates will intentionally take any action that could materially impair the value of the Names, (B) when using the items listed in clause (ii) above in the context of entering into or conducting contractual relationships, Purchaser will make clear to all other applicable parties that Purchaser or any of its Affiliates, rather than Seller or any of its Affiliates, is the party entering into or conducting the contractual relationship, and (C) personnel of Purchaser or its Affiliates using the above items will not, and will have no authority to, hold themselves out as officers, employees or agents of Seller or any of its Affiliates; provided, further that Purchaser will use commercially reasonable efforts to minimize and eliminate its and its Affiliates' (including the Transferred Entities') use of the Names as soon as reasonably practicable after the Closing Date and will cease using the Names on fixed assets as soon as practicable and in any event within nine months after the Closing. From and after the Closing, Purchaser will, and will cause its Affiliates (including the Transferred Entities) to, use commercially reasonable efforts to comply with applicable Laws in any use of packaging or labeling containing the Names. Purchaser will and will cause its Affiliates (including the Transferred Entities) to, exhaust inventory, packaging, labeling, containers, stationery, business forms, supplies, advertising and promotional materials and any similar materials bearing any Name before using any inventory, packaging, labeling, containers, stationery, business forms, supplies, advertising and promotional materials and any similar materials that do not bear any Name. (c) As promptly as practicable after the Closing (but in any event within 12 months after the Closing), Purchaser shall take all actions necessary to change the legal names, corporate names and business names of the Transferred Entities and apply for their Organizational Documents and business registration certificate or licenses, as applicable, to be amended to remove any reference to the Names, in all jurisdictions, and shall promptly take any and all follow-up actions that may be required or requested by any Governmental Entity to effect such changes as soon as practicable. Section 5.9 Payments from Third Parties. (a) Seller shall, or shall cause its applicable Affiliate to, (i) promptly pay or deliver to Purchaser (or Purchaser's designated Affiliate) any monies or checks that are in respect of the

80 Business that have been delivered to Seller or any of its Affiliates following the Closing, including any monies or checks sent by customers, suppliers or other contracting parties in respect of the Business, and (ii) promptly reimburse Purchaser (or its designated Affiliate) for any amounts paid by Purchaser (or its designated Affiliates) to the extent such payments are in respect of any Retained Business. (b) Purchaser shall, or shall cause its applicable Affiliate to, (i) promptly pay or deliver to Seller (or its designated Affiliate) any monies or checks that have been sent to Purchaser or any of its Affiliates after the Closing to the extent such monies or checks are in respect of a Retained Business, and (ii) promptly reimburse Seller (or its designated Affiliate) for any amounts paid by Seller to the extent such payments are in respect of the Business. Section 5.10 R&W Insurance Policy. In the event Purchaser obtains a representations and warranties insurance policy in respect of the representations and warranties contained in this Agreement (the "R&W Insurance Policy"), Purchaser shall pay, or cause to be paid, the premium and all other costs required for issuance of the R&W Insurance Policy and such R&W Insurance Policy shall include a provision whereby the insurer expressly waives, and irrevocably agrees not to pursue, directly or indirectly, any subrogation rights in connection with this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby against Seller and any of its direct or indirect past or present shareholders, members, partners, stockholders, employees, directors, or officers (or the functional equivalent of any such Person) (the "Seller Persons") with respect to any claim made by any insured thereunder other than in the event of Fraud in respect of any of the representations and warranties set forth in Article III (the "Subrogation Waiver"). Purchaser shall not waive, amend, modify or otherwise revise the Subrogation Waiver, or allow such provision to be waived, amended, modified or otherwise revised by any other Person, in a manner adverse to the Seller Persons, in each case, without Seller's prior written consent, which Seller may grant or withhold in its sole discretion. For the avoidance of doubt, the Parties acknowledge and agree that the obtaining of the R&W Insurance Policy is not a condition to Closing. Purchaser's failure to obtain the R&W Insurance Policy shall in no way alter or increase any of Seller's obligations hereunder. Section 5.11 Termination of Intercompany Balances and Intercompany Agreements. (a) Immediately prior to the Closing (or prior thereto, if so determined by Seller acting reasonably and in compliance with this Agreement), all intercompany balances and accounts (other than intercompany balances and accounts reflected in the Closing Working Capital, Closing Indebtedness or Closing Transaction Expenses or as specifically identified on Section 5.11(a) of the Disclosure Schedules) between Seller and any of its Affiliates (other than the Transferred Entities), on the one hand, and the Transferred Entities, on the other hand, shall be settled or otherwise eliminated without any Liabilities (including Taxes), including any Liabilities (including Taxes) arising from such termination, on the part of Purchaser or any of its Affiliates (including, after the Closing, the Transferred Entities). In furtherance of the foregoing, from the date hereof until the Closing, Seller shall cooperate with Purchaser in good faith and consult with Purchaser in good faith prior to effectuating the settlement or elimination of all applicable intercompany balances and accounts contemplated by this Section 5.11, all in a manner that does not create any Liabilities (including Taxes) on the part of Purchaser or any of its Affiliates (including, after the Closing, the Transferred Entities). Intercompany balances and accounts solely

81 among any of the Transferred Entities shall not be affected by the provisions of this Section 5.11(a). (b) Immediately prior to the Closing (or prior thereto, if so determined by Seller), except for (i) the Transaction Documents to be entered into in connection with this Agreement and (ii) the Intercompany Agreements and intercompany balances and accounts set forth in Section 5.11(a) of the Disclosure Schedules, all Intercompany Agreements shall automatically be terminated without further payment or performance and cease to have any further force and effect, such that neither party thereto nor Purchaser shall have any further obligations or Liabilities therefor or thereunder. Section 5.12 Directors' and Officers' Indemnification. For a period of six years from Closing, Purchaser will not permit the Transferred Entities to amend, repeal or otherwise modify any provision of the Organizational Documents relating to indemnification, advancement of expenses or exculpation on any manner that would adversely affect the right thereunder of any present and former manager, director and officer of the Transferred Entities (each, a "D&O Indemnified Party") in respect of any acts or omissions occurring prior to the Closing, unless such modification is required by applicable Law. Notwithstanding the foregoing or anything to the contrary herein, no person serving as a manager, director, officer, employee or agent of Transferred Entity shall have any right to indemnification, advancement, contribution, reimbursement of expenses or recovery from Purchaser or any of its Affiliates (including, following the Closing, the Transferred Entities) in respect of any claims by Purchaser or any of its Affiliates in respect of this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby. The obligations of Purchaser under this Section 5.12 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the express written consent of such affected D&O Indemnified Party. Section 5.13 Financing. (a) Subject to the other terms and conditions of this Agreement, from the date hereof and until the earlier of the termination of this Agreement and the Closing, Purchaser shall use and shall cause each of its controlled Affiliates to use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the Financing on the terms and subject only to the conditions described in the Commitment Letters as promptly as possible but in any event, on or, prior to the date on which the Transaction is required to be consummated pursuant to the terms hereof, including using commercially reasonable efforts to: (i) maintain in effect the Commitment Letters; (ii) negotiate and enter into definitive agreements with respect to the Debt Financing (the "Definitive Agreements") consistent with the terms and conditions precedent contained in the Debt Commitment Letter and on terms not less favorable to the Purchaser than those contained in the Debt Commitment Letter (including, as necessary, the "flex" provisions related thereto as in effect on the date hereof ) so that such agreements are in effect no later than the Closing; and

82 (iii) satisfy (or obtain a waiver of) on a timely basis all conditions in the Debt Commitment Letter that are within its control. (b) Neither Purchaser nor any of its controlled Affiliates shall, without the prior written consent of Seller (such approval not to be unreasonably withheld, delayed, denied or conditioned), permit, consent to or agree to any amendment, replacement, supplement, termination or modification to, or any waiver of any provision or remedy under, the Debt Commitment Letter if such amendment, replacement, supplement, termination, modification or waiver (A) imposes new or additional conditions precedent to the funding of the Financing which adversely in any material respect modifies, expands or amends any existing conditions to the consummation of all or any portion of the Financing, (B) reduces the aggregate principal amount of cash proceeds available from the Financing below an amount that, when combined with Purchaser's other sources of funds, is sufficient to pay the Financing Amounts or (C) materially adversely impacts the ability of Purchaser to enforce its rights against other parties to the Debt Commitment Letter or the Definitive Agreements as so amended, replaced, supplemented or otherwise modified, relative to the ability of Purchaser to enforce its rights against such other parties to the Commitment Letters as in effect on the date hereof (the effects described in clauses (A) through (C), collectively the "Prohibited Modifications"); provided, that Purchaser may modify, supplement or amend the Debt Commitment Letter to (x) correct typographical errors, or (y) add (or assign or reassign commitments and roles to) lenders, lead arrangers, bookrunners, syndication agents or similar entities as contemplated by the Debt Commitment Letter. Purchaser shall promptly deliver to Seller copies of any amendment, modification, waiver, replacement, supplement or termination to the Commitment Letters or any related agreements (including fee letters, which letters may be delivered in redacted form removing only the fee information and market "flex" information (if applicable) and other customary information). (c) If, notwithstanding the use of its commercially reasonable efforts to satisfy its obligations under this Section 5.13, any portion of the Debt Financing becomes unavailable and the remaining amount available under the Commitment Letters and other available sources would be less than an amount that would be required to fund the Financing Amounts, Purchaser will, as promptly as practicable following the occurrence of such event, (i) notify the Seller in writing thereof, (ii) use commercially reasonable efforts to obtain alternative financing for any such unavailable portion from the same or alternative sources (the "Alternative Financing") in an amount sufficient, when taken together with the available portion of the Financing and other available sources, to enable the Purchaser to fund the Financing Amounts, (iii) use commercially reasonable efforts to obtain a new financing commitment letter that provides for such Alternative Financing to be on terms, taken as a whole, not more adverse to the Purchaser than those set forth in the Debt Commitment Letter in effect on the date hereof and to not include any Prohibited Modification and (iv) deliver to Seller true and complete copies of the new financing commitment that provides for such Alternative Financing (including all related exhibits, schedules, annexes, supplements and term sheets thereto, and including any related fee letters, which fee letters may be delivered in redacted form removing only the fee information and market "flex" information (if applicable) and other customary information). Notwithstanding anything to the contrary contained in this Agreement, nothing in this Section 5.13(c) will require, and in no event will the commercially reasonable efforts of Purchaser be deemed or construed to require, Purchaser to (i) seek the Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter and (ii) pay any fees in excess of those

83 contemplated by the Equity Commitment Letter or Debt Commitment Letter as in effect on the date hereof or (iii) agree to terms more adverse to Purchaser than as set forth in the Debt Commitment Letter as of the date of this Agreement. Purchaser shall, as promptly after obtaining knowledge thereof, provide Seller with written notice of any (A) actual material breach or material default, or any cancellation, termination or repudiation by any party to the Debt Commitment Letter, or (B) copy of any written notice or other written communication from any Lender, Equity Investor, or other financing source with respect to any actual material default or material breach, or any cancellation, termination or repudiation by any party to the Commitment Letters. Upon the request of Seller from time to time prior to the Closing Date, Purchaser shall keep Seller reasonably informed of the status of its efforts to arrange and obtain the Financing, including any Alternative Financing. (d) The foregoing notwithstanding, compliance by Purchaser with this Section 5.13 shall not relieve Purchaser of its obligations to consummate the Transaction and the other transactions contemplated by this Agreement whether or not the Financing or any Alternative Financing is available. To the extent Purchaser obtains Alternative Financing or amends, replaces, supplements, terminates, modifies or waives any of the Financing, in each case pursuant to and in accordance with this Section 5.13 and without any Prohibited Modification, references to the "Financing," "Debt Financing Sources," "Commitment Letters" and "Definitive Agreements" (and other like terms in this Agreement) shall be deemed to refer to such Alternative Financing, the commitments thereunder and the agreements with respect thereto, or the Financing as so amended, replaced, supplemented, terminated, modified or waived. Section 5.14 Financing Cooperation. (a) From the date hereof and until the earlier of the termination of this Agreement and the Closing, Seller shall, and shall use its commercially reasonable efforts to provide, and shall cause its applicable Subsidiaries and their respective Representatives to use their respective commercially reasonable efforts to provide Purchaser all reasonable cooperation as may be reasonably requested by Purchaser in connection with the Debt Financing, including to take the following actions: (i) upon reasonable notice, causing appropriate members of the Transferred Entities' management teams to participate in a reasonable number of meetings with the lead arrangers under the Debt Commitment Letter (and, to the extent reasonably necessary, additional conference calls with potential Lenders), all of which may be telephonic or virtual, in connection with the Debt Financing at reasonable times and locations mutually agreed; (ii) promptly as reasonably practicable, furnishing Purchaser and the Lenders with the Business Financial Statements (provided that in no event shall the foregoing be deemed to include, nor shall Seller otherwise be required to provide, any information regarding any post-Closing or pro forma financial statements, post-Closing pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing (including any synergies or cost savings), projections, ownership or an as- adjusted capitalization table);

84 (iii) (x) reasonably cooperating with the marketing and due diligence efforts of Purchaser and the Lenders, including reasonably assisting in the preparation of customary materials for confidential information memoranda, lender and investor presentations and similar documents or materials for any portion of the Debt Financing, including the execution and delivery of customary representation letters in connection with bank information memoranda, and materials for rating agency presentations and (y) furnishing Purchaser such other information regarding the Transferred Entities reasonably requested by Purchaser and customary for financings similar to the financings contemplated by the Debt Commitment Letter; (iv) in the case of the applicable Transferred Entities only, reasonably assisting in the preparation, execution and delivery of definitive written financing documentation evidencing such Debt Financing and the schedules and exhibits thereto (including loan agreements, guarantees, collateral agreements, hedging arrangements, pledge and security agreements, customary officer's certificates and corporate resolutions and other definitive documentation (including a customary solvency certificate (in the form of the solvency certificate attached as Annex I to Exhibit C of the Commitment Letter) (or the analogous provision in any amendment, modification, supplement, restatement or replacement thereof permitted or required hereunder), to the extent executed by a financial officer of the Transferred Entities who shall continue to act in such capacity following the Closing; provided that the effectiveness thereof shall be conditioned upon, or become effective after, the occurrence of Closing), as applicable) as may reasonably be requested by Purchaser and taking all corporate or other organizational actions to authorize and permit the consummation of the Financing, in each case, subject to the occurrence of the Closing; (v) using reasonable efforts to facilitate the pledging of collateral and the granting of a security interest (and perfection thereof) in collateral; and (vi) in the case of the applicable Transferred Entities only, providing at least three Business Days prior to the Closing Date all documentation and other information as is required by regulatory authorities under applicable "know your customer" and anti- money laundering rules and regulations including the USA Patriot Act of 2001 and Beneficial Ownership Certificates, to the extent requested in writing by Purchaser at least ten Business Days prior to the Closing Date; provided that neither Seller nor any of its Affiliates shall be required to take or permit the taking of any action pursuant to this Section 5.14 that would (A) require Seller or any of its Affiliates or any persons who are officers or directors of such entities (other than, after Closing, only those officers or directors of the Transferred Entities who shall continue to act in such capacities following the Closing; provided that the effectiveness thereof shall be conditioned upon, or become effective after, the occurrence of Closing) to pass resolutions or consents to approve or authorize the execution of the Debt Financing or enter into, execute or deliver any certificate, document, instrument or agreement (other than customary authorization letters contemplated pursuant to clause (iii) above) or agree to any change or modification of any existing certificate, document, instrument or agreement prior to the Closing, (B) cause Seller to breach any representation, warranty or covenant in this Agreement, (C) require Seller or any of its Affiliates to pay any commitment or other similar fee or incur or reimburse any other unreimbursed expense, liability or obligation, or give indemnities in connection with the

85 Debt Financing or otherwise incur any obligation under any agreement, certificate, document or instrument in connection with the Debt Financing prior to the Closing Date in respect of the Transactions, (D) reasonably be expected to cause any director, officer, employee or equityholder of Seller or any of its Affiliates to incur personal liability, (E) reasonably be expected to conflict with the Organizational Documents of Seller or any of its Affiliates or any material Laws, (F) reasonably be expected to result in a material violation or breach of, or material default (with or without notice, lapse of time or both), under any material Contract to which Seller or any of its Affiliates is a party or by which such Person is bound, (G) provide access to or disclose information that Seller reasonably believes would cause the loss of attorney-client privilege or other similar legal privilege of Seller or any of its Affiliates, (H) require the delivery of any opinion of counsel, (I) require Seller or any of its Affiliates to prepare or deliver (1) pro forma financial information; (2) any description of all or any component of the Debt Financing; (3) projections or other forward looking statements relating to all or any component of the Debt Financing or (4) any financial statements that are not available to it and prepared in the ordinary course of its financial reporting practice, or (J) unreasonably interfere with the ongoing operations of Seller or any of its Affiliates in their reasonable judgment. (vii) Subject to Purchaser's indemnification obligations under this Section 5.14, Seller consents to the use of all of the Transferred Entities' corporate logos in connection with the Financing, provided that such logos are used solely in a manner that is reasonable and customary for such purpose and does not violate any existing Contract of Seller or of the Transferred Entities and is not intended to, nor reasonably likely to, harm or disparage Seller or the Transferred Entities. (viii) Nothing contained in this Section 5.14(a) or otherwise shall require Seller or any of its Affiliates, prior to the Closing, to be an issuer or other obligor with respect to the Debt Financing. Seller's cooperation pursuant to this Section 5.14 shall be at the sole expense of Purchaser (other than in respect of the expense to prepare customary audited and other historical financial statements, in each case, prepared in the ordinary course of Seller's financial reporting practice), and Purchaser shall, promptly upon request by Seller, reimburse Seller and its Affiliates for all reasonable and documented out-of-pocket fees, costs and expenses incurred by them or their respective Representatives in connection with such cooperation contemplated by this Section 5.14, in each case, other than in respect of the preparation of audited or other historical financial statements, and shall reimburse, indemnify and hold harmless Seller and its Affiliates and their respective Representatives from and against any and all losses suffered or incurred by them in connection with or arising from any cooperation that Seller and its Affiliates and their respective Representatives provides pursuant to this Section 5.14, except in the event such liabilities, obligations or losses arose of or result from the gross negligence, fraud, material breach of this Agreement or willful misconduct by Seller or its Affiliates. (b) In no event shall the receipt or availability of any funds or financing (including the Financing) by Purchaser or any of its Affiliates or any other financing or other transactions be a condition to any of Purchaser's obligations under this Agreement.

86 (c) All non-public or otherwise confidential information regarding Seller or its Affiliates obtained by Purchaser or its Representatives pursuant to this Section 5.14 shall be kept confidential in accordance with the Confidentiality Agreement. (d) Notwithstanding this Section 5.14, any request for any Tax Returns (or related workpapers) of Seller or any of its Affiliates (including the Transferred Entities prior to the Closing) shall be governed by Section 6.1(b) and shall be subject to any limitations therein. Section 5.15 Misallocated Assets. (a) If, at any time within 12 months following the Closing, any right, property, asset or Liability primarily relating to the Retained Business is found to have been transferred to Purchaser or its Affiliates (including any Transferred Entity) in error, either directly or indirectly, Purchaser shall transfer, or shall cause its Affiliates (including the Transferred Entities) to transfer, at Seller's sole cost and expense (except for any cost or expense that is an obligation of Purchaser pursuant to another Transaction Document) and for no consideration, such right, property, asset or Liability as soon as practicable to Seller or its designated Affiliate, indicated by Seller in writing. (b) If, at any time within 12 months following the Closing, any right, property, asset or Liability primarily relating to the Business is found to have been retained by Seller or its Affiliates in error, either directly or indirectly, Seller shall transfer, or shall cause the applicable Affiliate to transfer, at Seller's sole cost and expense (other than the portion of any Transfer Taxes for which Purchaser is responsible pursuant to this Agreement) and for no additional consideration, such right, property, asset or Liability as soon as practicable to Purchaser or its designated Affiliate, indicated by Purchaser in writing (c) Until such time as such misallocated right, property, or asset (each, a "Misallocated Asset") is transferred (to Purchaser or its Affiliates, pursuant to Section 5.15(b) or Seller or its Affiliates pursuant to Section 5.15(a), above), the transferring Party on behalf of itself and its Affiliates, hereby (i) agrees to hold, maintain and utilize its right, title and interest in such Misallocated Asset in trust for the transferee Party for no additional consideration; and (ii) grants to the transferee Party (A) a non-exclusive, royalty-free, fully paid-up, worldwide, irrevocable, sub-licensable and transferable right and license (or sub-license, as the case may be) under the transferring Party's rights in such Misallocated Asset to use, practice and otherwise exploit such Misallocated Asset; and (B) a covenant not to sue with respect to transferee Party's use, practice and exploitation of any Intellectual Property associated with such Misallocated Asset solely to the extent that such Misallocated Asset is used, practiced and exploited in substantially the same manner as it was used, practiced and exploited in the 12-month period immediately prior to the Closing Date, in each case of clauses (i) and (ii), effective as of the Closing Date until such Misallocated Asset is so transferred. Section 5.16 Acknowledgment of Pre-Closing Services. Purchaser acknowledges that Seller and its Affiliates provide various services, rights and support to the Business (including with respect to the following matters: tax, legal, compliance and governmental affairs, information technology support, audit, accounting, treasury, insurance, business development, capital raising and intercompany financing and access to shared facilities, including any research centers), in each

87 case, that will not continue after the Closing except to the extent expressly provided in the Transaction Documents. Section 5.17 Further Assurances. Seller and Purchaser agree that, from and after the Closing Date, each of them shall, and shall cause their respective Affiliates to, execute and deliver, or cause to be executed and delivered, such further instruments of conveyance and transfer and take such other action as may be necessary and reasonably requested by such Party to carry out the purposes and intents hereof. Section 5.18 Post-Closing License to the Transferred Entities. (a) Without limiting Section 5.8, effective upon the occurrence of the Closing, Seller and its Affiliates hereby grant to each Transferred Entity a worldwide, perpetual, irrevocable (except to the extent provided in this Section 5.18(a)), royalty-free, fully paid-up, freely transferable (solely to the extent provided for in this Section 5.18(a)), sublicensable (through multiple tiers solely to service providers and Affiliates providing services for or on behalf of a Transferred Entity and customers and end users of Transferred Entities' products exploiting the Licensed Seller Intellectual Property), non-exclusive license under the Licensed Seller Intellectual Property to use and exploit the Licensed Seller Intellectual Property solely as it is exploited in the Business as currently conducted and as it has been conducted in the 12-month period immediately preceding the Closing, including, on a Business Product-by-Business Product basis, to use, reproduce, make, distribute, sell, offer for sale or import such Business Product and any reasonable extensions and natural evolutions thereof and as applicable, to develop, copy, modify, and create Derivatives of such Licensed Seller Intellectual Property in connection therewith; provided that solely in the case of biological indicator and chemical integrator products set forth in Exhibit A (as amended by the Parties from time to time) of the Seller Supply Agreement and supplied thereunder, Buyer shall exercise the license set forth in this provision consistent with the restrictions set forth in Section 2.1(b) of the Seller Supply Agreement during the term of such agreement. For clarity, the dental field is outside the field in which the Retained Business operates. The Transferred Entities, the Purchaser and their Affiliates may assign and otherwise transfer such license, in whole, in connection with the assignment, sale, merger, or other transfer of all or substantially all of the Business (regardless of the form of transaction or series of transactions). (b) Purchaser, on behalf of itself and each Transferred Entity, acknowledges that the Licensed Seller Intellectual Property is the proprietary and confidential information of Seller and its Affiliates and that, except for the license expressly granted in Section 5.18(a), Seller and its Affiliates retain all right, title and interest in and to the Licensed Seller Intellectual Property. As between the Parties, each Party shall own and retain all Intellectual Property Rights to all Derivatives of any Licensed Seller Intellectual Property created, conceived or otherwise developed by or for such Party as from the Closing (it being understood and agreed the Transferred Entities shall not own any Licensed Seller Intellectual Property, even if used to create, conceive or otherwise develop or used with such Derivatives), and no Party has any obligation to provide any such Derivatives to any other Party. The Transferred Entities will have no rights over or license to any such Derivatives created, conceived or otherwise developed by or for Seller or any its Affiliates on or after the Closing. As between the Parties, all Derivatives created, conceived or otherwise developed by or on behalf of a Transferred Entity (other than by any of the Seller and its Affiliates) shall be owned exclusively by such Transferred Entity and this Agreement shall not

88 limit any Transferred Entity's exploitation of such Derivatives. Each Transferred Entity shall maintain the Licensed Seller Intellectual Property in strict confidence, except to the extent that such Licensed Seller Intellectual Property (A) has been published in a form generally available to the public other than as a result of Purchaser's or any of its Affiliates' acts or omissions to act prior to the date such Person proposes to disclose such Licensed Seller Intellectual Property or (B) is required to be disclosed pursuant to any applicable Law or court order. (c) Subject to the representations and warranties granted by Seller to Purchaser in this Agreement, Purchaser shall, and shall cause each applicable Transferred Entity to, reimburse, indemnify and hold harmless Seller and its Affiliates and its and their respective Representatives from and against all Losses suffered by any of them in connection with or arising from any Transferred Entity's exploitation of the Licensed Seller Intellectual Property in intentional breach of the license provided in Section 5.18(a). Section 5.19 Pre-Closing Actions. Seller and Purchaser shall, and shall cause their respective (a) Affiliates in the case of Seller, and (b) Representatives to, use their respective commercially reasonable efforts, including cooperating with the other Party in good faith, to negotiate and complete the transactions or perform the actions, as applicable, set forth on Section 5.19(a) of the Disclosure Schedules (collectively, the "Pre-Closing Actions") as promptly as reasonably practicable following the date of this Agreement and prior to the Closing, or if not completed prior to Closing, as promptly as reasonably practicable thereafter. In furtherance of the transition of the ownership and operation of the Business from Seller to Purchaser, Seller shall notify Purchaser promptly on becoming aware of any event that has or would reasonably be expected to have a material impact on the Business taken as a whole; provided, that any failure by Seller to provide such notice shall not provide Purchaser with a right not to consummate the transactions contemplated by this Agreement, except to the extent that such other provision of this Agreement independently provides such right. Section 5.20 Restrictive Covenants. (a) In further consideration of the amounts to be paid by or on behalf of Purchaser hereunder, for a period of five years commencing on the Closing Date (the "Restricted Period"), Seller shall not, and shall cause its Affiliates not to, whether directly or indirectly and whether actively or passively, in the jurisdictions set forth on Section 5.20 of the Disclosure Schedules, whether as principal, manager, agent, consultant, equity holder, partner, investor, lender, member or in any other capacity, conduct, manage, operate, engage in, or have an ownership interest in any business or enterprise engaged in, any business or enterprise (or Subsidiary or division thereof) that directly or indirectly competes with the Business. (b) During the Restricted Period, Seller shall, and shall cause its Affiliates not to, directly or indirectly, hire, solicit, or induce, or attempt to hire, solicit or induce, any employees or independent contractors of Purchaser or any of its Affiliates (including any former employees or independent contractors who were employed or retained by Purchaser or any of its Affiliates at any time during the twelve month period prior to the solicitation), to leave the employ or service of Purchaser or any of its Affiliates for any reason whatsoever; otherwise interfere with the relationship of Purchaser or any of its Affiliates with any such employees or independent contractor; or offer or provide employment (whether such employment is for Seller, its Affiliates

89 or any other business or enterprise), either on a full-time basis or part-time or consulting basis, to any such employees or independent contractor. (c) Each Party shall not, and Seller shall cause its Affiliates not to and Purchaser shall cause the Transferred Entities not to, directly or indirectly through another Person, except to the extent done in good faith in any Proceeding against the other Party or any of their respective Affiliates or as otherwise protected by Law, (i) make any negative statement or communication regarding the other Party or any of their respective Affiliates with the intent to harm any such Person or (ii) make any derogatory or disparaging statement or communication regarding the other Party or any of their respective Affiliates. Nothing in this Section 5.20 shall limit any Party or their respective Affiliates' ability to make true and accurate statements or communications in connection with any disclosure such Party or their respective Affiliates reasonably believe is required pursuant to applicable Law. (d) Subject to this Section 5.20(d) or as otherwise permitted by this Agreement, Seller shall not, and shall cause its Affiliates not to, at any time disclose or use any Confidential Information relating to the Business of which Seller or its Affiliates is or becomes aware. Seller shall take all commercially reasonable steps to safeguard Confidential Information relating to the Business and to protect it against disclosure, misuse, espionage, loss and theft. In the event Seller or any of its Affiliates is required by Law to disclose any Confidential Information relating to the Business, Seller shall, to the extent legally permissible, promptly notify Purchaser in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and Seller shall reasonably cooperate with Purchaser, at Purchaser's sole cost and expense, to preserve the confidentiality of such information consistent with applicable Law. The foregoing shall not, however, prohibit disclosure by any Person of Confidential Information relating to the Business that (i) has been published in a form generally available to the public other than as a result of Seller's or any of Seller's Affiliates' acts or omissions to act prior to the date such Person proposes to disclose such information or (ii) is required to be disclosed pursuant to any applicable Law or court order. (e) During the Restricted Period, Seller shall not, and Seller shall cause its Affiliates not to, directly or indirectly, call on, solicit, or induce, or attempt to solicit or induce, any contractor, service provider, vendor, agent, client, customer, supplier, licensor or other business relation of the Business for the purpose of causing, or that would reasonably be expected to cause, any thereof to modify or terminate their relationship (contractual or otherwise) with the Transferred Entities (in whole or in part), or to refrain from entering into a relationship (contractual or otherwise) with the Transferred Entities, or otherwise materially interfere with any such relationship with the Transferred Entities. (f) For purposes of this Section 5.20, (i) the "Business" means the Business as conducted by the Transferred Entities on the Closing Date, and (ii) "Affiliates" shall not include any actual or potential acquiror of Seller or any of its Affiliates ("Acquiror") (provided that the acquisition of Seller or its Affiliates shall not limit the applicability of the restrictive covenants herein to Seller or its Affiliates; provided, further, that it shall be deemed a breach of this Section 5.20 if such Acquiror takes any action for the benefit of Seller or its Affiliates that, if such action were taken by Seller or its Affiliates, would constitute a breach of this Section 5.20).

90 (g) Nothing in this Section 5.20 shall prevent Seller or its Affiliates from: (i) acquiring, or owning a passive investment of less than 5% of the issued and outstanding securities or interests convertible into securities in a business or enterprise engaged in, or that competes with, the Business, so long as Seller and its Affiliates have no active participation in the business or management of such business or enterprise; (ii) acquiring or owning an investment in any business or enterprise that is engaged in, or that competes with, the Business, provided that if the gross revenues of such business or enterprise from operations that are competitive with the Business (1) exceed or are expected to exceed (x) 10% of the overall gross revenues of such business or enterprise or (y) $50,000,000 or (2) increase during Seller's or its applicable Affiliate's ownership to (x) exceed 10% of the overall gross revenues of such business or enterprise or (y) $50,000,000 (the "Competitive Operations"), Seller or its applicable Affiliate shall sell, divest or otherwise dispose of the portion of such business within 12 months of acquiring such business; or (iii) conducting any Retained Business as conducted by Seller or its Affiliates on or prior to the Closing Date. (h) The Parties acknowledge that any breach or threatened breach of this Section 5.20 would give rise to irreparable harm to the other Party, for which monetary damages would not be an adequate remedy, and hereby agree that in the event of a breach by the other Party or any of their respective Affiliates of any such obligations, the non-breaching Party shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach or threatened breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction in order to enforce or prevent any violations of threatened violations of the applicable provisions of this Section 5.20 (including any extension of the Restricted Period by a period equal to the length of the court proceedings necessary to stop such violation). Any injunction shall be available without necessity of proving damages or any requirement for posting of any bond or other security. In the event of a Proceeding initiated by a Party against the other Party that alleges breach or violation by such Party of Section 5.20, the Restricted Period will be tolled until such alleged breach or violation is resolved; provided, that if such Party is found to have not breached or violated the applicable provisions of this Section 5.20, then the Restricted Period will not be deemed to have been so tolled. (i) Seller hereby acknowledges that (i) it is familiar with the trade secrets and other Confidential Information of the Transferred Entities and the Business, the value of such trade secrets and Confidential Information arises in part from the fact that such information is not generally known in the marketplace and such trade secrets and Confidential Information will have continuing vitality throughout and beyond the Restricted Period and Seller acknowledges and agrees that Purchaser and its Affiliates (including, post-Closing, the Transferred Entities) would be irreparably damaged if it were to disclose such information or provide services to or otherwise participate in the business of any Person competing with the Business and that any such disclosure or competition by Seller or its Affiliates would result in a significant loss of goodwill by Purchaser and its Affiliates (including, post-Closing, the Transferred Entities) for which money damages

91 would be an insufficient remedy. The Parties acknowledge that the restrictions contained in this Section 5.20 are reasonable and necessary to protect the legitimate interests of the Parties and constitute a material inducement to the Parties to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 5.20 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The Parties have consulted with legal counsel regarding the covenants in this Section 5.20 (the "Restrictive Covenants") and based on such consultation have determined and hereby acknowledge that the Restrictive Covenants are reasonable in terms of duration, scope and area restrictions and are necessary to protect the legitimate interests of the Parties and the goodwill of the Transferred Entities and the Business and the substantial investment in the Transferred Entities and the Business made by Purchaser hereunder. Seller further acknowledges and agrees that the Restrictive Covenants are being entered into by it in connection with the sale of the Transferred Entities and the Business owned by Seller and the goodwill of the Transferred Entities and the Business pursuant to this Agreement and not directly or indirectly in connection with Seller's relationship with the Transferred Entities and the Business. The covenants contained in this Section 5.20 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction. If, at the time of enforcement of any of the provisions of this Section 5.20, a court of competent jurisdiction determines that the restrictions stated herein are unreasonable under the circumstances then existing, then the maximum period, scope or geographical area reasonable under the circumstances shall be substituted for the stated period, scope or geographical area permitted by law, as determined by such court. Neither Party shall, in any Proceeding to enforce any of the provisions of this Section 5.20, assert the claim or defense that an adequate remedy at law exists or that this Section 5.20 is unreasonable or otherwise not enforceable in accordance with its terms. Section 5.21 Insurance. As of the Closing Date, the coverage under all Policies shall cease with respect to any acts, events, facts, circumstances, matters, incidents or omissions involving the Transferred Entities or the Business that occur on or after the Closing Date (including, for "claims-made" policies only, any matters that have not been the subject of a notice of claim or circumstance prior to the Closing Date) (the "Post-Closing Insurance Matters"). Purchaser shall arrange for coverage under its own insurance policies covering all periods from and after the Closing Date and shall not seek, through any means, to benefit from any Policies with respect to any Post-Closing Insurance Matters. Notwithstanding the foregoing, in respect of any coverages under "occurrence" based third party Policies, or, in respect of any coverages under "claims made" based third party Policies for any matters that have been the subject of a notice of claim or circumstance prior to the Closing Date, with respect to Existing Claims or otherwise, upon the written request of Purchaser, from and after the Closing Date, Seller shall use its commercially reasonable efforts to assist Purchaser and the Transferred Entities, at Purchaser's sole cost and expense (except as otherwise provided herein), in processing any claims with respect to any acts, events, facts, circumstances, matters, incidents or omissions involving the Transferred Entities or the Business that occurred prior to the Closing Date (together with the Existing Claims,

92 the "Pre-Closing Insurance Matters") to the extent permitted under the applicable Policy. Purchaser shall (and shall cause its Affiliates to) reasonably cooperate with Seller in connection with (a) any insurance claim reported prior to the Closing Date involving the Transferred Entities or the Business made under a "claims made" Policy, and (b) any insurance claim (including a Pre- Closing Insurance Matter) involving the Transferred Entities or the Business under an "occurrence" based Policy that relates to an act, event, fact, circumstance, matter, incident or omission that occurred prior to the Closing Date, including, in each case, by making available to Seller, during normal business hours and upon reasonable advance notice, all information and personnel of the Transferred Entities reasonably requested by Seller that is required to process and manage such claims. At the Closing, Seller shall deliver in writing to Purchaser a summary of each pending claim, solely to the extent such claims relate to a Transferred Entity, made under Seller's "claims made" or "occurrence" based third party Policies (collectively, the "Existing Claims"). In the event of a qualifying claim with respect to any Pre-Closing Insurance Matters under any such third-party Policies, Purchaser and the Transferred Entities shall be responsible for the amounts specified in Section 5.21 of the Disclosure Schedules, per occurrence, of any deductible or self- insured retention under the terms of the applicable Policy including reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by Seller or any of its Affiliates in connection with any such claim and the processing thereof, and Purchaser shall, or shall cause its applicable Affiliates to, reimburse Seller, as soon as practicable, but in any event within 10 Business Days of receipt from Seller of an invoice with respect to such deductible or self-insured retention amounts (with accompanying evidence such deductible or self-insured retention amounts have been actually paid by Seller) incurred by Seller or any of its Affiliates on behalf of Purchaser or its Affiliates in connection with any such claim and the processing thereof. Other than as set forth in this Section 5.21, from and after the Closing Date, Seller shall have no duties with regard to insurance for the Transferred Entities. ARTICLE VI CERTAIN TAX MATTERS Section 6.1 Cooperation and Exchange of Information. (a) From and after the Closing, each Party shall, and shall cause its Affiliates to, provide to the other Party such cooperation, documentation and information relating to the Business as either of them may reasonably request in (i) filing or amending any Tax Return or claiming a refund (including any Tax Return or refund related to the Cash Repatriation Actions or Taxes described in clause (b)(ii) of the definition of Cash Amounts), (ii) determining a Liability for Taxes or a right to refund of Taxes, (iii) conducting any Tax Proceeding or (iv) making any Tax Election. Subject to Section 6.1(b), such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns, together with all relevant portions of relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property and other information, which any party hereto (or any of their respective Affiliates) may possess, with respect to any Transferred Entity. (b) Notwithstanding anything to the contrary in this Agreement, neither Purchaser nor any of its Affiliates will be entitled to review any income Tax Return of Seller or any of Seller's respective Affiliates (other than the Tax Returns that relate solely to any of the Transferred Entities

93 to the extent not included in a consolidated, combined, unitary or similar group Tax Return with an Affiliate of Seller that is not a Transferred Entity) or any work papers related thereto. Notwithstanding the foregoing, Seller shall (and shall cause its Affiliates to) reasonably cooperate with requests from Purchaser or its Affiliates for Tax-related information that may be included in such Tax Returns that is reasonably requested by Purchaser or its Affiliates in connection with Purchaser's acquisition of the Transferred Entities. (c) Each Party shall retain all Tax Returns, schedules and work papers and all material records and other documents relating to Tax matters of the Transferred Entities for their respective Tax periods ending on or prior to the Closing Date until the later of (i) the expiration of the statute of limitations for the Tax periods to which the Tax Returns and other documents relate or (ii) eight years following the due date (without extension) for such Tax Returns. Thereafter, the Party holding such Tax Returns or other documents may dispose of them after offering the other Party reasonable notice and opportunity to take possession of such Tax Returns and other documents at such other Party's own expense. (d) Purchaser and Seller agree that any refunds for Taxes related to the Cash Repatriation Actions or described in clause (b)(ii) of the definition of Cash Amounts shall be for the benefit of Seller. Within five calendar days after receipt of such refund by Purchaser or any Transferred Entity after the Closing Date, Purchaser shall pay to Seller an amount equal to such refund by wire transfer of immediately available funds to an account designated in writing by Seller to Purchaser, net of (A) any Taxes that are incurred or will be incurred on the receipt of such refund and (B) all out-of-pocket costs of Purchaser and any Transferred Entity attributable to such refund. Purchaser and Seller further agree that any such refund amount shall not be included in the calculation of Working Capital or Accrued Income Tax Liability pursuant to this Agreement. Except with respect to Purchaser's obligations pursuant to Section 6.1(a) and this Section 6.1(d), nothing in this Agreement shall require Purchaser to take any actions with respect to Cash Repatriation Actions. In the event that any Governmental Entity disallows any such refund and requires Purchaser or any Transferred Entity to repay such refund, Seller shall repay to Purchaser or any Transferred Entity the amount paid over pursuant to this Section 6.1(d) (plus any penalties, interest or other charges imposed by the applicable Governmental Entity) promptly upon the request of Purchaser accompanied by documentary evidence of disallowance of any such refund by the applicable Governmental Entity. (e) If, within the first anniversary of the Closing Date, the Purchaser or any of its Affiliates receives a refund of Income Taxes for or with respect to Omnia S.r.l. with respect to any Pre-Closing Tax Period (any such refund, a "Tax Refund"), then the Purchaser shall, within ten (10) days of receiving such Tax Refund pay, or cause to be paid, the amount of such Tax Refund (up to a maximum of $250,000), net of any reasonable out-of-pocket expenses or Taxes incurred in connection with receiving such Tax Refund, to the Seller; provided that the definition of Tax Refund will exclude (a) any Tax Refunds resulting from the carryback of a net operating loss from a Post-Closing Tax Period and (b) any Tax Refunds to the extent specifically included in the final calculation of the purchase price pursuant to this Agreement. In the event that any Governmental Entity disallows any such Tax Refunds and requires the Purchaser or any of its Affiliates to repay such Tax Refund, the Seller shall repay, or cause to be repaid, to the Purchaser or any of its Affiliates the amount paid over pursuant to this Section 6.1(e) (plus any penalties, interest or other charges imposed by the Governmental Entity) promptly upon the request of the Purchaser.

94 Section 6.2 Transfer Taxes. Each amount stated as payable by Purchaser under or pursuant to this Agreement is exclusive of Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, any and all Transfer Taxes related to any transaction contemplated by this Agreement shall be borne and paid by Seller and Purchaser in equal shares. The Party (or its Affiliates) responsible under applicable Law for filing the Tax Returns with respect to any such Transfer Taxes shall prepare and timely file such Tax Returns and promptly provide a copy of each such Tax Return to the other Party. To the extent the Party filing a Tax Return pursuant to this Section 6.2 remits the full amount of Transfer Taxes due with such Tax Return, the other Party shall promptly reimburse such Party for its share of Transfer Taxes. Seller and Purchaser shall, and shall cause their respective Affiliates to, cooperate to timely prepare and file any Tax Returns or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. For the avoidance of doubt, any foreign Taxes imposed with respect to Seller's (or its Affiliates) gain or receipts from the sale of foreign subsidiaries shall be charged in its entirety to Seller (or its Affiliates) and not borne on an equal basis with Purchaser, even if such Taxes are enforced by means of a withholding requirement imposed on Purchaser. Section 6.3 Tax Sharing Agreements. On or before the Closing Date, the rights and obligations of the Transferred Entities pursuant to all Tax sharing agreements or arrangements (other than this Agreement), if any, to which any of the Transferred Entities, on the one hand, and Seller or any of its Affiliates, on the other hand, are parties, shall terminate, and neither Seller nor any of its Affiliates, on the one hand, nor any of the Transferred Entities, on the other hand, shall have any rights or obligations to each other after the Closing in respect of such agreements or arrangements. Section 6.4 Tax Treatment of Payments. Except to the extent otherwise required pursuant to a "determination" (within the meaning of Section 1313(a) of the Code or any similar provision of state, local or non-U.S. Law), Seller, Purchaser and their respective Affiliates shall treat any and all payments under Section 2.4 as an adjustment to the Total Purchase Price for Tax purposes. Section 6.5 Elections and Post-Closing Actions. (a) Subject to Section 6.5(b), Section 6.5(c) and Section 6.5(d), Purchaser shall not (i) make, and shall cause its Affiliates (including the Transferred Entities) not to make, any election with respect to any Transferred Entity (including any entity classification election pursuant to Treasury Regulations Section 301.7701-3), or change any method of Tax accounting or any Tax accounting period of any Transferred Entity, which election or change would be effective on or prior to the Closing Date, (ii) take, and shall cause its Affiliates (including the Transferred Entities) not to take, any action or engage in any transaction that would reasonably be expected to increase any Tax liability required to be reflected as a reserve or Liability in Closing Working Capital, Closing Indebtedness or Closing Transaction Expenses, in each case, taking into account any adjustments under Section 2.4 (or otherwise require any Tax liability to be reflected as a reserve or Liability in Closing Working Capital, Closing Indebtedness or Closing Transaction Expenses, in each case, taking into account any adjustments under Section 2.4, that would not otherwise be required to be so reflected), (iii) take, and shall cause its Affiliates (including the Transferred Entities) not to take, any action or engage in any transaction outside the ordinary course of business

95 after the Closing to the extent such action or transaction could reasonably be expected to cause any Taxes of the Transferred Entities (or with respect to earnings of the Transferred Entities) to be allocated from any Post-Closing Tax Period to any Pre-Closing Tax Period, (iv) take any action on the Closing Date after the Closing outside the ordinary course of business with respect to the Business or the Transferred Entities, or (v) voluntarily approach a Taxing Authority regarding Taxes of the Transferred Entities for any Tax period (or portion thereof) ending on or prior to the Closing Date, in each case, if such action could reasonably be expected to result in Seller or any of its Affiliates incurring a Liability for Taxes that would not otherwise be so incurred or would impact the amount that Seller is entitled to receive pursuant to Section 2.4. (b) Seller and Purchaser (or its relevant Affiliate) shall join in making a timely and irrevocable election under Section 338(h)(10) of the Code (and any corresponding elections under applicable state or local Law) with respect to the acquisition of the Section 338(h)(10) Transferred Entities pursuant to this Agreement (collectively, the "Section 338(h)(10) Elections"). Neither Seller nor Purchaser shall (and each shall cause its Affiliates not to) take or agree to take any action that would prevent or impede, or could reasonably be expected to prevent or impede, the making of any of the Section 338(h)(10) Elections. Seller and Purchaser shall (and shall cause their relevant Affiliates to) cooperate in the preparation of all forms, attachments, and schedules necessary to effectuate any Section 338(h)(10) Elections, including IRS Forms 8023 and 8883 and any similar forms under applicable state and local income Tax Laws (collectively, the "Section 338(h)(10) Forms") in a manner consistent with the Allocation Schedule and any Allocation. Seller and Purchaser shall (or shall cause their relevant Affiliates to) timely file such Section 338(h)(10) Forms with the applicable Taxing Authorities. Seller and Purchaser agree that neither of them shall, or shall permit any of their respective Affiliates to, revoke any Section 338(h)(10) Election following the filing of the relevant Section 338(h)(10) Forms without the prior mutual written consent of Seller and Purchaser (in each case, not to be unreasonably withheld, conditioned or delayed). Prior to the Closing, Seller and Purchaser shall agree on the form and content of, and at the Closing, Seller and Purchaser shall each deliver to the other party duly executed Section 338(h)(10) Elections and Section 338(h)(10) Forms. (c) Purchaser shall make (and shall cause its relevant Affiliates to make) an election under Section 338(g) of the Code (and any corresponding elections under applicable state or local Law) with respect to the acquisition of any Section 338(g) Eligible Subsidiary (the "Section 338(g) Elections"). Neither Seller nor Purchaser shall (and each shall cause its Affiliates not to) take or agree to take any action that would prevent or impede, or could reasonably be expected to prevent or impede, the making of any of the Section 338(g) Elections. Seller and Purchaser shall (and shall cause their relevant Affiliates to) cooperate in the preparation of all forms, attachments, and schedules necessary to effectuate any Section 338(g) Elections, including IRS Forms 8023 and 8883 and any similar forms under applicable state and local income Tax Laws (collectively, the "Section 338(g) Forms," and together with Section 338(h)(10) Forms, the "Section 338 Forms") in a manner consistent with the Allocation Schedule and any Allocation. Promptly following the making of any Section 338(g) Election, Purchaser shall deliver to Seller a copy of IRS Form 8023 with respect to such Section 338(g) Election. Seller and Purchaser agree that neither of them shall, or shall permit any of their Affiliates to, revoke any Section 338(g) Election following the filing of the relevant Section 338(g) Forms without the prior mutual written consent of Seller and Purchaser.

96 (d) Seller may make (and may cause its relevant Affiliates to make) an election pursuant to Treasury Regulations Section 1.245A-5(e)(3)(i) (and any corresponding elections under applicable state or local Law) with respect to any Transferred Entity for which such an election is available (such entities for which the election is made, the "Section 245A Subsidiaries" and such elections, the "Section 245A Elections" and the Section 245A Elections, together with the Section 338(h)(10) Elections and the Section 338(g) Elections, the "Tax Elections"). Purchaser shall cooperate in good faith with Seller with respect to the making of any Section 245A Elections, including by entering into, and otherwise with respect to, any binding agreements required by Treasury Regulations Section 1.245A-5(e)(3)(i)(C)(2). (e) Seller and Purchaser shall (and shall cause their respective Affiliates to) (i) prepare and file all federal, state, and local Tax Returns in a manner consistent with any Tax Elections and (ii) not take any position for U.S. federal (or other applicable state or local) income Tax purposes inconsistent therewith on any Tax Return, in connection with any Tax Proceeding or otherwise, in each case, except to the extent otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code (or any analogous provision of state, local or non-U.S. Law). (f) With respect to any of the Transferred Entities that is characterized as a foreign corporation for U.S. federal income Tax purposes (other than any Section 338(g) Subsidiary or any Section 245A Subsidiary), from the Closing Date through the end of the taxable period of such entity that includes the Closing Date, Purchaser shall not, and shall cause its Affiliates (including the Transferred Entities) not to, (i) take any action outside the ordinary course of business that could reasonably be expected to increase Seller's (or any of its Affiliates') pro rata share of amounts determined under Sections 951(a)(1) or 951A(a) of the Code or (ii) enter into any extraordinary transaction with respect to such Transferred Entities or otherwise take any action or enter into any transaction that would be considered under the Code to constitute the payment of an actual or deemed dividend by such Transferred Entity, including pursuant to Section 304 of the Code, or that would otherwise result in a diminution of foreign Tax credits that, absent such transaction, may be claimed by Seller or any of its Affiliates or a change in the application of Section 245A of the Code to Seller or any of its Affiliates as compared with such application absent such action or transaction. Section 6.6 Tax Returns. (a) All Tax Returns of the Transferred Entities required to be filed for a Pre-Closing Tax Period that is not included in a Straddle Period and that are not described in Section 6.6(c) and due after the Closing Date will be prepared (or will be caused to be prepared) by Seller prior to the due date (after taking into account timely filed extensions) in accordance with all applicable Laws. Seller shall provide a copy of each such income Tax Return and material non-income Tax Return to Purchaser for review, comment and consent no later than 30 calendar days prior to the due date thereof (or within such other reasonable time as may be applicable if the due date for filing any such Tax Return is within 30 calendar days following the Closing Date). Purchaser shall deliver its comments, if any, to any such Tax Return to Seller no later than 10 calendar days prior to the due date of such Tax Return (or within such other reasonable time as may be applicable if the due date for filing any such Tax Return is within 30 calendar days following the Closing Date), and Seller shall consider in good faith all reasonable written comments of Purchaser with respect to such Tax Returns prior to the due date for filing such Tax Returns, and subject to the following

97 provisions, shall obtain Purchaser's written consent to such Tax Returns, which consent shall not be unreasonably withheld, conditioned or delayed. Seller and Purchaser will endeavor in good faith to resolve any disputes with respect to such Tax Return. Any unresolved disputes regarding any such Tax Returns will be resolved by the Independent Accounting Firm in substantial accordance with the procedures set forth in Section 2.4(d) applied mutatis mutandis (including the provisions set forth therein for the sharing of costs). In the event the Independent Accounting Firm does not resolve all disputed issues prior to the due date for such Tax Return, then such Tax Return shall be filed as previously prepared by Seller, but reflect any changes agreed to by Purchaser and Seller and any final resolutions by the Independent Accounting Firm of disputed issues, and shall subsequently be amended to reflect further resolution of the disputed issues by the Independent Accounting Firm. Purchaser shall timely file all Tax Returns prepared by Seller pursuant to this Section 6.6(a). (b) Except as otherwise provided in Section 6.6(c), all Tax Returns of the Transferred Entities for any Straddle Period will be prepared and filed (or will be caused to be prepared and filed) by Purchaser when due (after taking into account timely filed extensions) in accordance with all applicable Laws. Purchaser shall provide a copy of each such income Tax Return and material non-income Tax Return to Seller for its review, comment and consent at least 30 calendar days prior to the due date thereof (or within such other reasonable time as may be applicable if the due date for filing any such Tax Return is within 30 calendar days following the Closing Date). Seller shall deliver its comments, if any, to any such Tax Return to Purchaser no later than 10 calendar days prior to the due date of such Tax Return (or within such other reasonable time as may be applicable if the due date for filing any such Tax Return is within 30 calendar days following the Closing Date), and Purchaser shall accept all reasonable written comments of Seller with respect to such Tax Returns prior to filing such Tax Returns, and subject to the following provisions, shall obtain Seller's written consent to such Tax Returns, which consent shall not be unreasonably withheld, conditioned or delayed. Any unresolved disputes regarding any such Tax Returns will be resolved by the Independent Accounting Firm in substantial accordance with the procedures set forth in Section 2.4(d) applied mutatis mutandis (including the provisions set forth therein for the sharing of costs). In the event the Independent Accounting Firm does not resolve all disputed issues prior to the due date for such Tax Return, then such Tax Return shall be filed as previously prepared by Purchaser, but reflect any changes agreed to by Purchaser and Seller and any final resolutions by the Independent Accounting Firm of disputed issues, and shall subsequently be amended to reflect further resolution of the disputed issues by the Independent Accounting Firm. Purchaser shall timely file all Tax Returns prepared by Purchaser pursuant to this Section 6.6(b). (c) All consolidated, combined, unitary or other similar group Tax Returns that include any of the Transferred Entities, on the one hand, and Seller or any of its Affiliates (other than the Transferred Entities), on the other hand, for any Straddle Period will be prepared (or will be caused to be prepared) by Seller prior to the due date (after taking into account timely filed extensions) in accordance with all applicable Laws. Seller shall provide only a pro-forma schedule of the portion of such Tax Return that pertains to the Transferred Entities included in such Tax Return, to Purchaser for review no later than 30 calendar days prior to the due date thereof (or within such other reasonable time as may be applicable if the due date for filing any such Tax Return is within 30 calendar days following the Closing Date). Purchaser shall deliver its comments, if any, to any such pro-forma schedules to Seller no later than 10 calendar days prior to the due date of such Tax Return (or within such other reasonable time as may be applicable if the due date for filing any

98 such Tax Return is within thirty 30 calendar days following the Closing Date), and Seller shall consider in good faith all reasonable written comments of Purchaser with respect to such pro-forma schedules prior to the due date for filing such Tax Returns. Seller shall timely file all Tax Returns prepared by Seller pursuant to this Section 6.6(c). (d) In order to apportion any Taxes relating to a Straddle Period, the portion of any Taxes that are allocable to the portion of the Straddle Period ending on the Closing Date shall be: (i) in the case of Taxes that are imposed on a periodic basis (e.g., real and personal property Taxes and similar Taxes that are not based on invoices, receipts, sales or payments), deemed to be the amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of calendar days in the Straddle Period ending on (and including) the Closing Date and the denominator of which is the number of calendar days in the entire relevant Straddle Period, and (ii) in the case of Taxes not described in clause (i) above (including Income Taxes and other Taxes based upon sale, gross receipts, payroll, or withholding), deemed equal to the amount that would be payable if the taxable year or period ended and the books closed at the close of the Closing Date (and for such purpose, the taxable period of any entity that is a partnership or other pass-through entity in which any Transferred Entity holds interests or any Transferred Entity that is a partnership or other pass-through entity or a controlled foreign corporation within the meaning of Section 957 of the Code shall be deemed to terminate at such time); provided, that, exemptions, allowances or deductions that are calculated on an annual basis shall be allocated between the period ending on and including the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each period (but any items attributable to property placed in service after the Closing Date shall be allocated to the portion of the Straddle Period beginning after the Closing Date). (e) Notwithstanding anything in this Agreement to the contrary, the Parties agree that any and all Transaction Tax Deductions shall be treated as allocable to the Pre-Closing Tax Period (or a portion thereof) of Seller or any of its Affiliates (including the Transferred Entities prior to the Closing), as may be applicable, to the extent deductible in such period (or a portion thereof) at a "more likely than not" (or higher) level of comfort. ARTICLE VII CONDITIONS PRECEDENT Section 7.1 Conditions to Each Party's Obligations to Close. The respective obligations of Seller and Purchaser to effect the Closing are subject to the satisfaction or (to the extent permitted by Law) waiver in writing by each of Seller and Purchaser at or prior to the Closing of the following conditions: (a) Regulatory Approvals. (i) The waiting period applicable to the consummation of the Transaction under the HSR Act shall have expired or been earlier terminated, and (ii) all Regulatory Approvals set forth on Section 7.1(a) of the Disclosure Schedules shall have been obtained; and (b) No Injunctions or Restraints. No Law shall be in effect or Judgment issued by any Governmental Entity of competent jurisdiction shall have been entered and remain in effect which prevents the consummation of the Closing, nor shall there be any pending lawsuit filed by any

99 Governmental Entity seeking to enjoin or prevent the consummation of the transactions contemplated hereby. Section 7.2 Conditions to Obligations of Purchaser to Close. The obligation of Purchaser to effect the Closing is subject to the satisfaction (or waiver in writing by Purchaser) at or prior to the Closing of the following additional conditions: (a) Representations and Warranties. The representations and warranties of Seller contained in Article III (other than the Seller Fundamental Representations and Section 3.8 (Title to and Sufficiency of Assets)) shall be true and correct as of the Closing Date as if made on and as of the Closing Date, except (i) that representations and warranties contained in Article III (other than the Seller Fundamental Representations and Section 3.8 (Title to and Sufficiency of Assets)) that are made as of a specific date shall be tested only on and as of such date and (ii) where the failure of such representations and warranties to be true and correct (without giving regard to any materiality or "Business Material Adverse Effect" qualifications set forth therein) would not have a Business Material Adverse Effect. The Seller Fundamental Representations shall be true and correct in all but de minimis respects (except with respect to Sections 3.2 and 3.3, which shall be true and correct in all respects) as of the Closing Date as if made on and as of the Closing Date (or, in the case of representations and warranties that are made as of a specific date, as of such date). The representations and warranties of Seller in Section 3.8 (Title to and Sufficiency of Assets) shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date; (b) Performance of Obligations of Seller. The covenants and agreements of Seller to be performed or complied with on or before the Closing Date in accordance with this Agreement shall have been performed or complied with in all material respects; (c) Business Material Adverse Effect. No Business Material Adverse Effect shall have occurred since the date of this Agreement; and (d) Officer's Certificate. Purchaser shall have received a certificate, dated as of the Closing Date and signed by a duly authorized executive officer of Seller, certifying that the conditions specified in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied. Section 7.3 Conditions to Obligations of Seller to Close. The obligation of Seller to effect the Closing is subject to the satisfaction (or waiver in writing by Seller) at or prior to the Closing of the following additional conditions: (a) Representations and Warranties. The representations and warranties of Purchaser contained in Article IV shall be true and correct as of the Closing Date as if made on and as of the Closing Date (or, in the case of representations and warranties that are made as of a specific date, as of such date), except where the failure of such representations and warranties to be true and correct (without giving regard to any materiality qualifications set forth therein) would not reasonably be expected to, individually or in the aggregate, prevent or materially impair the ability of Purchaser to consummate the Transaction and the other transactions contemplated by this Agreement;

100 (b) Performance of Obligations of Purchaser. The covenants and agreements of Purchaser to be performed or complied with on or before the Closing Date in accordance with this Agreement shall have been performed and complied with in all material respects; and (c) Officer's Certificate. Seller shall have received a certificate, dated as of the Closing Date and signed by an officer of Purchaser, certifying that the conditions specified in Section 7.3(a) and Section 7.3(b) have been satisfied. ARTICLE VIII TERMINATION; EFFECT OF TERMINATION Section 8.1 Termination. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Transaction and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing: (a) by mutual written consent of Seller and Purchaser; (b) by Seller by written notice to Purchaser, if any of Purchaser's representations and warranties contained in Article IV shall fail to be true and correct or Purchaser shall have breached or failed to perform in any respect any of its covenants or other agreements contained in this Agreement, and such failure or breach would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and has not been cured by the earlier of (i) the date that is 30 days after the date that Seller has notified Purchaser in writing of such failure or breach and (ii) the Outside Date; provided that Seller is not then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would fail to be satisfied; (c) by Purchaser by written notice to Seller, if any of Seller's representations and warranties contained in Article III shall fail to be true and correct or Seller shall have breached or failed to perform in any respect any of its covenants or other agreements contained in this Agreement, and such failure or breach would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and has not been cured by the earlier of (i) the date that is 30 days after the date that Purchaser has notified Seller in writing of such failure or breach and (ii) the Outside Date; provided that Purchaser is not then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would fail to be satisfied; (d) by Seller or by Purchaser, by written notice to the other Party, if the Closing shall not have occurred on or prior to July 10, 2024; provided that if any of the conditions set forth in Section 7.1 have not been satisfied by such date, then either Seller or Purchaser may extend such date to August 10, 2024, (such date, as may be so extended in accordance with the terms of this Agreement, the "Outside Date"); provided, further, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any Party whose failure to perform any covenant or obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date; (e) by Seller or by Purchaser, by written notice to the other Party, if any Governmental Entity shall have issued a Judgment pursuant to the Regulatory Approvals set forth on Section

101 7.1(a) of the Disclosure Schedules, and such Judgment shall have become final and nonappealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 8.1(e) shall have complied with its obligations under Section 5.1 to obtain such Approval, or to prevent the entry of such final and nonappealable Judgment, to the extent required by Section 5.1; or (f) by Seller, by written notice to Purchaser, if: (i) all of the conditions to Closing have been satisfied or waived (other than those conditions that by their nature only can be satisfied or waived at Closing; provided that each such condition is then capable of and would be satisfied or waived assuming a Closing would occur at such time); (ii) Purchaser fails to consummate the Closing on or before the date on which the Closing should have occurred pursuant to Section 2.2; (iii) Seller has delivered to Purchaser a written certificate irrevocably certifying that (A) as of the date the Closing was required to occur pursuant to Section 2.2, all of the conditions set forth in Section 7.1 and Section 7.3 were satisfied or waived (other than those conditions that by their nature only can be satisfied or waived at Closing; provided that each such condition would be satisfied or waived assuming a Closing would occur at such time), and all such conditions remain satisfied as of the date of such certification and will remain satisfied as of the date of the Closing, or that Seller is irrevocably waiving any unsatisfied conditions set forth in Section 7.1 and Section 7.3 and (B) as of the date the Closing was required to occur pursuant to Section 2.2, Seller was ready, willing and able, and continues to be ready, willing and able, to consummate the Closing; and (iv) the Closing shall have not been consummated within three Business Days after the delivery of such certificate. Section 8.2 Effect of Termination. (a) If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become null and void and of no further force and effect, except that Section 5.3, Section 5.14(a)(viii), Section 5.14(c), Section 8.1, this Section 8.2 and Article IX will survive the termination hereof. Nothing in this Section 8.2 shall be deemed to release (i) any Party from any liability for Fraud, (ii) Seller from any liability for Willful Breach by Seller of the terms and provisions of this Agreement or (iii) Purchaser of any liability to pay the Reverse Termination Fee (if required to be paid pursuant to Section 8.2(b)). (b) In the event that this Agreement is validly terminated pursuant to Section 8.1(b) or Section 8.1(f), then Purchaser shall pay or cause to be paid to Seller (or its designee) (i) an aggregate termination fee of $35,000,000 (the "Reverse Termination Fee") plus (ii) all other fees, amounts and Losses payable by Purchaser or its Affiliates to Seller and its Affiliates pursuant to Section 5.14(a)(viii), within five Business Days of the date of such termination by wire transfer of immediately available funds to the account designated by Seller. Payment of the Reverse Termination Fee, if, as and when required to be paid in accordance with this Section 8.2, shall constitute liquidated damages and not a penalty. (c) Without limiting the second sentence of Section 8.2(a) or the rights or obligations under Section 9.9 following the valid termination of this Agreement: (i) the sole and exclusive remedy of Seller, the Transferred Entities and their respective current, former or future Affiliates and any of their respective direct or indirect Affiliates, equityholders, partners, managers, members, controlling persons, officers,

102 directors, employees, agents, Representatives, successors or assignees (collectively, the "Releasing Parties") against Purchaser, the Equity Investors, the Lenders, any of their respective Affiliates or any of their respective current, former or future direct or indirect affiliates, equityholders, partners, managers, members, controlling persons, officers, directors, employees, agents, Representatives, successors or assignees (collectively, the "Released Parties") for any and all liabilities, damages, costs, obligations or expenses suffered or incurred by any Releasing Party based upon, resulting from, arising out of or in connection with this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, including the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any breach of any representation, warranty, covenant or agreement in this Agreement or any other Transaction Document or circumstances giving rise to such breach or termination, in each case, under any legal theory, whether sounding in law (including tort or otherwise) or in equity, shall be to terminate this Agreement and, solely to the extent payable in accordance herewith, receive payment of the Reverse Termination Fee; (ii) the Releasing Parties shall not be entitled to commence or pursue any Proceeding against the Released Parties arising out of or in connection with this Agreement or the other Transaction Documents, or the transactions contemplated hereby or thereby (including the failure to consummate the transactions contemplated hereby), other than a Proceeding against Purchaser under this Agreement or the Equity Investors under the Guarantee on the terms hereof and thereof to enforce the payment of the Reverse Termination Fee pursuant to this Agreement or the Guarantee; and (iii) none of the Released Parties shall have any further liability or obligation relating to or arising out of this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby (including the failure to consummate the Closing), other than the liability of Purchaser and the Equity Investors under the Guarantee to pay the Reverse Termination Fee pursuant to this Agreement and the Guarantee. For the avoidance of doubt, in no event shall Purchaser or the Equity Investors be obligated to pay the Reverse Termination Fee on more than one occasion. Notwithstanding anything in this Agreement to the contrary, if this Agreement is terminated, either Party may, without the consent of the other Party, issue or cause the publication of any press release or public announcement in respect of the termination of this Agreement or the transactions contemplated by this Agreement as may be required by Law or stock exchange rules. ARTICLE IX GENERAL PROVISIONS Section 9.1 Entire Agreement. This Agreement and the other Transaction Documents, and the Schedules and Exhibits attached hereto and thereto, and the Confidentiality Agreement, along with the Disclosure Schedules, constitute the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.

103 Section 9.2 Survival. Other than in the case of Fraud and Section 4.13 (Acknowledgement of No Other Representations or Warranties), (a) the representations and warranties contained in this Agreement or in any Transaction Documents shall not survive the Closing and (b) no covenant that requires compliance or performance on or prior to the Closing shall survive the Closing. Any covenant contemplated to be performed hereunder or under any Transaction Documents, in whole or in part, after the Closing shall survive the Closing until performed in accordance with its terms, which includes, for the avoidance of doubt, Section 2.7 (Earnout) and Section 2.8 (Deferred Purchase Price). Nothing in this Agreement, including the foregoing, shall limit the liability of any Person in respect of Fraud or the right or ability to recover in respect thereof, it being acknowledged and agreed that the representations and warranties contained in Article III (as modified by the Disclosure Schedules) and Article IV were a material inducement to the Parties entering into this Agreement and consummating the transactions contemplated hereby. Section 9.3 Assignment. Neither this Agreement nor any of the rights and obligations hereunder may be directly or indirectly assigned by either Party (whether by operation of Law or otherwise) without the prior written consent of the other Party; provided that, without limiting Section 2.7, Purchaser may assign, without the prior written consent of Seller, any of its rights in whole or in part under this Agreement (a) collaterally to any provider of Debt Financing or to (b) any (i) purchaser of the assets or business of Purchaser or any Transferred Entity, (ii) any insurer or underwriter of any insurance policy issued to Purchaser or any of its Affiliates in connection with this Transaction, or (iii) Affiliate of Purchaser; provided, further, that no such assignment will relieve Purchaser's obligations or liabilities under this Agreement. Any attempted assignment in violation of this Section 9.3 shall be null and void ab initio. Subject to the two preceding sentences, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Section 9.4 Amendments and Waivers. This Agreement may not be amended or otherwise modified, except by an instrument in writing signed on behalf of each of the Parties. By an instrument in writing, Purchaser, on the one hand, or Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that the other Party was or is obligated to comply with or perform. The waiver by any Party of a breach of any term or provision of this Agreement shall not be construed as a waiver, or estoppel with respect to, any subsequent breach. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Section 9.5 No Third-Party Beneficiaries. Except for the D&O Indemnified Parties with respect to Section 5.12, the Non-Party Affiliates with respect to Section 9.7 and the applicable Persons expressly set forth in, and with respect to, Section 9.8, this Agreement is not intended to confer in or on behalf of any Person not a party to this Agreement (and their respective successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof. Section 9.6 Notices. All notices and other communications to be given to any Party pursuant to this Agreement shall be in writing and shall be sufficiently given and received for all purposes hereunder (a) on the date delivered by hand (b) or on the date sent if transmitted by

104 electronic mail unless the sending Party receives an automatically generated message from the recipient's email server that such email could not be delivered to such recipient, and shall be directed to the addresses set forth below (or at such other address as such Party shall designate by like notice): (i) if to Purchaser, c/o Peak Rock Capital 13413 Galleria Circle Suite Q-300 Austin, TX 78738 Attention: Spencer Moore Email: moore@peakrockcapital.com with a copy (which shall not constitute notice) to: Kirkland & Ellis LLP 555 California Street, 27th Floor San Francisco, CA 94104 Attention: Benjamin P. Clinger, P.C.; Matthew Goulding, P.C.; Matthew Dunnet E-mail: bclinger@kirkland.com; matthew.goulding@kirkland.com; matthew.dunnet@kirkland.com (ii) if to Seller, STERIS Corporation 5960 Heisley Road Mentor, OH 44060 Attention: Adam Zangerle Email: Adam_zangerle@steris.com with a copy (which shall not constitute notice) to: Jones Day 901 Lakeside Avenue Cleveland, OH 44114 Attention: Benjamin Stulberg Brian Grady Email: blstulberg@jonesday.com bgrady@jonesday.com Section 9.7 Non-Recourse. Except as otherwise provided in another Transaction Document, the Commitment Letters or the Guarantee, (a) all Proceedings at Law or in equity, or arbitration or administrative or other proceedings by or before any Governmental Entity (whether in contract or in tort, in Law or in equity) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any

105 representation and warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against Persons that are expressly identified as Parties, and then only with respect to the specific obligations set forth herein with respect to the applicable Persons and (b) no Person who is not a Party to this Agreement, including any Affiliate or other Representative of any Party ("Non-Party Affiliate"), shall have any liability for any Liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of this Agreement or its negotiation or execution, and each Party waives and releases all such Liabilities against any Non-Party Affiliate. In the event that any provision of this Agreement provides that a Party shall cause its Affiliates or Representatives to take any action (or refrain from taking any action) or otherwise purports to be binding on such party's Affiliates or Representatives, such Party shall be liable for any breach of such provision by any such Affiliate or Representative. Section 9.8 Releases. (a) Except to the extent provided to the contrary in this Section 9.8(a), effective as of the Closing, each of the Transferred Entities (each, a "Releasor"), hereby releases, and from and after the Closing, Purchaser will cause each Transferred Entity to continue to release, Seller and each of its Affiliates (other than the Transferred Entities) (in their capacities as equityholders of the Transferred Entities) and their respective officers, directors and employees, acting in their capacities as such from any Liability, obligation or responsibility to any Releasor for any and all past actions or failures to take action prior to the Closing directly or indirectly relating to or arising out of the Business, the Retained Businesses or the operations and ownership of the Transferred Entities prior to the Closing. Notwithstanding the foregoing, each Releasor and its successors and assigns retains and does not release its rights and interests under this Agreement or the other Transaction Documents and any arrangements, understandings or Contracts set forth in Section 5.11 of the Disclosure Schedules. (b) Except to the extent provided to the contrary in this Section 9.8(b), effective as of the Closing, Seller, on behalf of itself and its Affiliates, hereby releases the Transferred Entities and their respective officers, directors and employees, acting in their capacities as such from any Liability, obligation or responsibility to any of them for any and all past actions or failures to take action prior to the Closing directly or indirectly relating to or arising out of the Business, the Retained Businesses, or the operations or ownership of the Transferred Entities prior to the Closing, except for any rights and interests under this Agreement or the other Transaction Documents and any arrangements, understandings or Contracts set forth in Section 5.11 of the Disclosure Schedules. Section 9.9 Specific Performance. (a) The Parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that a Party does not perform any provision of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof without proof of actual damages or the inadequacy of monetary relief, in addition to any other remedy to

106 which such Party is entitled in Law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other Party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. Any Party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such remedy. The foregoing is in addition to any other remedy to which any Party is entitled at Law, in equity or otherwise, including monetary damages. It is explicitly agreed that each Party shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing the other Party's obligations under this Agreement in accordance with the terms and conditions set forth herein. (b) Notwithstanding anything to contrary contained herein (including in Section 9.9(a)), Seller shall be entitled to specific performance against Purchaser of Purchaser's obligation to cause the Equity Investors to comply with their respective obligations under the Equity Commitment Letter (to the extent Seller is entitled to specific performance thereunder) and/or to cause Purchaser to consummate the Closing pursuant to Section 2.2, in each case, if and only if: (i) all of the conditions to Closing have been satisfied or waived (other than those conditions that by their nature only can be satisfied or waived at Closing, provided that each such condition would be satisfied or waived assuming a Closing would occur at such time) and remain satisfied or waived (other than those conditions that by their nature only can be satisfied or waived at Closing, provided that each such condition would be satisfied or waived assuming a Closing would occur at such time) through the time that the Closing occurs; (ii) Purchaser fails to consummate the Closing on or before the date on which the Closing should have occurred pursuant to Section 2.2; (iii) the Debt Financing has been funded in accordance with the terms of the Debt Commitment Letter or will be funded in accordance with the terms thereof at the Closing; and (iv) Seller has delivered to Purchaser a certificate irrevocably certifying that (A) as of the date the Closing was required to occur pursuant to Section 2.2, all of the conditions set forth in Section 7.1 and Section 7.3 were satisfied or waived (other than those conditions that by their nature only can be satisfied or waived at Closing, provided that each such condition is then capable of and would be satisfied or waived assuming a Closing would occur at such time), and all such conditions remain satisfied as of the date of such certification, or that Seller is irrevocably waiving any unsatisfied conditions set forth in Section 7.1 and Section 7.3 and (B) as of the date the Closing was required to occur pursuant to Section 2.2 Seller was ready, willing and able, and continues to be ready, willing and able, to consummate the Closing, and if specific performance is granted pursuant to this Section 9.9 and the Debt Financing and the Equity Financing is funded, the Closing will occur. (c) In no event shall Seller be entitled to receive a grant of specific performance to cause the Closing to occur pursuant to this Section 9.9 and the payment of the Reverse Termination Fee. Seller's acceptance of the Reverse Termination Fee shall terminate any right of Seller to injunctive relief or specific performance hereunder to cause the Closing to occur. Section 9.10 Governing Law and Jurisdiction. This Agreement and all claims, controversies or causes of action (whether at law or in equity, in contract or tort) that may be based on, arise out of or relate to this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the

107 application of the laws of any jurisdiction other than the State of Delaware. In addition, each Party (a) submits to the personal jurisdiction of the Chancery Courts of the State of Delaware and any appellate court hearing appeals therefrom, or in the event that such court declines jurisdiction over a particular matter or otherwise declines to adjudicate such matters, in any state or federal court sitting in Delaware, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any Proceeding relating to this Agreement or the Transaction or the other transactions contemplated hereby in any court other than the Chancery Courts of the State of Delaware, or in the event that such court declines jurisdiction over a particular matter or otherwise declines to adjudicate such matters, in any state or federal court sitting in Delaware. Each Party agrees that service of process upon such Party in any such Proceeding shall be effective if notice is given in accordance with Section 9.6. Section 9.11 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE BROUGHT BY OR AGAINST EITHER OF THEM AGAINST OR BY THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH OR THE ADMINISTRATION THEREOF OR THE TRANSACTION OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH OR THE ADMINISTRATION THEREOF OR THE TRANSACTION OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. NO PARTY HERETO WILL SEEK TO CONSOLIDATE ANY SUCH PROCEEDING IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER PROCEEDING IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 9.11. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 9.11 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. Section 9.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transaction and the other transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transaction and the other transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

108 Section 9.13 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more such counterparts have been signed by each Party and delivered (by email or otherwise) to the other Party. Signatures to this Agreement transmitted by electronic mail in "portable document format" format, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signatures. Section 9.14 Expenses. Whether or not the Closing is consummated, and except as expressly set forth otherwise in this Agreement, all costs, fees and expenses incurred in connection with this Agreement, the Transaction and the other transactions contemplated hereby shall be paid by the Party incurring such expense; provided, however, that Purchaser shall pay all filing fees of the Parties payable to any Governmental Entity in connection with any filings required under the HSR Act. Section 9.15 Interpretation; Absence of Presumption. It is understood and agreed that the specification of any dollar amount in the representations and warranties or covenants and agreements contained in this Agreement or the inclusion of any specific item in the Disclosure Schedules is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Disclosure Schedules in any dispute or controversy between the Parties as to whether any obligation, item or matter not described in this Agreement or included or not included in the Disclosure Schedules is or is not material for purposes of this Agreement. Nothing herein (for the avoidance of doubt, including the Disclosure Schedules) shall be deemed an admission by either Party or any of its Affiliates, in any Proceeding, that such Party or any such Affiliate, or any third party, is or is not in breach or violation of, or in default in, the performance or observance of any term or provisions of any Contract or any Law. For the purposes of this Agreement: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, Exhibit and Schedule are references to the Articles, Sections, Exhibits and Schedules to this Agreement unless otherwise specified; (c) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto and the words "date hereof" refer to the date of this Agreement; (d) references to "$" mean U.S. dollars; (e) the word "including" and words of similar import when used in this Agreement and the Transaction Documents mean "including, without limitation," unless otherwise specified; (f) the word "or" shall not be exclusive; (g) references to "written" or "in writing" include in electronic form; (h) the headings contained in this Agreement and the other Transaction Documents are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement and the other Transaction Documents; (i) Seller and Purchaser have each participated in the negotiation and drafting of this Agreement and the other Transaction Documents and if an ambiguity or question of interpretation should arise, this Agreement and the other Transaction Documents shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement or the other Transaction Documents; (j) a reference to any Person includes such Person's successors and permitted assigns; (k) any reference to "days" means calendar days unless Business Days are expressly specified;

109 (l)(x) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement including giving any notice, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day and (y) any notice given or action taken prior to 11:59 p.m. Eastern Time on any Business Day shall be deemed to have been given or taken (as applicable) on such Business Day; (m) "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if"; (n) any reference to a Law means such Law as amended from time to time and includes any successor legislation thereto and any rules and regulations promulgated thereunder; (o) any reference to a Contract or instrument means such Contract or instrument as amended, supplemented and modified from time to time, provided, that the foregoing shall not apply to any agreement, Contract, document or instrument referenced in the Disclosure Schedules unless the applicable amendment or modification is also referenced therein or made available to Purchaser, (p) the word "less" shall be construed to have the same meaning and effect as the word "minus"; (q) the phrases "commercially reasonable efforts," "reasonable efforts", "best efforts" and "reasonable best efforts" shall be deemed to have the same meaning; (r) a document shall be deemed to have been "made available" or "provided" to Purchaser if it was made continuously available to Purchaser or its Representatives for at least 48 hours prior to the signing of this Agreement in the "Project Dayton" electronic data room established by Seller and its Representatives in connection with the transactions contemplated hereby and hosted by Intralinks; and (s) the word "breach" means (A) in the context of a breach of a representation and warranty, that such representation and warranty is not true and correct and (B) in the context of a covenant of a Party hereto, that such Party has not complied with or performed such covenant. Section 9.16 Waiver of Conflicts Regarding Representation; Nonassertion of Attorney- Client Privilege. (a) Purchaser waives and will not assert, and agrees to cause its Affiliates, including, from and following the Closing, the Transferred Entities, to waive and not assert, any conflict of interest arising out of or relating to the representation, after the Closing (the "Post-Closing Representation"), of Seller or any of its Affiliates, or any shareholder, officer, employee or director of Seller or any of its Affiliates (any such Person, a "Designated Person"), in any matter involving this Agreement, the other Transaction Documents or any other agreements, the Transaction or any other transactions contemplated hereby or thereby, by any legal counsel currently representing any Designated Person in connection with this Agreement, the other Transaction Documents or any other agreements, the Transaction or any other transactions contemplated hereby or thereby, including Jones Day, Miller Thomson LLP, PotamitisVekris and Shipman & Goodwin LLP (any such representation, the "Current Representation"). (b) Purchaser waives and will not assert, and agrees to cause its Affiliates, including, from and following the Closing, the Transferred Entities, to waive and not assert, any attorney- client privilege with respect to any communication between Jones Day, Miller Thomson LLP, PotamitisVekris or Shipman & Goodwin LLP and any Designated Person (including with respect to any communication occurring at or prior to the Closing, the Business) occurring during the Current Representation (the "Privileged Communications") or in connection with any Post- Closing Representation, including in connection with a dispute with Purchaser or its Affiliates (including, following the Closing, any Transferred Entity), it being the intention of the Parties that

110 all such rights to such attorney-client privilege and to control such attorney-client privilege shall be retained by Seller and its Affiliates and that Seller, and not Purchaser or its Affiliates or the Transferred Entities, shall have the sole right to decide whether or not to waive any attorney-client privilege. From and after Closing, none of Purchaser or its Affiliates, including the Transferred Entities, shall have any access to any such Privileged Communications in the files of Jones Day, Miller Thomson LLP, PotamitisVekris or Shipman & Goodwin LLP, all of which shall be and remain the property of Seller and not of Purchaser or their Affiliates, including the Transferred Entities, and none of Purchaser or its Affiliates, including, following the Closing, the Transferred Entities, or any Person acting or purporting to act on their behalf shall seek to obtain the same by any process on the grounds that the attorney-client privilege attaching to such Privileged Communications belongs to Purchaser or its Affiliates, including, following the Closing, the Transferred Entities, or does not belong to Seller. Notwithstanding the foregoing, in the event that a dispute arises between Purchaser or its Affiliates, including, following the Closing, the Transferred Entities, on the one hand, and a third party other than Seller or its Affiliates, on the other hand, Purchaser or its Affiliates, including, following the Closing, the Transferred Entities, may seek to prevent the disclosure of the Privileged Communications to such third party and request that Seller not permit such disclosure, and Seller shall consider such request in good faith. Section 9.17 Certain Financing Provisions. Notwithstanding anything in this Agreement to the contrary, each Party on behalf of itself, and each of their respective Affiliates hereby: (a) agrees that any Proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources, arising out of or relating to, this Agreement or the Debt Financing shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each Party irrevocably submits itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such court; (b) agrees that any such Proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in any agreement relating to the Debt Financing and except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in the Debt Commitment Letter or in any definitive documentation related to the Debt Financing that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the law of the State of Delaware); (c) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any Proceeding brought against the Debt Financing Sources in any way arising out of or relating to, this Agreement or the Debt Financing; (d) agrees that none of the Debt Financing Sources will have any liability to Seller or any of its Affiliates (for the avoidance of doubt, not including Purchaser and its Subsidiaries or their respective Affiliates) relating to or arising out of this Agreement or the Debt Financing (subject to the last sentence of this Section 9.17); and (e) agrees that, notwithstanding Section 9.5, the Debt Financing Sources are express third party beneficiaries of, and may enforce, any of the provisions of this Section 9.17, and that this Section 9.17 may not be amended in a manner materially adverse to the Debt Financing Sources without the written consent of the Debt Financing Sources (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, nothing in this Section 9.17 shall in any way limit or modify the rights and obligations of Purchaser under this Agreement, or any of the Debt Financing Sources' obligations under the Debt Commitment Letter

111 or under any definitive documentation related to the Debt Financing, or the rights of Seller and its Affiliates against the Debt Financing Sources with respect to the Debt Financing or any of the transactions contemplated thereby or any services thereunder following the Closing Date. Section 9.18 Disclosure Schedules. The Disclosure Schedules, and all schedules and attachments attached thereto, and all Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any capitalized terms used in any Exhibit or in the Disclosure Schedules but not otherwise defined therein shall be defined as set forth in this Agreement and Section 9.15 shall apply to the Disclosure Schedules. Any information, item or other disclosure set forth in any Section of the Disclosure Schedules shall be deemed to be disclosed with respect to the corresponding Section of this Agreement and to any other Section of this Agreement (or to have been set forth in any other Section of the Disclosure Schedules), if the relevance and applicability of such disclosure to such other Section is reasonably apparent on its face notwithstanding the omission of a reference or a cross-reference with respect thereto and notwithstanding any reference to a Section of the Disclosure Schedules in such Section of this Agreement. Disclosure of any fact or item in the Disclosure Schedules shall not necessarily mean that such fact or item is material and shall not affect the interpretation of such term for the purposes of this Agreement. It may be that certain facts and items disclosed in the Disclosure Schedules are not material and are not required to be disclosed pursuant to the terms of this Agreement. Such facts and items are being disclosed for informational purposes only. No disclosure in the Disclosure Schedules relating to a possible breach or violation of any Contract or Law shall be construed as an admission or indication to any third party that a breach or violation exists or has actually occurred. Section 9.19 Currency Adjustments. For purposes of calculating the Closing Working Capital, the Closing Cash Amounts, the Closing Indebtedness and the Closing Transaction Expenses (and, for the avoidance of doubt, the final determination of each such calculation pursuant to the terms hereof), any amounts that are not denominated in U.S. dollars will be determined in U.S. dollars using the applicable currency exchange rate reported by Bloomberg for the close of business in the United States on the date that such calculation is made in reference to (e.g., the Closing Date in respect of the Closing Working Capital, the Closing Cash Amounts, the Closing Indebtedness and the Closing Transaction Expenses). Any other amounts required to be paid by any Party not denominated in U.S. dollars will be converted to the U.S. dollars equivalent of such non-U.S. dollars amount using the applicable currency exchange rate reported by Bloomberg for the close of business in the United States on the date that is one Business Day prior to the required payment date. Section 9.20 Specified Coverage. Seller shall indemnify Purchaser and its Affiliates (including after the Closing, the Transferred Entities) in respect of certain Losses arising out of the specific matters set forth on Section 9.20 of the Disclosure Schedules, subject to the terms and conditions set forth on Section 9.20 of the Disclosure Schedules. [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above. STERIS CORPORATION By: /s/ Michael J. Tokich Name: Michael J. Tokich Title: Senior Vice President and Chief Financial Officer

HUFRIEDY GROUP HOLDING LLC By: /s/ Spencer Moore Name: Spencer Moore Title: Authorized Signatory

HU-FRIEDY MFG. CO., LLC, solely for the purpose of Section 2.10 By: /s/ Michael J. Tokich Name: Michael J. Tokich Title: Senior Vice President and Chief Financial Officer

CROSSTEX INTERNATIONAL, INC., solely for the purpose of Section 2.10 By: /s/ Michael J. Tokich Name: Michael J. Tokich Title: Senior Vice President and Chief Financial Officer